                                                                       EXHIBIT 1

                                                                  CONFORMED COPY







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                               CREDIT AGREEMENT

                                     among

                            GRAPHIC HOLDINGS, INC.,

                         GRAPHIC CONTROLS CORPORATION,

                         VARIOUS LENDING INSTITUTIONS,

                      THE FIRST NATIONAL BANK OF CHICAGO

                                      and

                      FLEET BANK OF MASSACHUSETTS, N.A.,

                                 AS CO-AGENTS,

                                CHEMICAL BANK,

                                   AS AGENT


                     ____________________________________

                      Dated as of September 28, 1995, as
                         amended and restated through
                               February 29, 1996
                     ____________________________________

                                 $179,937,500



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

                               TABLE OF CONTENTS

                                                                    Page


SECTION 1. Amount and Terms of Credit..................................1
     1.1   Commitment..................................................1
     1.2   Minimum Borrowing Amounts, etc. ............................3
     1.3   Notice of Borrowing.........................................3
     1.4   Disbursement of Funds.......................................3
     1.5   Notes.......................................................4
     1.6   Conversions.................................................5
     1.7   Pro Rata Borrowings.........................................5
     1.8   Interest....................................................5
     1.9   Interest Periods............................................6
     1.10  Increased Costs, Illegality, etc. ..........................7
     1.11  Compensation................................................8
     1.12  Change of Lending Office....................................8
     1.13  Replacement of Lenders......................................9

SECTION 2. Letters of Credit...........................................9
     2.1   Letters of Credit...........................................9
     2.2   Minimum Stated Amount..................................... 10
     2.3   Letter of Credit Requests; Notices of Issuance............ 10
     2.4   Agreement to Repay Letter of Credit Drawings.............. 10
     2.5   Letter of Credit Participations........................... 10
     2.6   Increased Costs........................................... 12
     2.7   Existing Letters of Credit................................ 12

SECTION 3. Fees; Commitments......................................... 12
     3.1   Fees...................................................... 12
     3.2   Voluntary Reduction of Commitments........................ 13
     3.3   Mandatory Adjustments of Commitments, etc. ............... 13

SECTION 4. Payments.................................................. 13
     4.1   Voluntary Prepayments..................................... 13
     4.2   Mandatory Prepayments..................................... 14
     4.3   Method and Place of Payment............................... 17
     4.4   Net Payments.............................................. 18

SECTION 5. Conditions Precedent...................................... 20
     5.1   Conditions Precedent to Initial Borrowing Date............ 20
     5.2   Conditions Precedent to Additional Borrowing Date......... 24
     5.3   Conditions Precedent to All Credit Events................. 29

SECTION 6. Representations, Warranties and Agreements................ 29
     6.1   Corporate Status.......................................... 29
     6.2   Corporate Power and Authority............................. 30
     6.3   No Violation.............................................. 30
     6.4   Litigation................................................ 30
     6.5   Use of Proceeds; Margin Regulations....................... 30
     6.6   Governmental Approvals.................................... 31
     6.7   Investment Company Act.................................... 31
     6.8   Public Utility Holding Company Act........................ 31
     6.9   True and Complete Disclosure.............................. 31
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                                                                    Page
                                                                    ----

     6.10  Financial Condition; Financial Statements................. 31
     6.11  Security Interests........................................ 33
     6.12  Representations and Warranties in Documents............... 33
     6.13  Consummation of Merger; Issuance of Subordinated Notes;
             Consummation of Devon Acquisition....................... 34
     6.14  Tax Returns and Payments.................................. 34
     6.15  Compliance with ERISA..................................... 34
     6.16  Subsidiaries.............................................. 35
     6.17  Intellectual Property..................................... 35
     6.18  Pollution and Other Regulations........................... 35
     6.19  Properties................................................ 36
     6.20  Collective Bargaining Agreements.......................... 36
     6.21  Holding Company Status.................................... 36

SECTION 7. Affirmative Covenants..................................... 36
     7.1   Information Covenants..................................... 36
              (a)  Annual Financial Statements....................... 36
              (b)  Quarterly Financial Statements.................... 37
              (c)  Budgets; etc. .................................... 37
              (d)  Officer's Certificates............................ 37
              (e)  Notice of Default or Litigation................... 37
              (f)  Auditors' Reports................................. 37
              (g)  Borrowing Base Certificate;
                     Total Availability Certificate.................. 37
              (h)  Other Information................................. 38
     7.2   Books, Records and Inspections............................ 38
     7.3   Maintenance of Insurance.................................. 38
     7.4   Payment of Taxes.......................................... 38
     7.5   Consolidated Corporate Franchises......................... 39
     7.6   Compliance with Laws, Statutes, etc. ..................... 39
     7.7   ERISA; FDA................................................ 39
     7.8   Good Repair............................................... 39
     7.9   End of Fiscal Years; Fiscal Quarters...................... 40
     7.10  Use of Proceeds........................................... 40
     7.11  Additional Security; Further Assurances................... 40
     7.12  Interest Rate Agreements.................................. 41

SECTION 8. Negative Covenants........................................ 41
     8.1   Changes in Business....................................... 41
     8.2   Consolidation, Merger, Sale or Purchase of Assets, etc. .. 41
     8.3   Liens..................................................... 42
     8.4   Indebtedness.............................................. 44
     8.5   Capital Expenditures...................................... 45
     8.6   Advances, Investments and Loans........................... 45
     8.7   Leases.................................................... 46
     8.8   Prepayments of Indebtedness; Amendments to Documents, etc. 46
     8.9   Dividends, etc. .......................................... 47
     8.10  Transactions with Affiliates.............................. 48
     8.11  Consolidated Net Worth.................................... 49
     8.12  Debt Service Coverage Ratio............................... 49
     8.13  Cash Interest Coverage Ratio.............................. 49
     8.14  Leverage Ratio............................................ 49
     8.15  Current Ratio............................................. 50
     8.16  Issuance of Stock......................................... 50
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                                                                    Page
                                                                    ----

SECTION 9. Events of Default......................................... 50
     9.1   Payments.................................................. 50
     9.2   Representations etc. ..................................... 50
     9.3   Covenants................................................. 50
     9.4   Default Under Other Agreements............................ 51
     9.5   Bankruptcy, etc. ......................................... 51
     9.6   ERISA..................................................... 51
     9.7   Security Documents........................................ 51
     9.8   Guaranty.................................................. 52
     9.9   Judgments................................................. 52
     9.10  Subordination Provisions.................................. 52

SECTION 10. Definitions.............................................. 52

SECTION 11. The Agent and Co-Agents.................................. 76
     11.1  Appointment............................................... 76
     11.2  Delegation of Duties...................................... 76
     11.3  Exculpatory Provisions.................................... 76
     11.4  Reliance by Agent and Co-Agents........................... 77
     11.5  Notice of Default......................................... 77
     11.6  Non-Reliance on Agent, Co-Agents and Other Lenders........ 77
     11.7  Indemnification........................................... 77
     11.8  The Agent and Co-Agents in their Individual Capacity...... 78
     11.9  Successor Agent........................................... 78

SECTION 12. Miscellaneous............................................ 78
     12.1  Payment of Expenses, etc. ................................ 78
     12.2  Right of Setoff........................................... 79
     12.3  Notices................................................... 79
     12.4  Benefit of Agreement...................................... 79
     12.5  No Waiver; Remedies Cumulative............................ 81
     12.6  Payments Pro Rata......................................... 81
     12.7  Calculations; Computations................................ 81
     12.8  Governing Law; Submission to Jurisdiction; Venue; Waiver
           of Jury Trial............................................. 82
     12.9  Counterparts.............................................. 82
     12.10 Effectiveness............................................. 82
     12.11 Headings Descriptive...................................... 83
     12.12 Amendment or Waiver....................................... 83
     12.13 Survival.................................................. 83
     12.14 Domicile of Loans......................................... 83
     12.15 Confidentiality........................................... 83
     12.16 Release of Liens and Guarantees........................... 84
     12.17 Pre-Closing Funding Arrangements.......................... 84

SECTION 13. Guaranty................................................. 84
     13.1  The Guaranty.............................................. 84
     13.2  Bankruptcy................................................ 85
     13.3  Nature of Liability....................................... 85
     13.4  Independent Obligation.................................... 85
     13.5  Authorization............................................. 85
     13.6  Reliance.................................................. 85
     13.7  Subordination............................................. 85
     13.8  Waiver.................................................... 85
     13.9  Limitation on Enforcement................................. 86

ANNEXES:

1.1       Commitments and Addresses
2.7       Existing Letters of Credit
5.1(i)    Preferred Stock
5.1(l)    Mortgaged Properties
5.2(i)    Preferred Stock
6.4       Litigation
6.16      Subsidiaries
6.18      Environmental Matters
6.19      Real Property
6.20      Collective Bargaining Agreements
7.1(d)    Adjustments
7.3       Insurance
8.3(d)    Existing Liens
8.4(e)    Existing Indebtedness
8.4(f)    Interest Rate Agreements
8.6(d)    Existing Investments
8.10      Affiliate Transactions
10        Devon EBITDA Adjustments


EXHIBITS FOR INITIAL BORROWING DATE:

A         Form of Notice of Borrowing
B-1       Form of Tranche A Term Note
B-2       Form of Tranche B Note
B-3       Form of Revolving Note
B-4       Form of Swingline Note
B-5       Form of Qualified Non-U.S. Lender Note
C         Form of Letter of Credit Request
D         Form of Assignment Agreement
E         Form of Officers' Certificate
F         Form of Exemption Certificate
G         Form of Opinion of Counsel
H-1       Form of Holdings Pledge Agreement
H-2       Form of Borrower Pledge Agreement
H-3       Form of Subsidiary Guarantor Pledge Agreement
I-1       Form of Holdings Security Agreement
I-2       Form of Borrower Security Agreement
I-3       Form of Subsidiary Security Agreement
J         Form of Subsidiary Guaranty
K-1       Form of Borrowing Base Certificate
K-2       Form of Total Availability Certificate
L         Form of Officer's Solvency Certificate
M         Form of Mortgage

EXHIBITS FOR ADDITIONAL BORROWING DATE:

N         Form of Opinion of Cravath, Swaine & Moore
O         Form of Officers' Certificate
P-1       Form of Supplement No. 1 to Holdings Pledge Agreement
P-2       Form of Amendment to Borrower Pledge Agreement
Q-1       Form of Supplement No. 1 to Holdings Security Agreement
Q-2       Form of Supplement No. 1 to Borrower Security Agreement
Q-3       Form of Supplement No. 1 to Subsidiary Security Agreement
Q-4       Form of Supplement No. 1 to Subsidiary Security Agreement
Q-5       Form of Devon Subsidiary Security Agreement
R-1       Form of Supplement No. 1 to Subsidiary Guaranty
R-2       Form of Supplement No. 1 to Subsidiary Guaranty
R-3       Form of Devon Subsidiary Guaranty
S-1       Form of Supplement No. 1 to Patent Security Agreement
S-2       Form of Devon Subsidiary Patent Security Agreement
T-1       Form of Supplement No. 1 to Trademark Security Agreement
T-2       Form of Devon Subsidiary Trademark Security Agreement
U         Form of Amendment to Mortgage on the Mortgaged Properties
V         Form of Officer's Solvency Certificate

            CREDIT AGREEMENT, dated as of September 28, 1995, as amended and restated through February 29, 1996, among GRAPHIC HOLDINGS, INC. ("Holdings"), a Delaware corporation, GRAPHIC CONTROLS CORPORATION (the "Borrower"), a New York corporation, the lending and other financial institutions listed from time to time on Annex 1.1 hereto (each a "Lender" and, collectively, the "Lenders"), THE FIRST NATIONAL BANK OF CHICAGO, as successor to NBD BANK and FLEET BANK OF MASSACHUSETTS, N.A., as co-agents (the "Co-Agents"), and CHEMICAL BANK, a New York banking corporation, as agent (the "Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                           W I T N E S S E T H:
                           -------------------


            WHEREAS, Holdings, the Borrower, the Lenders (the "Original Lenders") party to this Agreement on February 29, 1996, the Co-Agents and the Agent are parties to the Credit Agreement dated as of September 28, 1995 and as in effect immediately prior to the effectiveness of this Agreement (the "Original Credit Agreement");

            WHEREAS, the parties to the Original Credit Agreement wish to amend and restate the Original Credit Agreement pursuant to this Agreement in order, inter alia, to increase the Tranche A Term Facility by $15,000,000 and
----- ----
the Tranche B Term Facility by $52,500,000 and for any other revisions reasonably necessary or incidental thereto; and

            WHEREAS, the parties hereto have elected to amend and restate the Original Credit Agreement pursuant to this Agreement rather than amend the Original Credit Agreement or enter into a new credit agreement for their convenience and intend that all indebtedness, obligations and liens created under the Original Credit Agreement and the other Loan Documents be continued hereunder and thereunder and remain in full force and effect and not be discharged, paid, satisfied or cancelled;


            NOW, THEREFORE, IT IS AGREED:

            SECTION 1.  Amount and Terms of Credit.
                        --------------------------

            1.1  Commitment.  Subject to and upon the terms and conditions
                 ----------
herein set forth, each Lender severally agrees to make a loan or loans (each a "Loan" and, collectively, the "Loans") to the Borrower, which Loans shall be drawn, to the extent such Lender has a Commitment under such Facility, under the Term Facilities, the Revolving Facility and the Swingline Facility, as set forth below:

            (a)(i) Loans under the Initial Tranche A Term Facility (each an "Initial Tranche A Term Loan" and, collectively, the "Initial Tranche A Term Loans") (x) shall be made pursuant to a single borrowing which shall be on the Initial Borrowing Date and (y) shall not exceed in aggregate principal amount for any Lender at the time of incurrence thereof the Initial Tranche A Term Commitment, if any, of such Lender. Once repaid, Initial Tranche A Term Loans borrowed hereunder may not be reborrowed.

            (ii) Loans under the Additional Tranche A Term Facility (each an "Additional Tranche A Term Loan" and, collectively, the "Additional Tranche A Term Loans") (x) shall be made pursuant to a single borrowing which shall be on the Additional Borrowing Date and (y) shall not exceed in aggregate principal amount for any Lender at the time of incurrence thereof the Additional Tranche A Term Commitment, if any, of such Lender. Once repaid, Additional Tranche A Term Loans borrowed hereunder may not be reborrowed.

            (b) (i) Loans under the Initial Tranche B Term Facility (each an "Initial Tranche B Term Loan" and, collectively, the "Initial Tranche B Term Loans") (x) shall be made pursuant to a single borrowing which shall be on the Initial Borrowing Date and (y) shall not exceed in aggregate principal amount for any Lender at the time of incurrence thereof the Initial Tranche B Term Commitment, if any, of such Lender. Once repaid, Initial Tranche B Term Loans borrowed hereunder may not be reborrowed.

            (ii) Loans under the Additional Tranche B Term Facility (each an "Additional Tranche B Term Loan" and, collectively, the "Additional Tranche B Term Loans") (x) shall be made pursuant to a single borrowing which shall be on the Additional Borrowing Date and (y) shall not exceed in aggregate principal amount for any Lender at the time of incurrence thereof the Additional Tranche B Term Commitment, if any, of such Lender. Once repaid, Additional Tranche B Term Loans borrowed hereunder may not be reborrowed.

            (c) Loans under the Revolving Facility (each a "Revolving Loan" and, collectively, the "Revolving Loans"), (i) shall be made at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Facility Final Maturity Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Revolving Loans made as part of the same Borrowing
      --------
      shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's Revolving Percentage and
      (y) the sum of (I) the aggregate amount of Letter of Credit Outstandings at such time and (II) the aggregate principal amount of all Swingline
                   ---
      Loans then outstanding, equals the Revolving Commitment of such Lender at such time and (v) shall not exceed in aggregate principal amount at any time outstanding, when added to the sum of (x) the aggregate amount of Letters of Credit Outstandings at such time and (y) the aggregate principal amount of all Swingline Loans then outstanding, the lesser of the Total Availability and the Total Revolving Commitment.

            (d) Subject to and upon the terms and conditions herein set forth, Chemical in its individual capacity agrees, at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, to make a loan or loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) shall not exceed at any time outstanding the Swingline Commitment, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with (x) the aggregate principal amount of all Revolving Loans then outstanding and (y) all Letter of Credit Outstandings at such time, the lesser of the Total Availability and the Total Revolving Commitment then in effect, and (iv) may be repaid and reborrowed in accordance with the provisions hereof. On the Swingline Expiry Date, all Swingline Loans shall be repaid in full. Chemical shall not make any Swingline Loan after receiving a written notice from the Borrower or any Lender stating that a Default or an Event of Default exists and is continuing until such time as Chemical shall have received written notice of (i) rescission of all such notices from the party or parties originally delivering such notice (which notice of rescission such Person or Persons shall give to Chemical promptly upon the discontinuance of such Default or Event of Default) or (ii) the waiver of such Default or Event of Default in accordance with this Agreement. Also, Chemical shall have no obligation to make any Swingline Loan in the event a Lender Default exists unless Chemical has entered into arrangements satisfactory to it and the Borrower to eliminate Chemical's risk with respect to any such Defaulting Lender's or Lenders' obligations to fund Mandatory Borrowings, including by collateralizing such Defaulting Lender's or Lenders' Revolving Percentages of the Swingline Loans outstanding from time to time. On any Business Day, Chemical may, in its sole discretion, give notice to the Lenders that all then outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of an Event of Default under Section 9.5), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Lenders with a Revolving Commitment pro rata based on each
                                              --- ----
      such Lender's Revolving Percentages and the proceeds thereof shall be applied directly to Chemical to repay such outstanding Swingline Loans. Each Lender with a Revolving Loan Commitment hereby irrevocably agrees to make such Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified to it in writing by Chemical notwithstanding

      (i) that the amount of the Mandatory Borrowing may not comply with the minimum amount for a Borrowing specified in Section 1.2, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) the date of such Mandatory Borrowing and (iv) any reduction in the Total Revolving Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each Lender with a Revolving Commitment hereby agrees that it shall forthwith purchase from Chemical (without recourse or warranty), by assignment, such outstanding Swingline Loans as shall be necessary to cause such Lenders to share in such Swingline Loans ratably based upon their respective Revolving Percentages, provided that all interest
                                              --------
      payable on such Swingline Loans shall be for the account of Chemical until the date the respective purchase is made and, to the extent attributable to such purchase, shall be payable to such Lender purchasing same from and after such date of purchase.

            1.2  Minimum Borrowing Amounts, etc.  The aggregate principal
                 -------------------------------
amount of each Borrowing under a Facility shall not be less than the Minimum Borrowing Amount for such Facility (except that Mandatory Borrowings shall be made in the amounts required by Section 1.1(d)). More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding
                        --------
more than eleven Borrowings of Eurodollar Loans.

            1.3  Notice of Borrowing.  (a) Whenever the Borrower desires to
                 -------------------
incur Loans under any Facility (other than the Swingline Facility and any Mandatory Borrowings), it shall give the Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each a "Notice of Borrowing") shall be in the form of Exhibit A and shall be irrevocable and shall specify
(i) the Facility pursuant to which such Borrowing is being made, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing,
(iii) the date of Borrowing (which shall be a Business Day) and (iv) whether the respective Borrowing shall consist of Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Additional Tranche A Term Loans and Additional Tranche B Term Loans shall be made initially as Base Rate Loans. The Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

            (b) Whenever the Borrower desires to incur Swingline Loans hereunder, it shall give the Agent no later than 12:00 Noon (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of such incurrence. Each such notice shall be irrevocable and specify in each case (i) the date of Borrowing (which shall be a Business Day) and (ii) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing. The Agent shall promptly give Chemical written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Swingline Loans and of the other matters covered by the Notice of Borrowing.

            (c) Mandatory Borrowings shall be made upon the notice specified in Section 1.1(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section.

            (d) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Agent in good faith to be from an Authorized Officer of the Borrower as a person entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

            1.4  Disbursement of Funds.  (a) No later than 1:00 P.M. (2:00
                 ---------------------
P.M. in the case of Swingline Loans) (New York time) on the date specified in each Notice of Borrowing, each Lender with a Commitment under the respective Facility will make available its pro rata share of each
                                                --- ----
Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Agent in U.S. dollars and immediately available funds at the Payment Office and the Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Agent its portion of the Borrowing or Borrowings to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date of Borrowing, and the Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender and the Agent has made available same to the Borrower, the Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.8, for the respective Loans.

            (b) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

            1.5  Notes. (a) The Borrower's obligation to pay the principal
                 -----
of, and interest on, the Loans made to it by each Lender shall be evidenced (i) if Tranche A Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each a "Tranche A Term Note" and, collectively, the "Tranche A Term Notes"), (ii) if Tranche B Term Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "Tranche B Term Note" and collectively, the "Tranche B Term Notes"; together with the Tranche A Term Notes, the "Term Notes"), (iii) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and (iv) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-4, with blanks appropriately completed in conformity herewith (the "Swingline Note").

            (b) The Tranche A Term Note issued to each Lender with a Tranche A Term Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Additional Borrowing Date, (iii) be in a stated principal amount equal to (x) the Initial Tranche A Term Loans made by such Lender outstanding on the Additional Borrowing Date plus (y) the
                                                         ----
Additional Tranche A Term Loans made by such Lender on the Additional Borrowing Date, and be payable in the principal amount of Tranche A Term Loans evidenced thereby, (iv) mature on the Tranche A Term Facility Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.8 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.2 and
(vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (c) The Tranche B Term Note issued to each Lender with a Tranche B Term Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Additional Borrowing Date, (iii) be in a stated principal amount equal to (x) the Initial Tranche B Term Loans made by such Lender outstanding on the Additional Borrowing Date plus (y) the
                                                         ----
Additional Tranche B Term Loans made by such Lender on the Additional Borrowing Date, and be payable in the principal amount of Tranche B Term Loans evidenced thereby, (iv) mature on the Tranche B Term Facility Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.8 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.2 and
(vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (d) The Revolving Note issued to each Lender with a Revolving Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Commitment of such Lender and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Facility Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.8 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.2 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (e) The Swingline Note issued to Chemical shall (i) be payable to the order of Chemical and be dated the Initial Borrowing Date, (ii) be in a stated principal amount equal to the Swingline Commitment and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby, (iii) mature on the Swingline Expiry Date, (iv) bear interest as provided in the appropriate clause of Section 1.8 in respect of the Base Rate Loans evidenced thereby, (v) be subject to mandatory prepayment as provided in Section 4.2 and
(vi) be entitled to the benefits of this Agreement and the other Credit
Documents.

            (f) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of its Note, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans.

            1.6  Conversions.  The Borrower shall have the option to
                 -----------
convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans owing pursuant to a single Facility (other than under the Swingline Facility, with all Swingline Loans to at all times be maintained as Base Rate Loans) into a Borrowing or Borrowings pursuant to such Facility of another Type of Loan, provided that (i) except as otherwise provided in Section 1.10(b),
--------
Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) Borrowings of Eurodollar Loans resulting from this Section 1.6 shall be limited in numbers as provided in Section 1.2. Each such conversion shall be effected by the Borrower giving the Agent at its Notice Office, prior to 12:00 Noon (New York time), at least three Business Days' (or one Business Day's, in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans. Notwithstanding the foregoing or the provisions of
Section 1.9, if a Default under Section 9.1 or an Event of Default is in existence at the time any Interest Period in respect of any Borrowing of Eurodollar Loans is to expire and the Agent or the Required Lenders have determined that a continuation of Eurodollar Loans as such is not appropriate, such Loans may not be continued as Eurodollar Loans but instead shall be automatically converted on the last day of such Interest Period into Base Rate Loans.

            1.7  Pro Rata Borrowings.  All Borrowings of Loans under this
                 -------------------
Agreement shall be made by the Lenders pro rata on the basis of their
                                       --- ----
Initial Tranche A Term Commitments, Additional Tranche A Term Commitments, Initial Tranche B Term Commitments, Additional Tranche B Term Commitments or Revolving Commitments, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

            1.8  Interest.  (a) The unpaid principal amount of each Base
                 --------
Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Base Rate Margin plus the Base Rate in effect from time to time.

            (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Eurodollar Margin plus the relevant Eurodollar Rate.

            (c) All overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall bear interest at a rate per annum equal to the Base Rate in effect from time to time plus the sum of (i) 2% and (ii) the Applicable Base Rate Margin, provided that each Eurodollar Loan shall bear interest after
             --------
maturity (whether by acceleration or otherwise) until the end of the Interest Period then applicable thereto at a rate per annum equal to 2% in excess of the rate of interest applicable thereto at maturity.

            (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, commencing December, 1995, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period of six months, on the date occurring three months after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment or conversion (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (e) All computations of interest hereunder shall be made in accordance with Section 12.7(b).

            (f) The Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Lenders thereof.

            1.9  Interest Periods.  (a) At the time the Borrower gives a
                 ----------------
Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, it shall have the right to elect by giving the Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above and subject to the last sentence of Section 1.6,:

             (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

            (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

           (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would
                               --------
      otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (iv) no Interest Period shall extend beyond the applicable Final Maturity Date;

             (v) no Interest Period with respect to any Borrowing of Term Loans may be elected that would extend beyond any date upon which a Scheduled Repayment in respect of such Term Loans is required to be made if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term Loans maintained as Eurodollar Loans with Interest Periods ending after such date would exceed the aggregate principal amount of Term Loans permitted to be outstanding after such Scheduled Repayment; and

            (vi) no Interest Period may be elected at any time when a Default under Section 9.1 or an Event of Default is then in existence.

            (b) If upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10  Increased Costs, Illegality, etc.  (a) In the event that
                  ---------------------------------
(x) in the case of clause (i) below, the Agent or (y) in the case of clauses
(ii) and (iii) below, any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

             (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of any change since the Effective Date in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate); or

           (iii) at any time, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order (or interpretation or application thereof);

then, and in any such event, such Lender (or the Agent in the case of clause
(i) above) shall (x) on such date and (y) within ten Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Lenders). Thereafter
(x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Base Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause
(iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii)
the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, by giving the Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 1.10(a)(ii) or (iii), cancel said Borrowing or convert the related Notice of Borrowing into one requesting a Borrowing of Base Rate Loans, or (ii) if the affected Eurodollar Loan is then outstanding, upon at least one Business Day's notice to the Agent, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan, provided that if
                                                         --------
more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

            (c) If any Lender shall have determined that after the Effective Date, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount deemed by such Lender to be material the rate of return on such Lender's capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this
Section 1.10(c) upon the subsequent receipt of such notice.

            (d) Notwithstanding any other provision of Section 1.10 or 2.6, no Lender shall demand compensation for any increased cost or reduction or other amount referred to above or in Section 2.6 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements.

            1.11  Compensation.  (a)  The Borrower shall compensate each
                  ------------
Lender, upon its written request (which request shall set forth the basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b).

            (b) Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 1.10, 2.6 or 4.4 is given by any Lender more than 60 days after such Lender obtained, or reasonably should have obtained, knowledge of the occurrence of the event giving rise to the additional costs of the type described in such Section, such Lender shall not be entitled to compensation under Section 1.10, 2.6 or 4.4 for any amounts incurred or accruing prior to the giving of such notice to the Borrower.

            1.12  Change of Lending Office.  Each Lender agrees that, upon
                  ------------------------
the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii) or 4.4 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such
       --------
Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 1.10 or 4.4.

            1.13  Replacement of Lenders.  If any Lender is owed increased
                  ----------------------
costs or additional amounts, or the Borrower receives notice from any Lender or the Agent, under Section 1.10, 2.6 or 4.4, or any Lender becomes a Defaulting Lender, then the Borrower shall have the right, unless such Lender has theretofore removed or cured the conditions which resulted in the obligation to pay such increased costs or additional amounts or which caused it to be a Defaulting Lender, to replace in its entirety such Lender (the "Replaced Lender"), on ten Business Days' prior written notice to the Agent and such Replaced Lender, with one or more other Eligible Transferee or Transferees (collectively, the "Replacement Lender") reasonably acceptable to the Agent (which acceptance shall not be unreasonably withheld); provided, that: (i)
                                                       --------
at the time of any replacement pursuant to this Section 1.13, the Replaced Lender and the Replacement Lender shall enter into one or more Assignment Agreements, substantially in the form of Exhibit D (appropriately completed), pursuant to which the Replacement Lender shall acquire all of the Commitment and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum of (a) an amount equal to the principal of, and all accrued but unpaid interest on, all outstanding Loans of the Replaced Lender and (b) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to
Section 3.1 and (c) any other amounts payable to the Replaced Lender under this Agreement (including, without limitation, amounts payable under Section 1.11) and (ii) a Defaulting Lender shall be a Replaced Lender only to the extent permitted by law. Upon the execution of the respective assignment documentation, the payment of amounts referred to in the preceding sentence and, if so requested by the Replacement Lender, delivery to the Replacement Lender of appropriate Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender.

            SECTION 2.  Letters of Credit.
                        -----------------

            2.1  Letters of Credit.  (a) Subject to and upon the terms and
                 -----------------
conditions herein set forth, the Borrower may request the Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Facility Final Maturity Date to issue, for the account of the Borrower and in support of (i) obligations of the Borrower and/or its Subsidiaries, contingent or otherwise, incurred in the ordinary course of their respective businesses and (ii) such other obligations of the Borrower and/or its Subsidiaries to any other Person that are reasonably acceptable to the Agent, and subject to and upon the terms and conditions herein set forth the Letter of Credit Issuer agrees to issue from time to time, irrevocable letters of credit in such form as may be approved by the Letter of Credit Issuer and the Agent (each such letter of credit, and each letter of credit described in Section 2.7, a "Letter of Credit" and collectively, the "Letters of Credit").

            (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to or at the time of, the issuance of the relevant Letter of Credit) at such time, would exceed either (x) $10,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, an amount equal to the Total Revolving Commitment at such time (after giving effect to any reductions to the Total Revolving Commitment on such date), (ii) no Letter of Credit shall be issued the Stated Amount of which, when added to (x) the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to or at the time of, the issuance of the relevant Letter of Credit) at such time and (y) the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, would exceed an amount equal to the Total Availability at such time, and (iii) each Letter of Credit shall have an expiry date occurring not later than one year after such Letter of Credit's date of issuance although any Letter of Credit may be automatically renewable for successive periods of up to 12 months, but not beyond the fifth Business Day next preceding the Revolving Facility Final Maturity Date, on terms acceptable to the Agent and the Letter of Credit Issuer and in no event shall any Letter of Credit have an expiry date occurring later than the fifth Business Day next preceding the Revolving Facility Final Maturity Date.

            (c) Notwithstanding the foregoing, in the event a Lender Default exists, the Letter of Credit Issuer shall not be required to issue any Letter of Credit unless the Letter of Credit Issuer has entered into arrangements satisfactory to it and the Borrower to eliminate the Letter of Credit Issuer's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' Revolving Percentage of the Letter of Credit Outstandings.

            2.2  Minimum Stated Amount.  The initial Stated Amount of each
                 ---------------------
Letter of Credit shall be not less than $10,000 or such lesser amount acceptable to the Agent and the Letter of Credit Issuer.

            2.3  Letter of Credit Requests; Notices of Issuance.  (a)
                 ----------------------------------------------
Whenever it desires that a Letter of Credit be issued, the Borrower shall give the Agent and the Letter of Credit Issuer written notice (including by way of telecopier) in the form of Exhibit C thereof prior to 1:00 P.M. (New York time) at least five Business Days (or such shorter period as may be acceptable to the Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) (each a "Letter of Credit Request"), which Letter of Credit Request shall include an application for such Letter of Credit and any other documents that the Letter of Credit Issuer customarily requires in connection therewith. The Agent shall promptly notify each Lender of each Letter of Credit Request.

            (b) The Letter of Credit Issuer shall, on the date of each issuance of a Letter of Credit by it, give the Agent, each Lender and the Borrower written notice of the issuance of such Letter of Credit, accompanied by a copy to the Agent of the Letter of Credit or Letters of Credit issued by it.

            2.4  Agreement to Repay Letter of Credit Drawings.
                 --------------------------------------------
(a) The Borrower hereby agrees to reimburse the Letter of Credit Issuer, by making payment to the Agent in immediately available funds at the Payment Office, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date on which, such Letter of Credit Issuer notifies the Agent and the Borrower of such payment or disbursement, with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the rate then applicable to Base Rate Loans (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand.

            (b) The Borrower's obligation under this Section 2.4 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Letter of Credit Issuer, the Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing provided that, to the
                                                --------
extent the Borrower has derived no benefit therefrom, the Borrower shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer, provided, further, that the
                                      --------  -------
foregoing shall not impair the Borrower's right to claim damages suffered as a result of such wrongful payment made.

            2.5  Letter of Credit Participations.  (a) Immediately upon the
                 -------------------------------
issuance by the Letter of Credit Issuer of any Letter of Credit (which date shall be the Initial Borrowing Date in the case of Existing Letters of Credit), such Letter of Credit Issuer shall be deemed to have sold and transferred to each Lender, and each Lender (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Revolving Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Agent for the account of the Lenders as provided in Section 3.1(b) and the Participants shall have no right to receive any portion of any Facing Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Commitments of the Lenders pursuant to Section 12.4(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.5 to reflect the new Revolving Percentages of the assigning and assignee Lender.

            (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

            (c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to Section 2.4(a), the Letter of Credit Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Agent for the account of the Letter of Credit Issuer, the amount of such Participant's Revolving Percentage of such payment in U.S. dollars and in same day funds, provided however
                                                       -------- -------
that no Participant shall be obligated to pay to the Agent its Revolving Percentage of such unreimbursed amount for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Agent so notifies any Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Agent for the account of the Letter of Credit Issuer such Participant's Revolving Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Revolving Percentage of the amount of such payment available to the Agent for the account of the Letter of Credit Issuer, such Participant agrees to pay to the Agent for the account of the Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds Effective Rate. The failure of any Participant to make available to the Agent for the account of the Letter of Credit Issuer its Revolving Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Agent for the account of the Letter of Credit Issuer its Revolving Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Agent for the account of the Letter of Credit Issuer such other Participant's Revolving Percentage of any such payment.

            (d) Whenever the Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Agent has received for the account of the Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to the Agent and the Agent shall promptly pay to each Participant which has paid its Revolving Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Participant's Revolving Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective participations.

            (e) The obligations of the Participants to make payments to the Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

             (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Letter of Credit Issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

           (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v)   the occurrence of any Default or Event of Default.

            2.6  Increased Costs.  If after the Effective Date, the
                 ---------------
adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or any Lender with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency (in each case made subsequent to the Effective Date) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Letter of Credit Issuer or such Lender's participation therein, or (ii) shall impose on the Letter of Credit Issuer or any Lender any other conditions affecting this Agreement, any Letter of Credit or such Lender's participation therein; and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such Lender of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Lender hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrower by the Letter of Credit Issuer or such Lender (a copy of which notice shall be sent by the Letter of Credit Issuer or such Lender to the Agent), the Borrower shall pay to the Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate the Letter of Credit Issuer or such Lender for such increased cost or reduction. A certificate submitted to the Borrower by the Letter of Credit Issuer or any Lender, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such Lender to the Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or any such Lender as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.6.

            2.7  Existing Letters of Credit.  All Letters of Credit issued
                 --------------------------
or deemed issued under the Existing Credit Agreement as set forth on Annex 2.7 shall be deemed to be issued under this Agreement.

            SECTION 3.  Fees; Commitments.
                        -----------------

            3.1  Fees.  (a) The Borrower agrees to pay to the Agent a
                 ----
Commitment Fee ("Commitment Fee") for the account of each Lender for the period from and including the Allocation Date to but not including the date the Total Commitment has been terminated, computed at a rate for each day equal to 1/2 of 1% per annum for such day on such Lender's Unutilized Commitment provided
                                                                 --------
that the Commitment Fee with respect to such Lender's Additional Term Commitment shall accrue from and including February 22, 1996 to, but not including, the Additional Borrowing Date. Such Commitment Fee shall be due and payable in arrears on the Initial Borrowing Date and the Additional Borrowing Date and on the last Business Day of each March, June, September and December and on the first date upon which all Commitments shall have been terminated, commencing December, 1995.

            (b) The Borrower agrees to pay to the Agent for the account of each Lender pro rata on the basis of its Revolving Percentage, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") for each day computed at the rate equal to the rate applicable for such day as determined in accordance with Annex 7.1(d) on the Stated Amount of such Letter of Credit on such day.
Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the date upon which the Total Revolving Commitment is terminated, commencing December, 1995.

            (c) The Borrower agrees to pay to the Agent for the account of the Letter of Credit Issuer a fee in respect of each Letter of Credit (the "Facing Fee") computed at the rate of 1/4 of 1% per annum on the average daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year and on the date upon which the Total Revolving Commitment is terminated, commencing December, 1995.

            (d) The Borrower agrees to pay directly to the Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which the Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments of, letters of credit issued by it.

            (e) The Borrower shall pay to the Agent (x) on the Initial Borrowing Date and on the Additional Borrowing Date for its own account and/or for distribution to the Lenders such fees as heretofore agreed by the Borrower and the Agent and (y) for its own account such other fees as may be agreed to from time to time between the Borrower and the Agent, when and as due.

            (f)  All computations of Fees shall be made in accordance with
Section 12.7(b).

            3.2  Voluntary Reduction of Commitments.  Upon at least three
                 ----------------------------------
Business Days' prior written notice (or telephonic notice confirmed in writing) to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Commitment, provided that (x) any such termination shall apply to
                      --------
proportionately and permanently reduce the Revolving Commitment of each of the Lenders with such a Commitment and (y) any partial reduction pursuant to this
Section 3.2 shall be in the amount of at least $1,000,000.

            3.3  Mandatory Adjustments of Commitments, etc.  (a) The
                 ------------------------------------------
Additional Tranche A Term Commitment and Additional Tranche B Term Commitment of each Lender shall terminate on the Expiration Date unless the Additional Borrowing Date has occurred on or before such date.

            (b)(x) The Total Initial Tranche A Term Commitment and the Total Initial Tranche B Term Commitment of each Lender shall terminate in their entirety on the Initial Borrowing Date (after giving effect to the making of the Initial Term Loans on such date).

               (y) The Total Additional Tranche A Term Commitment and the Total Additional Tranche B Term Commitment of each Lender shall terminate in their entirety on the Additional Borrowing Date (after giving effect to the making of the Additional Term Loans on such date).

            (c) The Total Revolving Commitment (and the Revolving Commitment of each Lender) shall terminate on the earlier of the Revolving Facility Final Maturity Date and the date on which any Change of Control occurs.

            (d) The Swingline Commitment shall terminate on the Swingline Expiry Date.

            (e) The Total Revolving Commitment shall be permanently reduced at the times and in the amounts required under Section 4.2(B)(d).

            SECTION 4.  Payments.
                        --------

            4.1  Voluntary Prepayments.  The Borrower shall have the right
                 ---------------------
to prepay Term Loans and/or Revolving Loans and/or Swingline Loans, in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) the Borrower shall give the Agent at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Tranche A Term Loans, Tranche B Term Loans, Revolving Loans or Swingline Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Agent by 11:00 A.M. (New York time) one Business Day prior to the date of such prepayment (or 11:00 A.M. on the date of prepayment, in the case of Swingline Loans), which notice shall promptly be transmitted by the Agent to each of the Lenders; (ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $1,000,000 (or $100,000 in the case of Swingline Loans), provided that no
                                                         --------
partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; (iv) subject to
                           --- ----
the provisions of Section 4.2(B)(e), each prepayment of Term Loans pursuant to this Section 4.1 shall be allocated pro rata between the Tranche A Term
                                    --- ----
Loans and the Tranche B Term Loans based upon the respective outstanding principal amounts thereof; and (v) each prepayment of Tranche A Term Loans or Tranche B Term Loans pursuant to this Section 4.1 shall be applied to the then remaining Scheduled Repayments thereof in the direct chronological order of such Scheduled Repayments (based upon the then remaining principal amount of each such Scheduled Repayment).

            4.2  Mandatory Prepayments.
                 ---------------------

            (A)  Requirements:
                 ------------

            (a) If on any date (after giving effect to any other repayments or prepayments on such date) the sum of (i) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans plus (ii) the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Commitment as then in effect, the Borrower shall repay on such date that principal amount of Swingline Loans and, after Swingline Loans have been paid in full, Unpaid Drawings and, after Unpaid Drawings have been paid in full, Revolving Loans, in an aggregate amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans, Unpaid Drawings and Revolving Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Revolving Commitment as then in effect (any such excess, a "Total Revolving Commitment Excess Amount"), the Borrower shall pay to the Agent an amount in cash and/or Cash Equivalents equal to such Total Revolving Commitment Excess Amount and the Collateral Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent and the Borrower which shall permit certain investments in Cash Equivalents satisfactory to the Agent and the Borrower, until the proceeds are applied to the secured obligations and which shall provide that a portion of the balance, if any, held in a cash collateral account established under such cash collateral agreement equal to the amount by which such balance exceeds the Total Revolving Commitment Excess Amount from time to time, shall be released to the Borrower provided that (x) as a result of such release, a mandatory
               --------
      prepayment shall not be required under the first sentence of this paragraph (a) unless such prepayment is made concurrently with such release, and (y) immediately after giving effect thereto, no Default or Event of Default shall have occurred or be continuing or would result from such release.

            (b) If on any date the sum of the aggregate outstanding principal amount of Revolving Loans, Swingline Loans and Letter of Credit Outstandings exceeds the Total Availability as then in effect, the Borrower shall repay on such date that principal amount of Swingline Loans and, after Swingline Loans have been paid in full, Unpaid Drawings and, after Unpaid Drawings have been paid in full, Revolving Loans in an aggregate amount equal to such excess. If, after giving effect to any such prepayment of all outstanding Unpaid Drawings and Loans, the aggregate amount of Letter of Credit Outstandings exceeds the Total Availability then in effect (any such excess, the "Total Availability Excess Amount"), the Borrower shall pay to the Agent an amount in cash and/or Cash Equivalents equal to such Total Availability Excess Amount and the Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent and the Borrower which shall permit certain investments in Cash Equivalents satisfactory to the Agent and the Borrower, until the proceeds are applied to the secured obligations and which shall provide that a portion of the balance, if any, held in a cash collateral account established under such cash collateral agreement equal to the amount by which such balance exceeds the Total Availability Excess Amount from time to time, shall be released to the Borrower provided
                                                                  --------
      that (x) as a result of such release, a mandatory prepayment shall not be required under the first sentence of this paragraph (b) unless such prepayment is made concurrently with such release and (y) immediately after giving effect thereto, no Default or Event of Default shall have occurred or be continuing or would result from such release.

            (c) The Borrower shall be required to repay (x) the principal amount of Initial Tranche A Term Loans in 23 consecutive installments payable on the last day of March, June, September and December of each year and on the Tranche A Term Facility Final Maturity Date, commencing on March 31, 1997 (after giving effect to the prepayments made on November 24, 1995 and February 20, 1996) (each such repayment, as the same may be reduced as provided in Sections 4.1 and 4.2(B), an "Initial Tranche A Scheduled Repayment"), each such installment on any such date to be in an amount equal to (i) for the year 1997, the amount set forth below opposite each such date which occurs in 1997 and (ii) for the years 1998 through 2002, 25% of the amount set forth below opposite the year during which such date occurs:

            Year[1]                          Amount
                                             ------

            March 31, 1997                       $ 1,125,000
            June 30, 1997                        $ 1,937,500
            September 30, 1997                   $ 1,937,500
            1998                                   8,750,000
            1999                                   9,750,000
            2000                                  10,750,000
            2001                                  11,500,000
            2002                                  11,750,000


and (y) the principal amount of Additional Tranche A Term Loans in 26 consecutive installments payable on the last day of March, June, September and December of each year and on the Tranche A Term Facility Final Maturity Date, commencing on June 30, 1996 (each such repayment, as the same may be reduced as provided in Sections 4.1 and 4.2(B), an "Additional Tranche A Scheduled Repayment"), each such installment on any such date to be in an amount equal to
(i) for the year 1996, the amount set forth below opposite each such date which occurs in 1996 and (ii) for the years 1997 through 2002, 25% of the amount set forth below opposite such year during which such date occurs:

            Year[2]                          Amount
                                             ------


            June 30, 1996                             $ 375,000
            September 30, 1996                          375,000
            1997                                      1,250,000
            1998                                      2,250,000
            1999                                      2,500,000
            2000                                      2,500,000
            2001                                      2,750,000
            2002                                      3,000,000

--------------------

[1] For purposes of this amortization schedule, each year commences on October 1 of the prior calendar year and ends on September 30 of the current calendar year.

[2] For purposes of this amortization schedule, each year commences on October 1 of the prior calendar year and ends on September 30 of the current calendar year.

            (d) The Borrower shall be required to repay: (x) the principal amount of the Initial Tranche B Term Loans (i) in 28 consecutive installments of $62,500 payable on the last day of March, June, September and December of each year, commencing on December 31, 1995 and (ii) in four consecutive quarterly installments of $5,812,500 payable on December 31, 2002, March 31, 2003, June 30, 2003 and on the Tranche B Term Facility Final Maturity Date (each such repayment, as the same may be reduced as provided in Sections 4.1 and 4.2(B), an "Initial Tranche B Scheduled Repayment"); and (y) the principal amount of the Additional Tranche B Term Loans (i) in two consecutive installments of $187,500 payable on June 30, 1996 and September 30, 1996, (ii) commencing on December 31, 1996, in 24 consecutive installments of $125,000 payable on the last day of March, June, September and December of each year and
(iii) in four consecutive quarterly installments of $12,281,250 payable on December 31, 2002, March 31, 2003, June 30, 2003 and on the Tranche B Term Facility Final Maturity Date (each such repayment, as the same may be reduced as provided in Sections 4.1 and 4.2(B), an "Additional Tranche B Scheduled Repayment").

            (e) On the Business Day following the date of receipt thereof by Holdings and/or any of its Subsidiaries of the Cash Proceeds from any Asset Sale, an amount equal to 100% of the Net Cash Proceeds then received from such Asset Sale shall be applied as a mandatory repayment of principal of the then outstanding Term Loans and then in accordance with Section 4.2(B)(d), provided that up to an aggregate of $3,500,000 of Net Cash Proceeds from
--------
Asset Sales from and after the Initial Borrowing Date, shall not be required to be used to so repay Term Loans or applied in accordance with Section 4.2(B)(d) to the extent the Borrower elects, as hereinafter provided, to cause such Net Cash Proceeds to be reinvested in Reinvestment Assets (a "Reinvestment Election"); provided further that no such repayment pursuant to this
            -------- -------
Section 4.2(A)(e) will be required to be made until the aggregate Net Cash Proceeds required to be applied pursuant to this Section 4.2(A)(e) and not yet so applied equals $500,000, at which time all such net cash proceeds in excess of such $500,000 shall be so applied. The Borrower may exercise its Reinvestment Election (within the parameters specified in the preceding sentence) with respect to an Asset Sale if (x) the Reinvestment Test is satisfied on the date of delivering the Reinvestment Notice referred to below and (y) the Borrower delivers a Reinvestment Notice to the Agent by the Business Day following the date of the consummation of the respective Asset Sale, with such Reinvestment Election being effective with respect to the Net Cash Proceeds of such Asset Sale equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

            (f) On the date of the receipt thereof by Holdings and/or any of its Subsidiaries, an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions, other banking and investment banking fees, attorneys' and accountants' fees and other customary fees and other costs associated therewith) of the incurrence of Indebtedness by Holdings and/or any of its Subsidiaries (other than Indebtedness permitted by Section 8.4), shall be applied as a mandatory repayment of principal of the then outstanding Term Loans and then in accordance with Section 4.2(B)(d).

            (g) On each date which is 90 days after the last day of each fiscal year of Holdings (commencing with the fiscal year ending on December 31, 1996), an amount equal to the excess, if any, of (i) a percentage of Excess Cash Flow for such fiscal year equal to the Applicable Cash Flow Percentage for such fiscal year of Holdings and its Subsidiaries over (ii) the aggregate principal amount of Term Loans prepaid during such fiscal year pursuant to
Section 4.1, shall be applied as a mandatory repayment of principal of the then outstanding Term Loans, and then in accordance with Section 4.2(B)(d).

            (h) On the Reinvestment Prepayment Date with respect to a Reinvestment Election, an amount equal to the Reinvestment Prepayment Amount, if any, for such Reinvestment Election shall be applied as a repayment of the principal amount of the then outstanding Term Loans.

            (i) On the date of any Change of Control, the outstanding principal amount of the Term Loans, if any, shall be due and payable in full.

            (B)  Application:
                 -----------

            (a) Each mandatory repayment of Term Loans required to be made pursuant to Sections 4.2(A)(e), (f), (g) or (h) shall be applied to the repayment of the then remaining applicable Scheduled Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment).

            (b) With respect to each prepayment of Loans required by Section 4.2, the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing(s) under the affected Facility pursuant to which made, provided that (i) the Borrower shall first so
                              --------
      designate all Base Rate Loans and Eurodollar Loans with Interest Periods ending on the date of repayment prior to designating any other Eurodollar Loans and (ii) each prepayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. If the Borrower is
                       --- ----
      required by this Section 4.2 (other than pursuant to Sections 4.2(A)(c) or (d)) to repay any Eurodollar Loans and such prepayment will result in the Borrower being required to pay breakage costs under Section 1.11 (any such Eurodollar Loans, "Affected Loans"), the Borrower may elect, by notice to the Agent, to have the provisions of the following sentence be applicable. At the time any Affected Loans are otherwise required to be prepaid, the Borrower may elect to deposit 100% (or such lesser percentage elected by the Borrower) of the principal amounts that otherwise would have been paid in respect of the Affected Loans with the Agent to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent, with such cash collateral to be released from such cash collateral account (and applied to repay the principal amount of such Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to the relevant Loans (or such earlier date or dates as shall be requested by the Borrower), with the amount to be so released and applied on the last day of each Interest Period to be the amount of the relevant Loans to which such Interest Period applies (or, if less, the amount remaining in such cash collateral account). In the absence of a designation and/or election by the Borrower as described in the preceding sentences, the Agent shall, subject to the first sentence of this paragraph, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

            (c) Subject to the provisions of Section 4.2(B)(e), each prepayment of Term Loans required by Section 4.2(A) (e), (f), (g) and (h) shall be allocated pro rata between the Tranche A Term Loans and
                         --- ----
      the Tranche B Term Loans based upon the respective outstanding principal amounts thereof. Each such prepayment shall be further allocated pro
                                                                        ---
      rata between the Initial Term Loans and the Additional Term Loans in
      ----
      the applicable Tranche based upon the respective outstanding principal amounts thereof.

            (d) If the Term Loans shall have been prepaid in full, then, on each occasion that a mandatory prepayment under Sections 4.2(A)(e), (f),
      (g) or (h) would have been required if Term Loans were outstanding, the Revolving Commitments shall be reduced by the amount of the prepayment that would have been so required.

            (e) Any Lender holding Tranche B Term Loans may, to the extent Tranche A Term Loans are outstanding, elect on not less than one Business Day's prior written notice to the Agent with respect to any optional prepayment made pursuant to Section 4.1 or any mandatory prepayment made pursuant to Section 4.2(A)(e), (f), (g) and (h) not to have such prepayment applied to such Lender's Tranche B Term Loans until all Tranche A Term Loans shall have been paid in full in which case the amount not so applied shall be applied to prepay Tranche A Term Loans.

            4.3  Method and Place of Payment.  Except as otherwise
                 ---------------------------
specifically provided herein and subject to Section 4.2(B)(e), all payments under this Agreement shall be made to the Agent for the ratable (based on its pro rata share) account of the Lenders entitled thereto, not later than
--- ----
1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Borrower to the Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New

York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

            4.4  Net Payments.  (a) All payments made by the Borrower
                 ------------
hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as provided for in Section 4.4(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income (or any franchise tax based on net income) of a Lender pursuant to the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) under which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Lender is located) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under any Note or under any other Credit Document, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note or in such other Credit Document. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Borrower shall also reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Lender is located or of any political subdivision or taxing authority of any such jurisdiction and for any withholding of income or similar taxes imposed by the United States of America as such Lender shall determine are payable by, or withheld from, such Lender in respect of Taxes paid to or on behalf of such Lender pursuant to this or the preceding sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes, or any withholding or deduction on account thereof, is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Agent and each Lender, and reimburse the Agent or such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by such Lender.

            (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Agent (i) on or prior to the Additional Borrowing Date (or in the case of a Lender that is an assignee, transferee or participant of an interest under this Agreement pursuant to Section 12.4 hereof (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer) on the date of such assignment or transfer to such Lender) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note and under any other Credit Document, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, on or prior to the Additional Borrowing Date (or in the case of a Lender that is an assignee, transferee or participant of an interest under this Agreement pursuant to Section 12.4 hereof, on the date of such assignment, transfer or participation to such Lender) (x) a duly executed certificate substantially in the form of Exhibit F (any such certificate, a "Section 4.4(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form). Each Lender that delivers a statement in the form of Exhibit F (or such other form of statement as shall have been requested by the Borrower) agrees that it shall hold only Qualified Non-U.S. Lender Notes and that it shall be the sole beneficial and record owner of all Qualified Non-U.S. Lender Notes held by it. In addition, each Lender agrees that from time to time upon the reasonable request by the Borrower or the Agent after the Additional Borrowing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.4(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to conform or establish the entitlement of such Lender to a continued complete exemption from United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the

Borrower and the Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.4(a), the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder, under any Note or under any other Credit Document (without obligation under Section 4.4(a) to pay the respective Lender such Taxes or any additional amounts with respect thereto) for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(3) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower such forms required to be provided to the Borrower by a Lender pursuant to this Section 4.4(b), provided, that if the Borrower shall so deduct or withhold any such
        --------
taxes, it shall provide a statement to the Agent and such Lender, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Lender may reasonably request for assisting such Lender in obtaining any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Lender is subject to tax. Notwithstanding anything to the contrary contained in this Section 4.4, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.4(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar taxes.

            (c) If a Lender shall become aware that it is entitled to claim a refund from a Governmental Authority in respect of Taxes to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 4.4, it shall promptly notify the Borrower of the availability of such refund claim and shall, within 60 days after receipt of a request by the Borrower, make a claim to such Governmental Authority for such refund at the Borrower's expense. If a Lender receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 4.4, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this
Section 4.4 with respect to the Taxes or other taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request
                 --------  -------
of such Lender, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund to such Governmental Authority.

            (d) Any Lender claiming any indemnity payment or additional amounts payable pursuant to this Section 4.4 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not be otherwise disadvantageous to such Lender in the sole determination of such Lender).

            (e)  If the Borrower pays any additional amount under this Section
4.4 to a Lender and such Lender determines in its sole discretion that it has received or realized in connection therewith any credit against its Tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such credit.

Each Lender that delivers a statement in the form of Exhibit F (or such other form of statement as shall have been requested by the Borrower) agrees that it shall hold only Qualified Non-U.S. Lender Notes and that it shall be the sole beneficial and record owner of all Qualified Non-U.S. Lender Notes held by it.

            SECTION 5.  Conditions Precedent.
                        --------------------

            5.1  Conditions Precedent to Initial Borrowing Date.  The
                 ----------------------------------------------
obligation of the Lenders to make each Loan hereunder, and the obligation of the Letter of Credit Issuer to issue Letters of Credit hereunder, in each case on the Initial Borrowing Date are subject to the satisfaction of each of the following conditions at such time:

            (a)  Execution of Original Credit Agreement.  On or prior to
                 --------------------------------------
      the Initial Borrowing Date, (i) the Original Credit Agreement shall have been executed and delivered as provided in Section 12.10(a) and (ii) there shall have been delivered to the Agent for the account of each Lender the appropriate Tranche A Term Note, Tranche B Term Note, Revolving Note and/or Swingline Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

            (b)  Opinions of Counsel.  On the Initial Borrowing Date, the
                 -------------------
      Agent shall have received opinions, addressed to the Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date, from (i) Cravath, Swaine & Moore, counsel to Holdings and the Borrower, which opinion shall cover the matters covered in Exhibit G hereto and (ii) local counsel satisfactory to the Agent as the Agent may request, which opinions shall cover the perfection of the security interests granted pursuant to the Security Documents (other than the Mortgages) and such other matters incident to the transactions contemplated herein as the Agent may reasonably request and shall be in form and substance reasonably satisfactory to the Agent.

            (c)  Corporate Proceedings.  (i)  On the Initial Borrowing
                 ---------------------
      Date, the Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by the President or any Vice-President of each such Credit Party in the form of Exhibit E with appropriate insertions and deletions, together with (x) copies of the certificate of incorporation, any certificate of designation, the by-laws, or other organizational documents of each such Credit Party, (y) the resolutions, or such other administrative approval, of each such Credit Party referred to in such certificate to be reasonably satisfactory to the Agent and (z) in the case of the certificate delivered by the Borrower, a statement that all of the applicable conditions set forth in Sections 5.1(g), (h) and (i) and 5.3(a) exist as of such date.

            (ii) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by the Original Credit Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

            (d)  Plans: Collective Bargaining Agreements; Existing
                 --------------------------------------------------
      Indebtedness Agreements; Shareholders' Agreements; Management
      -------------------------------------------------------------
      Agreements; Employment Agreements; Tax Sharing Agreements.  On or
      ---------------------------------------------------------
      prior to the Initial Borrowing Date, there shall have been delivered to the Agent copies, certified as true and correct by an appropriate officer of Holdings of:

             (i) any Plans, and for each Plan (x) that is a "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) the most recently completed actuarial valuation prepared therefor by such Plan's regular enrolled actuary and the Schedule B, "Actuarial Information" to the IRS Form 5500 (Annual Report) most recently filed with the Internal Revenue Service and (y) that is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA), each of the documents referred to in clause (x) either in the possession of Holdings or any of its Subsidiaries, or any ERISA Affiliate or reasonably available thereto from the sponsor or trustees of such Plan;

            (ii) any collective bargaining agreements or any other similar agreement or arrangements covering the employees of Holdings or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

           (iii) all agreements evidencing or relating to the Subordinated Notes and other Existing Indebtedness (the "Existing Indebtedness Agreements");

            (iv) all agreements entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock, and any agreements entered into by members or shareholders relating to any such entity with respect to their capital stock (collectively, the "Shareholders' Agreements");

             (v) any agreement with members of, or with respect to, the management of Holdings or any of its Subsidiaries (collectively, the "Management Agreements");

            (vi) any employment agreements entered into by Holdings or any of its Subsidiaries (collectively, the "Employment Agreements"); and

           (vii) all tax sharing, tax allocation and other similar agreements entered into by Holdings and/or any Subsidiary of Holdings (collectively, the "Tax Sharing Agreements");

all of which Plans, Collective Bargaining Agreements, Existing Indebtedness Agreements, Shareholders' Agreements, Management Agreements, Employment Agreements and Tax Sharing Agreements shall be in form and substance satisfactory to the Agent. The Agent acknowledges that it is satisfied with the form and substance of each Plan, Collective Bargaining Agreement, Existing Indebtedness Agreement, Shareholders' Agreement, Management Agreement, Employment Agreement and Tax Sharing Agreement, as the case may be, delivered to it on or prior to the Initial Borrowing Date in the form so delivered.

            (e)  Adverse Change, etc.  From December 31, 1994 to the
                 --------------------
Initial Borrowing Date, nothing shall have occurred (and neither the Lenders nor the Agent shall have become aware of any facts or conditions not previously known) which the Agent or the Required Lenders on such date shall determine (a) has, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Lenders or the Agent under the Original Credit Agreement or any other Credit Document, or on the ability of any Credit Party to perform its obligations to them, or (b) has, or is reasonably likely to have, a material adverse effect on the business, properties, assets, operations, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole.

            (f)  Litigation.  On the Initial Borrowing Date, there shall be
                 ----------
no actions, suits or proceedings pending or, to the knowledge of Holdings or the Borrower, threatened against any Credit Party (a) with respect to this Agreement or any other Document or the transactions contemplated hereby or thereby (including the Merger) which could be reasonably expected to have a material adverse effect on the rights or remedies of the Lenders under the Credit Documents or (b) which the Agent or the Required Lenders shall determine could reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the rights or remedies of the Lenders hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Lenders hereunder or under any other Credit Document.

            (g)  Approvals.  On the Initial Borrowing Date, all necessary
                 ---------
governmental approvals and all necessary authorizations, consents, approvals or waivers of other third parties in connection with the transactions contemplated by the Credit Documents and the other Documents shall have been obtained and remain in effect (except where the failure to do so would not reasonably be expected to have a Material Adverse Effect), and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains or prevents such transactions or imposes, in the reasonable judgment of the Required Lenders or the Agent, materially adverse conditions upon the consummation of such transactions.

            (h)  Consummation of the Merger.  (i)  On or prior to the
                 --------------------------
Initial Borrowing Date, there shall have been delivered to the Lenders true and correct copies of the Merger Agreement, and all terms of the Merger Agreement and the other Merger Documents shall be reasonably satisfactory in form and substance to the Agent. The Agent acknowledges that it is satisfied with the form and substance of the Merger Agreement and the other Merger Documents delivered to it prior to the Initial Borrowing Date in the form so delivered. The Merger, including all of the terms and conditions thereof, shall have been duly approved by the board of directors and the stockholders of Holdings and GH, and all Merger Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. Each of the material conditions precedent to Holdings' and GH's obligation to consummate the Merger as set forth in the Merger Documents shall have been satisfied, or waived, all to the reasonable satisfaction of the Agent, and concurrently with the making of the Term Loans on the Initial Borrowing Date the Merger shall have been consummated for an aggregate merger consideration not to exceed $207,000,000 in accordance with the Merger Documents, any waivers relating thereto (which, if material, have been approved by the Agent, such approval not to be unreasonably withheld), if any, and all applicable laws, rules and regulations.

            (ii) The Agent shall be satisfied that fees and expenses relating to the Merger shall not exceed $11,000,000.

            (i)  Existing Credit Agreements; Indebtedness.  (i) On the
                 ----------------------------------------
Initial Borrowing Date, the commitments under the Existing Credit Agreement shall have been terminated, all loans thereunder shall have been repaid in full, together with interest thereon, all letters of credit issued thereunder shall have been terminated or incorporated hereunder as, or supported hereunder by, Letters of Credit, and all other amounts owing pursuant to the Existing Credit Agreement shall have been repaid in full, and the Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.1(i)(i) have been satisfied at such time.

            (ii) On the Initial Borrowing Date, the creditors under the Existing Credit Agreement shall have terminated and released all Liens on the capital stock of and assets owned by Holdings and its Subsidiaries, and the Agent shall have received all such releases as may have been requested by the Agent, which releases shall be in form and substance reasonably satisfactory to the Agent.

            (iii) After giving effect to the Merger and the other transactions contemplated hereby, Holdings, the Borrower and the Borrower's Subsidiaries shall have no preferred stock issued or outstanding other than as set forth in Annex 5.1(i), and shall have no Indebtedness other than pursuant to (x) the Facilities, (y) the Subordinated Notes and (z) Indebtedness permitted under
Section 8.4.

            (j)  Holdings Stock Issuance.  On or prior to the Initial
                 -----------------------
Borrowing Date, (x) Holdings shall have received cash proceeds (or contributions of Holdings Common Stock or rollover of options outstanding immediately prior to the Initial Borrowing Date to purchase Holdings Common Stock, valued at the original price per share paid by the Investors, in an aggregate amount not to exceed $9,000,000) of at least $51,000,000, in connection with the sale of Holdings Common Stock, Holdings Preferred Stock or options in respect thereof to the Investors, which cash proceeds, when aggregated with the proceeds of the Term Loans, Revolving Loans made on the Initial Borrowing Date, the Subordinated Notes and existing cash held by the Borrower on the Initial Borrowing Date, shall be sufficient to consummate the Merger and to pay all fees and expenses owing in connection therewith, and (y) the Lenders shall have received complete and correct copies of all documents executed and delivered in connection with such sale of Holdings Common Stock and Holdings Preferred Stock, each of which shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Agent.

            (k)  Subordinated Notes.  On the Initial Borrowing Date, (x)
                 ------------------
the Borrower shall have received at least $75,000,000 of gross cash proceeds from the sale or issuance of the Subordinated Notes less any underwriting discounts and/or commissions, which cash proceeds, when aggregated with the proceeds of the Holdings Common Stock and Holdings Preferred Stock issued on or prior to the Initial Borrowing Date, the proceeds of the Term Loans, Revolving Loans made on the Initial Borrowing Date and existing cash held by the Borrower on the Initial Borrowing Date, shall be sufficient to consummate the Merger and to pay all fees and expenses owing in connection therewith, and (y) the Lenders shall have received true, complete and correct copies of all documents executed and delivered in connection with such issuance, each of which shall be in full force and effect and in form and substance reasonably satisfactory to the Required Lenders.

            (l)  Security Documents; Subsidiary Guaranty.  (i) On the
                 ---------------------------------------
Initial Borrowing Date, each of Holdings, the Borrower and Domestic Subsidiaries which own capital stock of any other Subsidiary shall have each duly authorized, executed and delivered a Pledge Agreement in the form of Exhibits H-1, H-2, and H-3, respectively (each as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof and together with the pledge agreements required under Section 7.11(d), a "Pledge Agreement" and collectively, the "Pledge Agreements"), and each shall have delivered to the Collateral Agent, as pledges thereunder, all of the certificates representing the Pledged Securities referred to therein, endorsed in blank or accompanied by executed and undated stock powers, and each Pledge Agreement shall be in full force and effect.

            (ii) On the Initial Borrowing Date, each of Holdings, the Borrower and the Domestic Subsidiaries shall have duly authorized, executed and delivered a Security Agreement substantially in the form of Exhibits I-1, I-2 and I-3, respectively (each as modified, supplemented or amended from time to time in accordance with the terms thereof and hereof and together with the security agreements required under Section 5.2(k) and 7.11(d), a "Security Agreement" and collectively, the "Security Agreements") covering all of such Credit Party's present and future Security Agreement Collateral, in each case together with:

            (w) executed copies of Financing Statements (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be necessary to perfect the security interests purported to be created by each Security Agreement;

            (x) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of recent date listing all effective financing statements that name each such Credit Party as debtor and that are filed in the jurisdictions referred to in clause (w), together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Agent and (y) to the extent evidencing liens permitted pursuant to Section 8.3);

            (y) evidence of the completion of, or arrangements to complete, all other recordings and filings of, or with respect to, each Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by such Security Agreement; and

            (z) evidence that all other actions reasonably necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by each Security Agreement have been, or are in the process of being, taken.

            (iii)  On the Initial Borrowing Date, the Agent shall have received
(A) fully executed counterparts of deeds of trust, leasehold deeds of trust, mortgages, leasehold mortgages and similar documents in each case in form and substance reasonably satisfactory to the Agent and substantially in the form of Exhibit M (as amended, supplemented or otherwise modified from time to time each, a "Mortgage" and collectively, the "Mortgages") covering all the Mortgaged Properties, and arrangements reasonably satisfactory to the Collateral Agent shall be in place to provide that counterparts of such Mortgages shall be recorded on the Initial Borrowing Date or promptly thereafter in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to create a valid and enforceable first priority Lien, subject only to Permitted Liens, on each Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, (B) a lender's title insurance policy; paid for by the Borrower, issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be requested by the Agent, in form and substance acceptable to the Agent, insuring each Mortgage as a first lien on the relevant Mortgaged Property and subject only to Liens expressly agreed to by the Agent) and (C) such other documents and legal opinions reasonably requested by the Agent or the Required Lenders.

            (iv) On the Initial Borrowing Date, each Domestic Subsidiary shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit J hereto (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof and together with the subsidiary guaranties required under Section 7.11(d), the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

            (m)  Solvency.  On the Initial Borrowing Date, the Agent shall
                 --------
have received from Houlihan, Lokey, Howard & Zukin, a solvency opinion with respect to each of Holdings and its Subsidiaries taken as a whole and the Borrower and its Subsidiaries taken as a whole, in each case after giving effect to the Merger and the other transactions contemplated hereby and in form and substance reasonably satisfactory to the Agent.

            (n)  Insurance Policies.  On the Initial Borrowing Date, the
                 ------------------
Collateral Agent shall have received evidence of insurance complying with the requirements of Section 7.3 and the applicable provisions of the Security Documents for the business and properties of the Borrower and its Subsidiaries, in form and substance satisfactory to the Agent and, with respect to all casualty insurance, naming the Collateral Agent as an additional insured and loss payee. In addition, on the Initial Borrowing Date the Agent shall have received an insurance broker's or agent's certificate certifying that the insurance coverage to be maintained by Holdings and its Subsidiaries after the Initial Borrowing Date will be usual and customary for similarly situated companies in the same lines of business and that the insurance policies maintained by Holdings and its Subsidiaries pursuant to this Agreement and the applicable provisions of the Security Documents are endorsed or amended to include a "standard" or "New York" lender's loss payable endorsement and name the Collateral Agent as additional insured.

            (o)  Fees.  On the Initial Borrowing Date, the Borrower shall
                 ----
have paid to the Agent and the Lenders all Fees and expenses agreed upon by such parties to be paid on or prior to such date.

            (p)  Environmental Reports.  On or prior to the Initial
                 ---------------------
Borrowing Date, the Agent shall have received a certificate signed by the President or any Vice-President of the Borrower attaching a true and correct copy of the environmental report from Pilko & Associates, Inc., dated August 10, 1995, in respect of the real property assets of the Borrower and its Subsidiaries, and such other materials as the Borrower deems necessary in connection with such certificate, describing the remedial action taken by the Borrower or any of its Subsidiaries to correct any material deficiencies identified by such environmental report.

            (q)  Financial Information.  The Lenders shall have received
                 ---------------------
copies of (i) audited consolidated financial statements of Holdings and its Subsidiaries for fiscal years ending and as at December 31, 1994, 1993 and 1992, prepared in accordance with GAAP, accompanied by an unqualified report of Ernst and Young, and the unaudited consolidated financial statements of Holdings and its Subsidiaries dated March 31, 1995 and June 30, 1995, (ii) audited consolidated financial statements of the Borrower and its Subsidiaries for fiscal years ending and as at December 31, 1994, 1993 and 1992, prepared in accordance with GAAP, accompanied by an unqualified report of Ernst and Young, and the unaudited consolidated financial statements of the Borrower and its Subsidiaries dated June 30, 1995, (iii) unaudited monthly financial statements, (in form and detail comparable to the monthly financial statement previously prepared), prepared in accordance with GAAP, for each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries for the months ended July 31, 1995 and August 30, 1995, and each other fiscal month ended prior to the Effective Date for which such monthly financial statements are available prior to the Effective Date, which financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of the Borrower as reflected in the financial statements or projection delivered to the Lenders or the Agent on or prior to the dates of their respective commitments to the Facilities and (iv) the Pro Forma Balance Sheets, together with a reconciliation thereof to the balance sheets of Holdings and its consolidated Subsidiaries and the Borrower and its consolidated Subsidiaries, respectively, as at the Pro Forma Date.

            5.2  Conditions Precedent to Additional Borrowing Date.  The
                 -------------------------------------------------
obligation of the Lenders to make each Additional Tranche A Term Loan and Additional Tranche B Term Loan hereunder on the Additional Borrowing Date are subject to the satisfaction of each of the following conditions at such time:

            (a)  Execution of this Agreement.  On or prior to the
                 ---------------------------
      Additional Borrowing Date, (i) this Agreement shall have been executed and delivered as provided in Section 12.10(b) and (ii) there shall have been delivered to the Agent for the account of each Lender with a Tranche A Term Commitment or a Tranche B Term Commitment the appropriate Tranche A Term Note or Tranche B Term Note, executed by the Borrower in the amount of its Tranche A Term Loan or Tranche B Term Loan, as the case may be, after giving effect to this Agreement.

            (b)  Opinions of Counsel.  On the Additional Borrowing Date,
                 -------------------
      the Agent shall have received opinions, addressed to the Agent, the Collateral Agent and each of the Lenders and dated the Additional Borrowing Date, from (i) Cravath, Swaine & Moore, counsel to Holdings and the Borrower, which opinion shall cover the matters covered in Exhibit N hereto and (ii) local counsel satisfactory to the Agent as the Agent may request, which opinions shall cover the perfection of the security interests granted pursuant to the Security Documents with respect to the assets acquired in the Devon Acquisition and such other matters incident to the Devon Acquisition as the Agent may reasonably request and shall be in form and substance reasonably satisfactory to the Agent.

            (c)  Corporate Proceedings.  (i)  On the Additional Borrowing
                 ---------------------
      Date, the Agent shall have received from each Credit Party a certificate, dated the Additional Borrowing Date, signed by the President or any Vice-President of each such Credit Party in the form of Exhibit O with appropriate insertions and deletions, together with (x) copies of the certificate of incorporation, any certificate of designation, the by-laws, or other organizational documents of each such Credit Party, (y) the resolutions, or such other administrative approval, of each such Credit Party referred to in such certificate to be reasonably satisfactory to the Agent and (z) in the case of the certificate delivered by the Borrower, a statement that all of the applicable conditions set forth in Sections 5.2(g), (h) and (i) and 5.3(a) exist as of such date.

            (ii) On the Additional Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

            (d)  Plans of Devon; Collective Bargaining Agreements; Existing
                 ----------------------------------------------------------
      Indebtedness Agreements; Shareholders' Agreements; Management
      -------------------------------------------------------------
      Agreements; Employment Agreements; Tax Sharing Agreements.  On or
      ---------------------------------------------------------
      prior to the Additional Borrowing Date, there shall have been delivered to the Agent copies, certified as true and correct by an appropriate officer of either Holdings or the Borrower of:

             (i) any Plans of Devon or any of its Subsidiaries, and for each such Plan (x) that is a "single-employer plan" (as defined in Section 4001(a)(15) of ERISA) the most recently completed actuarial valuation prepared therefor by such Plan's regular enrolled actuary and the Schedule B, "Actuarial Information" to the IRS Form 5500 (Annual Report) most recently filed with the Internal Revenue Service and (y) that is a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA), each of the documents referred to in clause (x) either in the possession of Holdings or any of its Subsidiaries, or any ERISA Affiliate or reasonably available thereto from the sponsor or trustees of such Plan;

            (ii) any collective bargaining agreements or any other similar agreement or arrangements covering the employees of Devon or any of its Subsidiaries (collectively, the "Devon Collective Bargaining Agreements");

           (iii) all agreements evidencing or relating to the Indebtedness of Devon or any of its Subsidiaries (the "Devon Existing Indebtedness Agreements");

            (iv) all agreements entered into by Devon or any of its Subsidiaries governing the terms and relative rights of its capital stock, and any agreements entered into by members or shareholders relating to any such entity with respect to their capital stock (collectively, the "Devon Shareholders' Agreements");

             (v) any agreement with members of, or with respect to, the management of Devon or any of its Subsidiaries (collectively, the "Devon Management Agreements");

            (vi) any employment agreements entered into by Devon or any of its Subsidiaries (collectively, the "Devon Employment Agreements"); and

           (vii) all tax sharing, tax allocation and other similar agreements entered into by Devon or any of its Subsidiaries (collectively, the "Devon Tax Sharing Agreements");

all of which Plans of Devon, Devon Collective Bargaining Agreements, Devon Existing Indebtedness Agreements, Devon Shareholders' Agreements, Devon Management Agreements, Devon Employment Agreements and Devon Tax Sharing Agreements shall be in form and substance satisfactory to the Agent. The Agent acknowledges that it is satisfied with the form and substance of each Plan of Devon, Devon Collective Bargaining Agreement, Devon Existing Indebtedness Agreement, Devon Shareholders' Agreement, Devon Management Agreement, Devon Employment Agreement and Devon Tax Sharing Agreement, as the case may be, delivered to it on or prior to the Additional Borrowing Date in the form so delivered.

            (e)  Adverse Change, etc.  Nothing shall have occurred (and
                 --------------------
neither the Lenders nor the Agent shall have become aware of any facts or conditions not previously known) which the Agent or the Required Lenders shall determine (i) has, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Lenders or the Agent under this Agreement or any other Credit Document, or on the ability of any Credit Party to perform its obligations to them from December 31, 1994 to the Additional Borrowing Date,
(ii) has, or is reasonably likely to have, a material adverse effect on the business, properties, assets, operations, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole from December 31, 1995 to the Additional Borrowing Date or (iii) has, or is reasonably likely to have, a material adverse effect on the business, properties, assets, operations, condition (financial or otherwise) or prospects of Devon and its Subsidiaries taken as a whole from December 31, 1995 to the Additional Borrowing Date.

            (f)  Litigation.  On the Additional Borrowing Date, there shall
                 ----------
be no actions, suits or proceedings pending or, to the knowledge of Holdings or the Borrower, threatened against any Credit Party (a) with respect to this Agreement or any other Document or the transactions contemplated hereby or thereby (including the Devon Acquisition) which could be reasonably expected to have a material adverse effect on the rights or remedies of the Lenders under the Credit Documents or (b) which the Agent or the Required Lenders shall determine could reasonably be expected to (i) have a Material Adverse Effect or
(ii) have a material adverse effect on the rights or remedies of the Lenders hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Lenders hereunder or under any other Credit Document.

            (g)  Approvals.  On the Additional Borrowing Date, all
                 ---------
necessary governmental approvals and all necessary authorizations, consents, approvals or waivers of other third parties in connection with the transactions contemplated by the Credit Documents and the other Documents shall have been obtained and remain in effect (except where the failure to do so would not reasonably be expected to have a Material Adverse Effect), and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains or prevents such transactions or imposes, in the reasonable judgment of the Required Lenders or the Agent, materially adverse conditions upon the consummation of such transactions.

            (h)  Consummation of the Devon Acquisition.  (i)  On or prior
                 -------------------------------------
to the Additional Borrowing Date, there shall have been delivered to the Lenders true and correct copies of the Devon Acquisition Agreement, and all terms of the Devon Acquisition Agreement and the other Devon Acquisition Documents shall be reasonably satisfactory in form and substance to the Agent. The Agent acknowledges that it is satisfied with the form and substance of the Devon Acquisition Agreement and the other Devon Acquisition Documents delivered to it prior to the Additional Borrowing Date in the form so delivered. The Devon Acquisition, including all of the terms and conditions thereof, shall have been duly approved by the board of directors of the Borrower and the board of directors and shareholders of Devon, and all Devon Acquisition Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. Each of the material conditions precedent to the Borrower's obligation to consummate the Devon Acquisition as set forth in the Devon Acquisition Documents shall have been satisfied, or waived, all to the reasonable satisfaction of the Agent, and concurrently with the making of the Additional Term Loans on the Additional Borrowing Date the Devon Acquisition shall have been consummated for an aggregate share purchase consideration not to exceed $94,000,000 in accordance with the Devon Acquisition Documents, any waivers relating thereto (which, if material, have been approved by the Agent, such approval not to be unreasonably withheld), if any, and all applicable laws, rules and regulations.

            (ii) The Agent shall be satisfied that fees and expenses relating to the Devon Acquisition shall not exceed $7,000,000.

            (i)  Existing Devon Credit Agreements; Indebtedness.  (i) On
                 ----------------------------------------------
the Additional Borrowing Date, the commitments under the Existing Devon Credit Agreements shall have been terminated, all loans thereunder shall have been repaid in full, together with interest thereon, all letters of credit issued thereunder shall have been terminated, or supported hereunder by, Letters of Credit, and all other amounts owing pursuant to the Existing Devon Credit Agreements shall have been repaid in full, and the Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.2(i)(i) have been satisfied at such time.

            (ii) On the Additional Borrowing Date, the creditors under the Existing Devon Credit Agreements shall have terminated and released all Liens on the capital stock of and assets owned by Devon and its Subsidiaries, and the Agent shall have received all such releases as may have been requested by the Agent, which releases shall be in form and substance reasonably satisfactory to the Agent.

            (iii) After giving effect to the Devon Acquisition and the other transactions contemplated hereby, Holdings, the Borrower and the Borrower's Subsidiaries shall have no preferred stock issued or outstanding other than as set forth in Annex 5.2(i), and shall have no Indebtedness other than pursuant to (x) the Facilities, (y) the Subordinated Notes and (z) Indebtedness permitted under Section 8.4.

            (j)  Borrower Stock Issuance.  On or prior to the Additional
                 -----------------------
Borrowing Date (x) Holdings shall have received cash proceeds of at least $31,500,000 in connection with the sale of Holdings Common Stock and Holdings Preferred Stock to the Investors in connection with the Devon Acquisition, (y) the Borrower shall have received cash proceeds of at least $31,500,000 in connection with the sale of capital stock of the Borrower or options in respect thereof to Holdings (or as a capital contribution from Holdings), which cash proceeds, when aggregated with the proceeds of the Additional Tranche A Term Loans and Additional Tranche B Term Loans made on the Additional Borrowing Date and existing cash held by the Borrower on the Additional Borrowing Date, shall be sufficient to consummate the Devon Acquisition and to pay all fees and expenses owing in connection therewith and (z) the Lenders shall have received complete and correct copies of all documents executed and delivered in connection with such sale of Holdings Common Stock and Holdings Preferred Stock and capital stock of the Borrower (or such capital contribution from Holdings) each of which shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Agent.

            (k)  Security Documents.  (i) On the Additional Borrowing Date,
                 ------------------
(x) Holdings shall have duly authorized, executed and delivered Supplement No. 1 to Pledge Agreement in the form of Exhibit P-1 and (y) the Borrower shall have duly authorized, executed and delivered the Amendment to Pledge Agreement in the form of Exhibit P-2, and shall have delivered to the Collateral Agent, as a pledgee thereunder, all of the certificates representing the Pledged Securities referred to therein, endorsed in blank or accompanied by executed and undated stock powers, and the Amendment to Pledge Agreement shall be in full force and effect.

            (ii) On the Additional Borrowing Date, (x) each of Holdings, the Borrower and each of Tronomed, Inc. and Tronomed Express, Inc. shall have duly authorized, executed and delivered each respective Supplement No. 1 to Security Agreement substantially in the form of Exhibits Q-1, Q-2, Q-3 and Q-4, respectively, covering all of each of Holdings', the Borrower's and the Domestic Subsidiaries' present and future Security Agreement Collateral, respectively, and (y) Devon shall have duly authorized, executed and delivered the Subsidiary Security Agreement substantially in the form of Exhibit Q-5 covering all of Devon's and its Subsidiaries' present and future Security Agreement Collateral together with:

            (A) executed copies of Financing Statements (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be necessary to perfect the security interests purported to be created by such Security Agreement;

            (B) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of recent date listing all effective financing statements that name Devon or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (w), together with copies of such financing statements (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Agent and (y) to the extent evidencing liens permitted pursuant to Section 8.3);

            (C) evidence of the completion of, or arrangements to complete, all other recordings and filings of, or with respect to, such Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by such Security Agreement; and

            (D) evidence that all other actions reasonably necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by such Security Agreement have been, or are in the process of being, taken.

            (iii) On the Additional Borrowing Date, (x) each of Tronomed, Inc. and Tronomed Express, Inc. shall have duly authorized, executed and delivered each respective Supplement No. 1 to Subsidiary Guaranty in the form of Exhibits R-1 and R-2, respectively, hereto and each such Supplement No. 1 to Subsidiary Guaranty shall be in full force and effect and (y) Devon shall have duly authorized, executed and delivered the Subsidiary Guaranty in the form of Exhibit R-3 hereto and such Subsidiary Guaranty shall be in full force and effect.

            (iv) On the Additional Borrowing Date, (x) the Borrower shall have duly authorized, executed and delivered Supplement No. 1 to Patent Security Agreement in the form of Exhibit S-1 hereto and Supplement No. 1 to Patent Security Agreement shall be in full force and effect and (y) Devon shall have duly authorized, executed and delivered the Subsidiary Patent Security Agreement in the form of Exhibit S-2 hereto and such Subsidiary Patent Security Agreement shall be in full force and effect.

            (v) On the Additional Borrowing Date, (x) the Borrower shall have duly authorized, executed and delivered Supplement No. 1 to Trademark Security Agreement in the form of Exhibit T-1 hereto and Supplement No. 1 to Trademark Security Agreement shall be in full force and effect and (y) Devon shall have duly authorized, executed and delivered the Subsidiary Trademark Security Agreement in the form of Exhibit T-2 hereto and such Subsidiary Trademark Security Agreement shall be in full force and effect.

            (vi) On the Additional Borrowing Date, the Borrower shall have duly authorized, executed and delivered amendments to Mortgages on the Mortgaged Properties with appropriate title policy endorsements in the form of Exhibit U.

            (l)  Solvency Certificate.  On the Additional Borrowing Date,
                 --------------------
the Agent shall have received a solvency certificate, executed by the chief financial officer or president of the Borrower, substantially in the form of
Exhibit V.

            (m)  Insurance Policies.  On the Additional Borrowing Date, the
                 ------------------
Collateral Agent shall have received an insurance report from Johnson & Higgins with respect to insurance arrangements for Devon.

            (n)  Fees.  On the Additional Borrowing Date, the Borrower
                 ----
shall have paid to the Agent and the Lenders all Fees and expenses agreed upon by such parties to be paid on or prior to such date.

            (o)  Financial Information.  The Lenders shall have received
                 ---------------------
copies of (i) audited consolidated financial statements of Devon for fiscal years ending and as at December 31, 1995, 1994 and 1993, prepared in accordance with GAAP, accompanied by an unqualified report of Price-Waterhouse L.L.P., and
(ii) the Devon Pro Forma Balance Sheets, together with a reconciliation thereof to the balance sheets of Holdings and its consolidated Subsidiaries and the Borrower and its consolidated Subsidiaries, respectively, as at the Devon Pro Forma Date.

            (p) Compliance Requirements.  Holdings shall be in compliance,
                -----------------------
on a pro forma basis after giving effect to the Devon Acquisition with
     --- -----
the covenants contained in Sections 8.11, 8.12, 8.13, 8.14 and 8.15 as if the Devon Acquisition had occurred on the first day of each relevant period for testing such compliance. For purposes of determining such compliance, (i) such covenants for the relevant periods ending March 31, 1996 shall be required to be complied with and (ii) calculations for such covenants shall be computed as at December 31, 1995. On or prior to the Additional Borrowing Date, Holdings shall have delivered to the Agent an officers' certificate setting forth the calculations required to establish such compliance.

            (q)  Consent.  This Agreement shall have been executed by the
                 -------
Required Lenders and, without duplication, the Lenders with Additional Term Commitments.

            (r)  Borrowing Base Certificate; Total Availability
                 -----------------------------------------------
Certificate.  Each of the Borrowing Base Certificate and the Total
-----------
Availability Certificate for the month ending January 31, 1996 shall have been delivered to each Lender in accordance with Section 7.1(g).

            5.3  Conditions Precedent to All Credit Events.  The
                 -----------------------------------------
obligation of the Lenders to make each Loan hereunder, and the obligation of the Letter of Credit Issuer to issue Letters of Credit hereunder, is subject, at the time of each such Credit Event, to the satisfaction of the following condition:

            (a)  No Default; Representations and Warranties.  At the time
                 ------------------------------------------
      of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier date.

            The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by Holdings and the Borrower to each of the Lenders that all of the applicable conditions specified in Section 5.1 and/or 5.2 and/or 5.3, as the case may be (other than the required satisfaction of the Agent or any Lender as specified therein), exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Agent at its Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and shall be satisfactory in form and substance to the Agent.

            SECTION 6.  Representations, Warranties and Agreements.
                        ------------------------------------------

            In order to induce the Lenders to enter into this Agreement and to make the Loans and issue and/or participate in Letters of Credit provided for herein, each of Holdings and the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans (with the making of each Credit Event thereafter being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of each such Credit Event unless such representation and warranty expressly indicates that it is being made as of any specific date):

            6.1  Corporate Status.  Each of Holdings and its Subsidiaries
                 ----------------
(i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

            6.2  Corporate Power and Authority.  Each Credit Party has the
                 -----------------------------
corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms.

            6.3  No Violation.  Neither the execution, delivery and
                 ------------
performance by any Credit Party of the Documents to which it is a party nor compliance with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of Holdings, the Borrower or any of their Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Holdings, the Borrower or any of their Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or
(iii) will violate any provision of the Charter or By-Laws of Holdings, the Borrower or any of their Subsidiaries.

            6.4  Litigation.  Except as set forth in Annex 6.4, there are
                 ----------
no actions, suits or proceedings pending or threatened with respect to Holdings, the Borrower or any of their Subsidiaries (i) that are likely to have a Material Adverse Effect or (ii) that could reasonably be expected to have a material adverse effect on (a) the rights or remedies of the Lenders or on the ability of any Credit Party to perform its obligations to them hereunder and under the other Credit Documents to which it is a party or (b) the ability to consummate the Transaction or (c) the ability to consummate the Devon Acquisition or the transactions contemplated by this Agreement.

            6.5  Use of Proceeds; Margin Regulations.  (a) The proceeds of
                 -----------------------------------
Initial Tranche A Term Loans and Initial Tranche B Term Loans together with the entire amount of the proceeds of the issuance of Holdings Common Stock described in Section 5.1(j), Holdings Preferred Stock and the Subordinated Notes shall be utilized for the purposes described in clause (ii) or (iii) below or paid as a dividend or advanced by the Borrower to Holdings on the Initial Borrowing Date and used by Holdings on the Initial Borrowing Date solely (i) to pay the consideration to be paid in connection with the Merger (or for general corporate purposes to the extent that a portion of the consideration is paid from cash of the Borrower or Holdings held prior to the Initial Borrowing Date), (ii) to refinance existing Indebtedness of the Borrower and its Subsidiaries and (iii) to pay costs and expenses related to the Transaction.

            (b) The proceeds of the Additional Tranche A Term Loans and the Additional Tranche B Term Loans together with the entire amount of the proceeds of the issuance of Holdings Common Stock and Holdings Preferred Stock described in Section 5.2(j) shall be used by the Borrower on the Additional Borrowing Date solely (i) to pay the consideration to be paid in connection with the Devon Acquisition (or for general corporate purposes to the extent that a portion of the consideration is paid from cash of the Borrower or Devon held prior to the Additional Borrowing Date), (ii) to refinance existing Indebtedness of Devon and its Subsidiaries and (iii) to pay costs and expenses related to the Devon Transaction.

            (c) The proceeds of all Revolving Loans shall be utilized (i) for general corporate purposes of the Borrower and its Subsidiaries and (ii) to finance Permitted Business Acquisitions; provided that proceeds of
                                         --------
Revolving Loans used to fund Contingent Payments (as defined in the Devon Acquisition Agreement) shall not exceed the lesser of (x) $3,500,000 plus accrued interest thereon, if any, and (y) 50% of the Contingent Payments required to be paid under Section 10 of the Devon Acquisition Agreement.

            (d) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve

System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock in violation of Regulation U or to extend credit for the purpose of purchasing or carrying any Margin Stock.

            6.6  Governmental Approvals.  No order, consent, approval,
                 ----------------------
license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

            6.7  Investment Company Act.  None of Holdings, the Borrower or
                 ----------------------
any of their Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "ICA") or a company "controlled" by an "investment company" within the meaning of the ICA (other than any investment company (including, without limitation, Bessemer and its Affiliates) which has been exempted from all provisions of the ICA pursuant to an order of the SEC under Section 6(c) of the ICA).

            6.8  Public Utility Holding Company Act.  None of Holdings, the
                 ----------------------------------
Borrower or any of their Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            6.9  True and Complete Disclosure.  (a) All information and
                 ----------------------------
data (excluding projections) concerning each of Holdings and the Borrower and the transactions contemplated herein which have been prepared by Holdings and the Borrower and that have been made available to the Agent or any Lender by or on behalf of Holdings and the Borrower prior to the Effective Date in connection with the Transaction or prior to the Amended and Restated Credit Agreement Effective Date in connection with the Devon Transaction, when taken as a whole, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading and all financial projections that have been prepared by Holdings and the Borrower and that have been made available prior to the Effective Date or prior to the Amended and Restated Credit Agreement Effective Date, as the case may be, to the Agent and/or any Lender by Holdings and the Borrower have been prepared in good faith based upon assumptions believed by Holdings and the Borrower at the time to be reasonable. Without limiting the foregoing, the Agent and each of the Lenders acknowledge that certain of the information provided to the Agent and each such Lender in respect of Holdings and the Borrower has been prepared by GH and/or its advisors and not by Holdings or the Borrower.

            (b) All other factual information (taken as a whole) furnished on or after the Effective Date or (in respect of the Devon Transaction) on or after the Amended and Restated Credit Agreement Effective Date by or on behalf of Holdings, the Borrower or any of their Subsidiaries in writing to the Agent or any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. The projections and pro forma financial information contained in such
                --- -----
materials are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to any Credit Party which materially and adversely affects the business, operations, property, assets or condition (financial or otherwise) of any such Credit Party and its respective Subsidiaries, taken as a whole, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

            6.10  Financial Condition; Financial Statements.  (a) On and as
                  -----------------------------------------
of the Initial Borrowing Date, on a pro forma basis after giving effect
                                    --- -----
to the Transaction and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Credit Party and its respective Subsidiaries taken as a whole in connection therewith, (x) the sum of the assets, at a fair valuation, of each Credit Party and its respective Subsidiaries taken as a whole will exceed its debts, (y) no such Credit Party and its Subsidiaries taken as a whole will have incurred or intended to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature and (z) each such Credit Party and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. On and as of the Additional Borrowing Date, on a pro forma basis after giving effect to
                                --- -----
the Devon Transaction and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Credit Party and its respective Subsidiaries taken as a whole in connection therewith, (x) the sum of the assets, at a fair valuation, of each Credit Party and its respective Subsidiaries taken as a whole will exceed its debts, (y) no such Credit Party and its Subsidiaries taken as a whole will have incurred or intended to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature and (z) each such Credit Party and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this Section 6.10, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            (b) (i) The audited consolidated balance sheets of the Borrower and its Subsidiaries dated as of December 31, 1994 and December 31, 1993, copies of which have been heretofore furnished to each Lender, were prepared in accordance with GAAP applied on a consistent basis in accordance with the past practice of the Borrower except for any changes required by GAAP and fairly present the consolidated financial position of the Borrower and its Subsidiaries as of their respective dates.

            (ii) The audited consolidated statements of operations, statements of changes in shareholder's deficit and statements of cash flows of the Borrower and its Subsidiaries for the 12-month periods ended December 31, 1994 and 1993, copies of which have been heretofore furnished to each Lender, were prepared in accordance with GAAP applied on a consistent basis in accordance with the past practice of the Borrower except for any changes required by GAAP and fairly present the consolidated results of operations, the cash flows and changes in shareholder's deficit of the Borrower and its Subsidiaries for such period.

            (iii) The audited consolidated balance sheets of Holdings and its Subsidiaries dated as of December 31, 1994 and December 31, 1993, copies of which have been heretofore furnished to each Lender, were prepared in accordance with GAAP applied on a consistent basis in accordance with the past practice of Holdings except for any changes required by GAAP and fairly present the consolidated financial position of Holdings and the Subsidiaries as of their respective dates.

            (iv) The audited consolidated statements of operations, statements of changes in shareholder's deficit and statements of cash flows of Holdings and its Subsidiaries for the 12-month periods ended December 31, 1994 and 1993, copies of which have been heretofore furnished to each Lender, were prepared in accordance with GAAP applied on a consistent basis in accordance with the past practice of Holdings and fairly present the consolidated results of operations, the cash flows and changes in shareholder's deficit of Holdings and the Subsidiaries for such period.

            (v)  (x)  The pro forma consolidated balance sheets of each
                          --- -----
of Holdings and its Subsidiaries and the Borrower and its Subsidiaries (the "Pro Forma Balance Sheets"), dated as of June 30, 1995 (the "Pro Forma Date"), copies of which have heretofore been furnished to each Lender, present a good faith estimate of the consolidated pro forma financial condition of the
                                   --- -----
respective entities as of the Pro Forma Date (after giving effect to the Transaction and the related financing thereof).

                 (y)  The pro forma consolidated balance sheets of each
                          --- -----
of Holdings and its Subsidiaries and the Borrower and its Subsidiaries (the "Devon Pro Forma Balance Sheets"), dated as of December 31, 1995 (the "Devon Pro Forma Date"), copies of which have heretofore been furnished to each Lender, present a good faith estimate of the consolidated pro forma
                                                          --- -----
financial condition of the respective entities as of the Devon Pro Forma Date (after giving effect to the Devon Transaction and the related financing thereof).

            (vi) Except for the incurrence of Indebtedness to finance the Transaction or to finance the Devon Transaction, nothing has occurred since September 30, 1995 that has had a Material Adverse Effect.

            (vii) The audited consolidated balance sheets of Devon and its Subsidiaries dated as of December 31, 1995, December 31, 1994 and December 31, 1993, copies of which have been heretofore furnished to each Lender, were prepared in accordance with GAAP applied on a consistent basis in accordance with the past practice of Devon and fairly present the consolidated financial position of Devon and its Subsidiaries as of their respective dates.

            (viii) The audited consolidated statements of operations, statements of changes in shareholder's deficit and statements of cash flows of Devon and its Subsidiaries for the 12-month periods ended December 31, 1995, 1994 and 1993, copies of which have been heretofore furnished to each Lender, were prepared in accordance with GAAP applied on a consistent basis in accordance with the past practice of Devon and fairly present the consolidated results of operations, the cash flows and changes in shareholder's deficit of Devon and its Subsidiaries for such periods.

            (c) Except as fully reflected in the financial statements and the notes thereto described in Section 6.10(b), there were as of the Initial Borrowing Date and as of the Additional Borrowing Date no material Contingent Obligations, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, interest rate or foreign currency swap or exchange transaction with respect to Holdings or any of its Subsidiaries which, either individually or in aggregate, would be material to Holdings, Devon or the Borrower and its Subsidiaries taken as a whole, except as incurred by the Borrower in the ordinary course of business consistent with past practices subsequent to September 30, 1995 and except agreements entered into subsequent to the Initial Borrowing Date in compliance with Section 7.12.

            6.11  Security Interests.  (a)  On and after the Initial
                  ------------------
Borrowing Date, each of the Security Documents creates, as security for the Obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (except (x) that the Security Agreement Collateral may be subject to the security interests evidenced by Permitted Liens relating thereto and (y) the Mortgaged Properties may be subject to Permitted Liens relating thereto)), in favor of the Collateral Agent for the benefit of the Lenders. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document (other than the Pledge Agreement) which shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof.

            (b) On and after the Additional Borrowing Date, all of the Security Documents (including, without limitation, the patent and trademark security agreements executed and delivered by each of the Borrower and Devon) create, as security for the Obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (except that (x) the Security Agreement Collateral may be subject to the security interests evidenced by Permitted Liens relating thereto and (y) the Mortgaged Properties may be subject to Permitted Liens relating thereto), in favor of the Collateral Agent for the benefit of the Lenders. No filings or recordings are required in order to perfect the security interests created under any such Security Document except for filings or recordings required in connection with any such Security Document (other than the Pledge Agreement of the Borrower) which shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof.

            6.12  Representations and Warranties in Documents.  (a)  All
                  -------------------------------------------
representations and warranties of Holdings, the Borrower and GH under the Merger Agreement and the Subordinated Note Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

            (b) All representations and warranties of the Borrower and Devon under the Devon Acquisition Agreement were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Additional Borrowing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

            6.13  Consummation of Merger; Issuance of Subordinated Notes;
                  --------------------------------------------------------
Consummation of Devon Acquisition.  (a)  As of the Initial Borrowing Date,
---------------------------------
the Merger has been consummated in accordance with the terms and conditions of the Merger Documents (as satisfied or waived) and the Subordinated Notes have been issued in accordance with the terms and conditions of the Subordinated Note Documents (as satisfied or waived). All consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to consummate the Merger in accordance with the terms and conditions of the Merger Documents and all applicable laws have been, or prior to the time required, will have been, obtained, given, filed, taken, or waived, and are, or will be at the time required, in full force and effect. All applicable waiting periods with respect thereto have, or, prior to the time when required, will have, expired or been terminated without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the consummation of the Merger. As of the Initial Borrowing Date, there does not exist any judgment, order, or injunction prohibiting or imposing material adverse conditions upon the Merger or the making of Loans or the issuance of the Subordinated Notes or the performance by any Credit Party of their respective obligations under the Documents.

            (b) As of the Additional Borrowing Date, the Devon Acquisition has been consummated in accordance with the terms and conditions of the Devon Acquisition Documents (as satisfied or waived). All consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to consummate the Devon Acquisition in accordance with the terms and conditions of the Devon Acquisition Documents and all applicable laws have been, or prior to the time required, will have been, obtained, given, filed, taken, or waived, and are, or will be at the time required, in full force and effect. All applicable waiting periods with respect thereto have, or, prior to the time when required, will have, expired or been terminated without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the consummation of the Devon Acquisition. As of the Additional Borrowing Date, there does not exist any judgment, order, or injunction prohibiting or imposing material adverse conditions upon the Devon Acquisition or the making of Loans or the performance by any Credit Party of their respective obligations under the Devon Acquisition Documents or any other Document.

            (c) All Obligations of the Borrower, including Obligations consisting of the Additional Term Loans and interest thereon, constitute Senior Indebtedness under the Subordinated Note Indenture and, after giving effect to this Agreement, no default under the Subordinated Note Indenture shall have occurred.

            (d) Each Subsidiary's Guaranty of the Subordinated Notes is by its terms subordinated to the obligations of such Subsidiary under the Subsidiary Guaranty pursuant to subordination provisions no less favorable to the Lenders than set forth in the Subordinated Note Indenture.

            6.14  Tax Returns and Payments.  Each of Holdings and its
                  ------------------------
Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. Holdings and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of Holdings) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

            6.15  Compliance with ERISA.  Each Plan is in substantial
                  ---------------------
compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of Section

412 of the Code; all contributions required to be made with respect to a Plan have been timely made; neither a Credit Party, nor any Subsidiary of a Credit Party, nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code or expects to incur any liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to a Credit Party or any Subsidiary of a Credit Party or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no lien imposed under the Code or ERISA on the assets of a Credit Party, or any Subsidiary of a Credit Party or any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan; and the Credit Parties and their Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of Holdings, the Borrower or any other Credit Party to perform its obligations under this Agreement and the other Documents to which it is a party, except to the extent that all events described in the preceding clauses of this Section 6.15 and then in existence would not, in the aggregate, be likely to have a Material Adverse Effect. With respect to Plans that are multiemployer plans (within the meaning of Section 4001(a)(3) of ERISA) the representations and warranties in this Section 6.15 are made to the best knowledge of Holdings and the Borrower.

            6.16  Subsidiaries.  (a)  Annex 6.16 hereto lists each
                  ------------
Subsidiary of Holdings and of the Borrower (and the direct and indirect ownership interest of Holdings therein), in each case existing on the Amended and Restated Credit Agreement Effective Date. Holdings and the Borrower will at all times own directly or indirectly the percentages specified in said Annex
6.16 of the outstanding capital stock of all of said entities except to the extent otherwise permitted pursuant to Section 8.2.

            (b) There are no restrictions on Holdings or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary of the Borrower to the Borrower, other than prohibitions or restrictions existing under or by reason of (i) this Agreement, the other Credit Documents and the Subordinated Note Documents, (ii) applicable law, (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, (iv) any restriction or encumbrance with respect to a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement, and (v) any documents or instruments governing the terms of any Indebtedness or other obligations secured by Liens permitted by Section 8.3, provided that such
                                                       --------
prohibitions or restrictions apply only to the assets subject to such Liens.

            6.17  Intellectual Property.  The Borrower and each of its
                  ---------------------
Subsidiaries owns, or is licensed to use, all material trademarks, trade names, copyrights, technology, know-how, patents, servicemarks, licenses and processes and other rights ("Intellectual Property") free from burdensome restrictions that are necessary for the conduct of their business taken as a whole as currently conducted and as proposed to be conducted.

            6.18  Pollution and Other Regulations.  Except as set forth
                 --------------------------------
on Annex 6.18, (a) each of Holdings and its Subsidiaries is, and has been, in compliance with all Environmental Laws governing or relating to its business, and to the knowledge of Holdings and its Subsidiaries, there is no condition or circumstance that would be likely to prevent or interfere with such compliance in the future, except to the extent that such failure to comply and any resulting costs, including but not limited to, remediation expenses, penalties, fines or forfeitures are not reasonably likely to, individually, or in the aggregate, have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the business of Holdings and each of its Subsidiaries, as conducted as of the Initial Borrowing Date and as of the Additional Borrowing Date, under any Environmental Law have been secured and Holdings and each of its Subsidiaries is, and has been, in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely individually, or in the aggregate, to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries has received any written communication from any Person alleging that it is in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which Holdings or such Subsidiary is a party or which would affect the ability of Holdings or such Subsidiary to operate its business or any real property, except in each such case, such noncompliance, breaches or defaults as are not reasonably likely to, individually or in the aggregate, have a Material Adverse Effect. There are, as of the Initial Borrowing Date and as of the Additional Borrowing Date, no Environmental Claims pending or, to the knowledge of Holdings or its Subsidiaries, threatened, including, without limitation, those which question the validity, term or entitlement of Holdings or any of its Subsidiaries for any permit, license, order, registration or approval required under any Environmental Law for the operation of any facility which Holdings or any of its Subsidiaries currently operates and wherein an unfavorable decision, ruling or finding would be reasonably likely, individually or in the aggregate, to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences relating to the business of Holdings or any of its Subsidiaries or, to the knowledge of Holdings or any of its Subsidiaries, on or relating to any Real Property or, on any property adjacent to any such Real Property or at any other location that could reasonably be expected (i) to form the basis of an Environmental Claim against Holdings, any of its Subsidiaries or any Real Property of Holdings or any of its Subsidiaries, or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

            (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of Holdings or any of its Subsidiaries or (ii) released on or from any Real Property, in each case where such occurrence or event is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

            6.19  Properties.  Holdings, the Borrower and each of their
                  ----------
Subsidiaries have good and marketable title to all material properties owned by them, including all property reflected in the most recent consolidated balance sheets of Holdings and its Subsidiaries and Devon and its Subsidiaries as referred to in Section 6.10(b), free and clear of all Liens, other than (i) as referred to in such consolidated balance sheet or in the notes thereto or (ii) otherwise permitted by Section 8.2 or 8.3. Annex 6.19 contains a true and complete list of each Real Property owned or leased by Holdings or any of its Subsidiaries on the Amended and Restated Credit Agreement Effective Date and the type of interest therein held by Holdings or the respective Subsidiary.

            6.20  Collective Bargaining Agreements.  Set forth on Annex
                  --------------------------------
6.20 hereto is a list and description (including dates of termination) of all Collective Bargaining Agreements or similar agreements between or applicable to the Borrower and its Subsidiaries and any union, labor organization or other bargaining agent in respect of the employees of the Borrower and its Subsidiaries on the Amended and Restated Credit Agreement Effective Date.

            6.21  Holding Company Status.  Holdings does not engage in any
                  ----------------------
business or operations other than owning capital stock of the Borrower and activities incidental thereto.

            SECTION 7.  Affirmative Covenants.  Each of Holdings and the
                        ---------------------
Borrower covenants and agrees that on the Initial Borrowing Date and thereafter and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

            7.1  Information Covenants.  Holdings will furnish to each
                 ---------------------
      Lender:

            (a)   Annual Financial Statements.  Within 90 days after the
                  ---------------------------
      close of each fiscal year of Holdings, the consolidated balance sheet of Holdings and its Subsidiaries and of the Borrower and its Subsidiaries, as at the end of such fiscal year and the related consolidated statements of operations and of changes in shareholder's deficit and of cash flows for such fiscal year, in each case setting forth comparative consolidated figures for the preceding fiscal year, and examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit and as to the status of Holdings or any of its Subsidiaries or of the Borrower or any of its Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of Holdings and of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, all of the foregoing to be in form and substance satisfactory to the Required Lenders.

            (b)   Quarterly Financial Statements.  As soon as available and
                  ------------------------------
      in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year, the consolidated balance sheet of each of Holdings and its Subsidiaries and the Borrower and its Subsidiaries, as at the end of such quarterly period and the related consolidated statements of operations and of changes in shareholder's deficit and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative consolidated figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer, controller, chief accounting officer or other Authorized Officer of Holdings or the Borrower, as the case may be, subject to changes resulting from audit and normal year-end audit adjustments.

            (c)   Budgets; etc.  Not more than 75 days after the
                  -------------
      commencement of each fiscal year of Holdings budgets of the Borrower and its Subsidiaries in reasonable detail for each of the four fiscal quarters of such fiscal year, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of consolidated financial statements pursuant to Section 7.1(a) and (b), a comparison of the current year to date financial results (other than in respect of the balance sheets included therein) against the budgets required to be submitted pursuant to this clause (c) shall be presented.

            (d)   Officer's Certificates.  At the time of the delivery of
                  ----------------------
      the financial statements provided for in Section 7.1(a) and (b), a certificate of the chief financial officer, controller, chief accounting officer or other Authorized Officer of Holdings to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate, in the case of the certificate delivered pursuant to Section 7.1(a) and
      (b), shall set forth the calculations required to establish (I) the applicable Level then in effect under Annex 7.1(d) for the Measured Period (as defined in Annex 7.1(d)) ending on the last day of such fiscal period or year and (II) whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 8.5, 8.7, 8.9(a) (but only to the extent Holdings has made payments of the type described in clause
      (ii) thereof in such period or year), 8.11, 8.12, 8.13, 8.14 and 8.15 as at the end of such fiscal period or year, as the case may be.

            (e)   Notice of Default or Litigation.  Promptly, and in any
                  -------------------------------
      event within three Business Days after Holdings or any of its Subsidiaries obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action Holdings or such Subsidiary proposes to take with respect thereto and (y) the commencement of or any significant development in any litigation or governmental proceeding pending against Holdings or any of its Subsidiaries which is likely to have a material adverse effect on the business, properties, assets, operations, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole or is likely to have a material adverse effect on the ability of Holdings or any Credit Party to perform its obligations hereunder or under any other Credit Document.

            (f)   Auditors' Reports.  Promptly upon receipt thereof, a copy
                  -----------------
      of each other report or "management letter" submitted to Holdings or the Borrower by its independent accountants in connection with any annual, interim or special audit made by it of the books of Holdings or the Borrower.

            (g)   Borrowing Base Certificate; Total Availability
                  -----------------------------------------------
      Certificate.  (i) (A) Promptly and in any event no later than October
      -----------
      31, 1995, (B) not later than 15 days after the end of each month, commencing October, 1995 (each such last day being called a "Determination Date"), and (C) on the date which is 10 Business Days prior to the consummation of a Permitted Business Acquisition to be financed (to the extent permitted under this Agreement) by the Revolving Facility (such date, the "Permitted Business Acquisition Determination Date"), a borrowing base certificate substantially in the form of Exhibit K-1 hereto (a

      "Borrowing Base Certificate") and applicable supporting documentation, setting forth, as of a recent date satisfactory to the Agent, such Determination Date or such Permitted Business Acquisition Determination Date (or as of such other date provided in the definition of "Borrowing Base"), the Borrowing Base.

            (ii) (A) Not later than 15 days after the end of each month, commencing October, 1995 (each such last day being called a "Determination Date"), and (B) on each Permitted Business Acquisition Determination Date, a total availability certificate substantially in the form of Exhibit K-2 hereto (a "Total Availability Certificate") and applicable supporting documentation, setting forth, as of such Determination Date or such Permitted Business Acquisition Determination Date (or as of such other date provided in the definition of "Total Availability"), the Total Availability.

            (h)   Other Information.  Promptly upon transmission thereof,
                  -----------------
      copies of any filings and registrations with, and reports to, the Securities and Exchange Commission or any successor thereto (the "SEC") by Holdings or any of its Subsidiaries and, with reasonable promptness, such other information or documents (financial or otherwise) as the Agent on its own behalf or on behalf of the Required Lenders may reasonably request from time to time.

            7.2  Books, Records and Inspections.  Holdings will, and will
                 ------------------------------
cause its Subsidiaries to, permit, upon notice to the chief financial officer, controller or any other Authorized Officer of Holdings, (x) officers and designated representatives of the Agent or the Required Lenders to visit and inspect any of the properties or assets of Holdings and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of Holdings and any of its Subsidiaries and discuss the affairs, finances and accounts of Holdings and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or the Required Lenders may desire, including, without limitation, at such time as the Borrower notifies the Agent that it expects to request a Borrowing to fund a Permitted Business Acquisition and (y) the Agent, or a third party designated by the Agent, to conduct, at the Borrower's expense (including, without limitation, the fees and expenses associated with services performed by the Collateral Agent's Collateral Monitoring Department (or its equivalent)), an audit and/or collateral examination of the accounts receivable, inventories and Borrowing Base and an independent appraisal of the property of Holdings and its Subsidiaries at such times as the Agent shall reasonably require, including, without limitation, at such time as the Borrower notifies the Agent that it expects to request a Borrowing to fund a Permitted Business Acquisition.

            7.3  Maintenance of Insurance.  Holdings will, and will cause
                 ------------------------
each of its Subsidiaries to, at all times maintain in full force and effect insurance in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice, provided that in no event will any such deductible or
                   --------
self-insured retention in respect of liability claims or in respect of casualty damage, exceed, in each such case, (i) $1,000,000 per occurrence or (ii) $5,000,000 in the aggregate per fiscal year. At any time that insurance at the levels described in Annex 7.3 is not being maintained by Holdings and its Subsidiaries, Holdings will notify the Lenders in writing thereof and, if thereafter notified by the Agent to do so, Holdings will, and will cause its Subsidiaries to, obtain insurance at such levels at least equal to those set forth in Annex 7.3 to the extent then generally available (but in any event within the deductible or self-insured retention limitations set forth in the preceding sentence) or otherwise as are acceptable to the Agent. Holdings will, and will cause each of its Subsidiaries to, furnish on the Initial Borrowing Date and annually thereafter to the Agent a summary of the insurance carried together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as an additional insured and/or loss payee to the extent appropriate.

            7.4  Payment of Taxes.  Holdings will pay and discharge, and
                 ----------------
will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Holdings or any of its Subsidiaries, provided that neither Holdings nor any Subsidiary shall be
              --------
required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of Holdings) with respect thereto in accordance with GAAP.

            7.5  Consolidated Corporate Franchises.  Holdings will do, and
                 ---------------------------------
will cause each Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, rights and authority, provided that any transaction permitted by Section 8.2 will not constitute
--------
a breach of this Section 7.5.

            7.6  Compliance with Laws, Statutes, etc.  Holdings will, and
                 ------------------------------------
will cause each Subsidiary to, comply with all applicable laws, statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including, without limitation, (x) all applicable federal, state and local statutes, regulations, standards, guidelines and orders issued or administered by the United States Food and Drug Administration (the "FDA"), or any state or local agency similar in its purpose to the FDA (including good manufacturing practice regulations set forth in 21 CFR Part 820 and all FDA guidelines and other policies implementing such regulations) and (y) all Environmental Laws) other than those the non-compliance with which would not have a Material Adverse Effect or would not have a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is party.

            7.7  ERISA; FDA.  (a) As soon as possible and, in any event,
                 ----------
within 15 days after a Credit Party or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to each of the Lenders a certificate of the chief financial officer of Holdings setting forth details as to such occurrence and such action, if any, which the Credit Party, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Credit Party, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant's benefits) or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is reasonably likely to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan has not been timely made; that a Plan which has an Unfunded Current Liability has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability and there is a failure to make a required contribution, which gives rise to a lien under ERISA or the Code; that proceedings are reasonably likely to be or have been instituted to terminate a Plan which has an Unfunded Current Liability or to appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that a Credit Party, any Subsidiary of a Credit Party or any ERISA Affiliate will or is reasonably likely to incur any material liability (including any indirect, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under
Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(1) or
502(i) of ERISA, or that a Credit Party or any Subsidiary of a Credit Party is reasonably likely to incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). Upon request of a Lender, Holdings will deliver to such Lender a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Lenders pursuant to the previous sentences hereof, copies of any material notices received by a Credit Party or any Subsidiary of a Credit Party or any ERISA Affiliate, with respect to a Plan shall be delivered to the Lenders no later than 15 days after such are received by Holdings, the Subsidiary or the ERISA Affiliate, as applicable.

                  (b) Holdings will promptly notify the Agent of any determination by the FDA of material non-compliance of Holdings or any of its Subsidiaries with applicable federal, state and local statutes, regulations, standards, guidelines and orders administered by the FDA, to the extent such material non-compliance has not been or is not expected to be promptly corrected.

            7.8  Good Repair.  Holdings will, and will cause each of its
                 -----------
Subsidiaries to, ensure that its properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and, subject to
Section 8.5, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

            7.9  End of Fiscal Years; Fiscal Quarters.  Holdings will, for
                 ------------------------------------
financial reporting purposes, cause (i) each of its, and each of its Subsidiaries' fiscal years to end on December 31 of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

            7.10  Use of Proceeds.  All proceeds of the Loans shall be used
                  ---------------
as provided in Section 6.5.

            7.11  Additional Security; Further Assurances.  (a)  The
                  ---------------------------------------
Borrower will, and will cause its Domestic Subsidiaries to, grant to the Collateral Agent security interests and mortgages (an "Additional Mortgage") in such owned or leased Real Property of the Borrower and its Domestic Subsidiaries (other than any Real Property which secures Indebtedness permitted under Section 8.4 and subject to a Lien permitted under Section 8.3, to the extent prohibited by such Lien or the terms of such Indebtedness) as are acquired after the Initial Borrowing Date by the Borrower or such Subsidiary and that, together with any improvements thereof, individually have a value of at least $2,500,000, and as may be requested from time to time by the Agent or the Required Lenders, as additional security for the Obligations. Such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Agent and shall constitute valid and enforceable perfected Liens superior to and prior to the rights of all third Persons other than such Persons holding Liens permitted by Section 8.3 and subject to no other Liens except as are permitted by Section 8.3 at the time of perfection thereof. The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. If requested by the Agent or the Required Lenders, the Borrower shall provide a lender's title policy with respect to each such Additional Mortgage conforming to the requirements of Section 5.1(1)(iii).

            (b) At the request of the Agent or the Required Lenders, Holdings shall provide to the Agent appraisals satisfying and to the extent required by applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989 in respect of the Real Property of the Borrower and its Subsidiaries constituting Collateral (other than the original Mortgaged Properties), in form and substance satisfactory to the Agent.

            (c) With respect to any assets of the type covered by the Security Agreements and acquired after the Initial Borrowing Date, and, upon the occurrence of an Event of Default and at the request of the Required Lenders, with respect to any other assets or property of Holdings and its Domestic Subsidiaries, as to which the Collateral Agent, for the benefit of the Lenders, does not have a perfected Lien, each of Holdings and its Domestic Subsidiaries agrees to (i) execute and deliver to the Collateral Agent such amendments to this Agreement or the Security Agreements or such other Security Documents as the Collateral Agent reasonably requests in order to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in such assets, and (ii) take all actions reasonably requested by the Collateral Agent to grant to the Collateral Agent, for the benefit of the Lenders, a security interest in such assets that is perfected to the same extent as and with the same priority as the comparable security interests previously granted under the Security Documents, including without limitation, the filing of UCC financing statements in such jurisdictions as may be required by the appropriate Security Agreements or by law or as may be requested by the Agent.

            (d) With respect to any Domestic Subsidiary or any Foreign Subsidiary owned directly by the Borrower or any Domestic Subsidiary and created or acquired after the Initial Borrowing Date, (i) the Borrower or the applicable Subsidiary shall cause to be executed and delivered to the Collateral Agent a pledge agreement, in form, scope and substance reasonably satisfactory to the Agent, granting to the Collateral Agent, for the benefit of the Lenders, a perfected first priority security interest in all of the capital stock of such Domestic Subsidiary or 65% of the capital stock of such Foreign Subsidiary, as applicable, (ii) the Borrower shall deliver to the Collateral Agent the certificates representing such capital stock, together with undated stock powers, executed in blank, (iii) the Borrower shall cause such Domestic Subsidiary to execute and deliver a Subsidiary Guaranty, (iv) the Borrower shall cause such Domestic Subsidiary to execute and deliver a Security Agreement and (v) the Borrower shall execute and deliver such amendments to this Agreement requested by the Agent to reflect the existence of such Domestic Subsidiary.

            (e) Holdings and the Borrower agree that each action required above by this Section 7.11 shall be completed as soon as possible, but in no event later than 60 days (75 days in the case of clause (b) above) after such action is requested to be taken by the Agent or the Required Lenders, provided that in no event shall Holdings or any of its Subsidiaries be
--------
required to take any action, other than using its commercially reasonable efforts, to obtain consents from third parties with respect to their compliance with this Section 7.11.

            7.12  Interest Rate Agreements.  The Borrower shall no later
                  ------------------------
than 90 days following the Additional Borrowing Date enter into Interest Rate Agreements, reasonably acceptable to the Agent, establishing a fixed or maximum interest rate based on a eurodollar rate in respect of at least 50% of the aggregate principal amount of Term Loans for a period which shall be satisfactory to the Agent.

            SECTION 8.  Negative Covenants.  Each of Holdings and the
                        ------------------
Borrower hereby covenants and agrees that as of the Initial Borrowing Date and thereafter until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder, are paid in full:

            8.1  Changes in Business.  Except as otherwise permitted by
                 -------------------
Section 8.2, Holdings will not, and will not permit any of its Subsidiaries to, substantively alter the character of the business of the Borrower and its Subsidiaries from that conducted at the Additional Borrowing Date (after giving effect to the consummation of the Devon Acquisition). Holdings will: engage in no business or activity other than the ownership of all of the capital stock of the Borrower and activities incidental thereto; own no capital stock other than capital stock of the Borrower; not contract, create, incur, assume or suffer to exist any Indebtedness except pursuant to the Documents and as permitted by Section 8.4; and not own any assets other than capital stock of the Borrower and de minimis amounts of other assets incidental to the
                 -- -------
conduct of its business.

            8.2  Consolidation, Merger, Sale or Purchase of Assets, etc.
                 -------------------------------------------------------
Holdings will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, sell or otherwise dispose of all or any part of its property or assets (other than inventory or obsolete equipment or excess equipment no longer needed in the conduct of the business in the ordinary course of business) or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property, assets or capital stock of any Person (other than purchases or other acquisitions of inventory, leases, materials and equipment in the ordinary course of business) or agree to do any of the foregoing at any future time, except that the following shall be permitted:

            (a) except as otherwise provided in the Security Documents, any Subsidiary of the Borrower may be merged or consolidated with or into, or be liquidated into, the Borrower or a Wholly-Owned Subsidiary of the Borrower (so long as (i) the Borrower or such Wholly-Owned Subsidiary is the surviving corporation and (ii) if any such merger or consolidation involves a Domestic Subsidiary, a Domestic Subsidiary is the surviving corporation), or all or any part of its business, properties and assets may be conveyed, leased, sold or transferred to the Borrower or a Wholly-Owned Subsidiary of the Borrower (which must be a Domestic Subsidiary if the transaction involves the conveyance, lease, sale or transfer of all or substantially all the properties and assets of a Domestic Subsidiary), provided that the Borrower may not be a party
                            --------
      to any merger, consolidation or liquidation otherwise permitted by this clause (a) involving a Subsidiary that is not a Wholly-Owned Subsidiary, and provided further that in each case all Liens created pursuant
          -------- -------
      to a Security Document on any assets of a Subsidiary affected by any of the foregoing events (other than Liens on the capital stock issued by a Subsidiary that does not survive such event if, in connection therewith, such capital stock is cancelled) shall remain in full force and effect after giving effect thereto;

            (b) capital expenditures to the extent within the limitations set forth in Section 8.5 hereof;

            (c) the investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 8.6;

            (d) Qualified Sale/Leaseback Transactions to the extent the Net Cash Proceeds thereof are applied to repay the Loans as and to the extent provided in Section 4.2(A)(e);

            (e) other sales or dispositions of assets by the Borrower and its Subsidiaries (including by way of mergers and consolidations and including those effected in connection with the closing of a plant or facility owned or leased by the Borrower or any of its Subsidiaries on the Initial Borrowing Date or the consolidation of two or more such plants and/or facilities), provided that (w) the aggregate Net Cash
                                 --------
      Proceeds received from all such sales and dispositions shall not exceed $15,000,000 in the aggregate, (x) each such sale (other than sales not exceeding $750,000 in any fiscal year of the Borrower and $3,000,000 in the aggregate) shall be in an amount at least equal to the fair market value thereof (as determined by the Board of Directors of Holdings) and for proceeds of cash alone, (y) such sale or disposition shall be permitted pursuant to the Subordinated Note Indenture and (z) the Net Cash Proceeds of any such sale are applied to repay the Loans as and to the extent provided in Section 4.2(A)(e), and, provided further,
                                                     -------- -------
      that the sale or disposition of the capital stock of (i) the Borrower shall be prohibited and (ii) any Subsidiary of the Borrower shall be prohibited unless it is for all of the outstanding capital stock of such Subsidiary owned (directly or indirectly) by the Borrower;

            (f) other sales or dispositions of assets (including those effected in connection with the closing of a plant or facility owned or leased by the Borrower or any of its Subsidiaries or the consolidation of two or more such plants and/or facilities), in each case to the extent the Required Lenders have consented in writing thereto and subject to such conditions as may be set forth in such consent;

            (g) the license of intellectual property in the ordinary course of business of the Borrower or any of its Subsidiaries;

            (h) leases or subleases by the Borrower and its Subsidiaries not materially interfering with the ordinary course of conduct of the business of the Borrower or any of its Subsidiaries;

            (i)  the Merger; and

            (j)  the Devon Acquisition.

            8.3  Liens.  Holdings will not, and will not permit any of its
                 -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of Holdings or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to Holdings or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except:

            (a) Liens for taxes and assessments not yet due and payable or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of Holdings) have been established;

            (b) Liens in respect of property or assets of Holdings or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Holdings or any Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

            (c) Liens created by or pursuant to this Agreement or the other Credit Documents;

            (d) Liens on assets of Holdings and its Subsidiaries existing on the Initial Borrowing Date and listed on Annex 8.3(d) hereto together with each Lien on the assets of Devon existing on the Additional Borrowing Date listed on Annex 8.3(d) as described in each officer's certificate delivered pursuant to Sections 5.1(c) and 5.2(c), respectively, in each case without giving effect to any subsequent extensions or renewals thereof;

            (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.9;

            (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, trade contracts, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

            (g) Leases or subleases granted to others not interfering in any material respect with the business of Holdings or any of its Subsidiaries;

            (h) Easements, encroachments, covenants, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Holdings or any of its Subsidiaries and municipal and zoning ordinances;

            (i) Liens arising from UCC financing statements regarding leases permitted by this Agreement;

            (j) Purchase money Liens securing payables arising from the purchase by the Borrower or any of its Subsidiaries of any equipment or goods in the normal course of business, provided that such payables
                                              --------
      shall not constitute Indebtedness;

            (k) Any interest or title of a lessor under any lease permitted by this Agreement;

            (l) Liens arising pursuant to purchase money mortgages relating to, or security interests securing Indebtedness representing the purchase price of assets acquired by the Borrower or any of its Subsidiaries after the Initial Borrowing Date, provided that any such Liens attach only to the assets so acquired and/or Liens existing on assets acquired by the Borrower or any of its Subsidiaries after the Initial Borrowing Date which are not incurred in connection with such acquisition and which do not attach to any other property of the Borrower and/or any of its Subsidiaries, provided that all Indebtedness secured by Liens created pursuant to this clause (1), when aggregated with the principal amount of Indebtedness outstanding pursuant to Section 8.4(o), shall not exceed $12,500,000 at any time outstanding;

            (m) Liens arising in connection with Qualified Sale/Leaseback Transactions;

            (n)  Liens created pursuant to Capital Leases permitted pursuant to
      Section 8.4(d);

            (o)  Liens on assets of Foreign Subsidiaries, provided that
                                                          --------
      such Liens do not extend to, or encumber, assets which constitute Collateral or the capital stock of the Borrower or any of its Subsidiaries;

            (p) repurchase agreements related to inventory executed by the Borrower or any of its Subsidiaries to any third parties not to exceed $5,000,000 in the aggregate at any time outstanding; and

            (q) Liens on cash collateral consisting of the proceeds of drawings under a Letter of Credit in an aggregate principal amount not to exceed $3,000,000 (and earnings thereon and investments thereof) to secure reimbursement obligations in respect of Existing Letters of Credit and related fees and expenses.

            8.4  Indebtedness.  Holdings will not, and will not permit any
                 ------------
of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (b) Indebtedness owing by (i) any Subsidiary to another Subsidiary, provided that, if the obligee Subsidiary is a Domestic
                  --------
      Subsidiary, then the obligor Subsidiary shall not be a Foreign Subsidiary with Indebtedness outstanding pursuant to Section 8.4(k), and (ii) Holdings to the Borrower to the extent the proceeds of such Indebtedness are used promptly upon the incurrence thereof to pay when due (x) fees owing to Bessemer and/or its Affiliates permitted pursuant to Section 8.10, (y) taxes and normal operating expenses and (z) the repurchase price for Holdings Common Stock or Holdings Preferred Stock as permitted by Section 8.9(a)(ii);

            (c) Indebtedness owing by any Subsidiary to the Borrower, provided such Subsidiary is not a Foreign Subsidiary with
      --------
      Indebtedness outstanding pursuant to Section 8.4(k);

            (d) Capitalized Lease Obligations of the Borrower or any of its Subsidiaries, provided that the aggregate Capitalized Lease
                    --------
      Obligations under all Capital Leases entered into after the Initial Borrowing Date shall not at any time exceed $10,000,000;

            (e) existing Indebtedness listed on Annex 8.4(e) hereto ("Existing Indebtedness") and any renewals, extensions, refundings or refinancings of such Indebtedness (other than the Subordinated Notes), provided the amount thereof is not increased and the maturity of principal thereof is not shortened (unless to a maturity occurring after the Tranche B Term Facility Final Maturity Date);

            (f) Indebtedness under Interest Rate Agreements listed on Annex 8.4(f) hereto and under Interest Rate Agreements entered into after the Initial Borrowing Date;

            (g) Indebtedness of Holdings represented by the obligations of Holdings to make payments with respect to the cancellation or repurchase of certain stock or stock options or warrants in respect of Holdings Common Stock or Holdings Preferred Stock granted to management investors pursuant to the Management Common Stock Agreements and the Employment Agreements;

            (h)  Indebtedness secured by Liens permitted by Section 8.3(1);

            (i)  the repurchase agreements permitted by Section 8.3(p);

            (j) unsecured Indebtedness of the Borrower evidenced by the Subordinated Notes, provided that such Indebtedness shall not exceed
                          --------
      $75,000,000 in aggregate principal amount at any time outstanding;

            (k)  Indebtedness of any Foreign Subsidiary, provided that such
                                                         --------
      Indebtedness is incurred solely for working capital purposes and is not guaranteed by, or secured by the assets of, any entity other than the Foreign Subsidiary incurring such Indebtedness or any other Foreign Subsidiary;

            (l) Indebtedness of the Borrower in respect of industrial revenue bonds issued after the Initial Borrowing Date, provided that such
                                                     --------
      Indebtedness shall not exceed $5,000,000 in aggregate principal amount outstanding at any time;

            (m) letters of credit issued in the ordinary course of business for the account of the Borrower or any of its Subsidiaries to the extent
      (i) the reimbursement obligations of the Borrower and/or such

      Subsidiary in respect thereof are unsecured and (ii) the sum of (x) the aggregate stated amount thereof, (y) the aggregate amount of all unpaid drawings in respect thereof and (z) the Letter of Credit Outstandings will not exceed, when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, either (A) the Total Revolving Commitment in effect as of the Initial Borrowing Date or
      (B) the Total Availability at the time of issuance;

            (n)  Stock Repurchase Notes; and

            (o) additional Indebtedness of the Borrower or any of its Subsidiaries not to exceed, when aggregated with the aggregate amount of Indebtedness subject to a Lien pursuant to Section 8.3(1), an aggregate outstanding principal amount of $12,500,000 at any time.

            8.5  Capital Expenditures.  (a)  Holdings will not, and will
                 --------------------
not permit any of its Subsidiaries to, incur Consolidated Capital Expenditures, provided that the Borrower and its Subsidiaries may make Consolidated
--------
Capital Expenditures during each fiscal year of the Borrower in an amount not in excess of (x) the sum of (A) as the case may be, (1) for fiscal year 1995, $4,000,000 or (2) for each fiscal year thereafter, $8,500,000 plus (B) in the case of each fiscal year commencing with the fiscal year beginning January 1, 1997, the Retained Percentage Amount for the prior fiscal year minus (y) the amount of such Retained Percentage Amount expended by the Borrower in such fiscal year in respect of repurchases of Subordinated Notes pursuant to Section 8.8(a).

            (b)  Notwithstanding anything to the contrary contained in clause
(a) above, to the extent that Consolidated Capital Expenditures made by the Borrower and its Subsidiaries during any fiscal year are less than the amount permitted to be made for such fiscal year pursuant to clause (a) (without taking into account any increase in the amount permitted during such period as a result of this clause (b)) 100% of such unused amount may be carried forward to the immediately succeeding fiscal year and utilized to make Consolidated Capital Expenditures in excess of the amount permitted above in such following fiscal year.

            8.6  Advances, Investments and Loans.  Holdings will not, and
                 -------------------------------
will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to any Person, except:

            (a) Holdings or any of its Subsidiaries may invest in cash and Cash Equivalents;

            (b) the Borrower and any of its Subsidiaries may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

            (c)  the intercompany Indebtedness described in Sections 8.4(b) and
      (c) shall be permitted to the extent evidenced by promissory notes (if owed to the Borrower or another Domestic Subsidiary) that are pledged pursuant to a Pledge Agreement;

            (d) the investments owned by the Borrower and each of its Subsidiaries on the Initial Borrowing Date and set forth in Annex 8.6(d) may continue to be owned by the Borrower and such Subsidiary;

            (e) loans and advances to employees in the ordinary course of business in an aggregate principal amount not to exceed $1,000,000 at any time outstanding shall be permitted;

            (f) the Borrower and any of its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (g) Interest Rate Agreements permitted by Section 8.4(f) shall be permitted;

            (h) the Borrower may make additional capital contributions or advances to or investments in any Person not to exceed $1,000,000 for any Person and $3,000,000 to all Persons;

            (i) Holdings may make capital contributions to the Borrower and the Borrower and its Subsidiaries may make capital contributions to, or purchase additional shares of capital stock of, their respective Wholly-Owned Subsidiaries; provided that the aggregate amount of
                                 --------
      capital contributions to, and consideration paid for the purchase of capital stock of, Foreign Subsidiaries by the Borrower and its Domestic Subsidiaries on and after the Initial Borrowing Date shall not at any time exceed the sum of (i) $250,000 plus (ii) the aggregate amount of dividends and other distributions received by the Borrower and its Domestic Subsidiaries from Foreign Subsidiaries on and after the Initial Borrowing Date;

            (j) the Borrower may make guarantees of certain financial obligations of a distributor of the Borrower, in the ordinary course of business and consistent with past practice in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

            (k) (i) the Merger shall be permitted and (ii) the Devon Acquisition shall be permitted;

            (l) the Borrower and its Subsidiaries may make Permitted Business Acquisitions, provided that the aggregate amount of consideration
                    --------
      (whether cash or property, as valued in good faith by the Board of Directors of the Borrower) for all Permitted Business Acquisitions acquired after the Initial Borrowing Date (other than the Devon Acquisition) shall not exceed (net of any return representing return of capital of (but not return on) any such investment) at any time the amount set forth on Annex 7.1(d) for the Level that is in effect at such time (it being agreed that any such investment permitted when made shall not cease to be permitted as a result of the applicable Level subsequently changing); and

            (m) the foregoing shall not prevent the redemption or repurchase by Holdings of Holdings Common Stock or Holdings Preferred Stock (and any options or warrants relating thereto) in accordance with Section 8.9(a)(ii).

            8.7  Leases.  Holdings will not permit the aggregate payments
                 ------
(including, without limitation, any property taxes paid by Holdings and its Subsidiaries as additional rent or lease payments) by Holdings and its Subsidiaries on a consolidated basis under agreements in effect as of the Initial Borrowing Date and/or entered into after the Initial Borrowing Date (including any such agreement that is an extension, replacement, substitution, or renewal of any agreement entered into prior to such date) to rent or lease any real or personal property (exclusive of Capitalized Lease Obligations) to exceed $17,500,000 in any fiscal year of Holdings.

            8.8  Prepayments of Indebtedness; Amendments to Documents, etc.
                 ----------------------------------------------------------
Holdings will not, and will not permit any of its Subsidiaries to:

            (a) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Existing Indebtedness or the Subordinated Notes except that, commencing with the fiscal year beginning January 1, 1997, the Borrower may repurchase and/or redeem Subordinated Notes so long as (x) the aggregate amount paid by the Borrower in any fiscal year for all such repurchases and redemptions shall not exceed an amount equal to (A) in the case of each fiscal year commencing with the fiscal year beginning January 1, 1997, the Retained Percentage Amount for the immediately preceding fiscal year minus (B) the amount of such
                                            -----
      Retained Percentage Amount utilized by the Borrower to make Consolidated Capital Expenditures in such fiscal year, (y) no Subordinated Notes shall be purchased or redeemed at a price which exceeds 105% of the principal amount thereof plus interest accrued thereon and (z) no Default under
      Section 9.1 or Event of Default shall exist at the time of any such repurchase and redemptions or would exist immediately after giving effect thereto;

            (b) amend or modify, or permit the amendment or modification of, any provisions of any Subordinated Note Document, any Merger Document or any Devon Acquisition Document in any manner adverse to the interests of the Lenders;

            (c) designate any Indebtedness incurred by Holdings or any of its Subsidiaries after the Initial Borrowing Date (other than Indebtedness hereunder) as "Designated Senior Indebtedness" (as such term is defined in the Subordinated Note Indenture) without the prior written consent of the Agent;

            (d) exercise its legal or covenant defeasance option under the Subordinated Note Indenture without the consent of the Required Lenders; or

            (e) amend, modify or change in any manner adverse to the interests of the Lenders the Certificate of Incorporation (including, without limitation, by the filing of any certificate of designation other than that filed with respect to the Holdings Preferred Stock on or prior to the Initial Borrowing Date) or By-Laws of Holdings, the Borrower or any other Credit Party, or any agreement entered into by Holdings, the Borrower or any other Credit Party with respect to its capital stock, or enter into any new agreement in any manner adverse to the interests of the Lenders, with respect to the capital stock of Holdings, the Borrower or any other Credit Party.

            8.9  Dividends, etc.  (a)  Holdings will not, and will not
                 ---------------
permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in capital stock of such Person) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

             (i) any Subsidiary of the Borrower may pay dividends to its shareholders;

            (ii) Holdings may redeem or repurchase Holdings Common Stock or Holdings Preferred Stock (and any options or warrants relating thereto) from management investors upon the death, permanent disability, retirement or termination of employment of any such management investor (any such event in respect of a management investor, a "Repurchase Triggering Event"), provided that (x) no Default under Section 9.1 or
                          --------
      Event of Default is then in existence or would arise therefrom, (y) the aggregate amount of all cash paid in respect of such shares so redeemed or repurchased from all management investors and all principal payments made in respect of Stock Repurchase Notes shall not exceed $3,000,000 in the aggregate during the period from the Initial Borrowing Date through the second anniversary thereof and $5,000,000 in the aggregate thereafter (it being understood that the amount of Stock Repurchase Notes that may be issued for such redemptions and repurchases is not limited by the foregoing restrictions), and, provided further that in the event
                                    -------- -------
      that Holdings subsequently resells to any member of its, the Borrower's or any Subsidiary's management, or to a party acceptable to the Agent provided that any such party shall simultaneously transfer all such shares purchased by it to a member of management of Holdings, the Borrower or of such Subsidiary, or for the benefit of one or more members of management (to the extent that such shares are, simultaneously with such transfer, reserved for issuance to such members of management pursuant to an employee incentive plan), any shares redeemed or repurchased pursuant to this clause (ii), the amount of repurchases Holdings may make from management investors pursuant to this clause (ii) and permitted principal payments in respect of Stock Repurchase Notes shall be increased by an amount equal to any cash received by Holdings upon the resale of such shares;

           (iii) the Borrower may pay cash dividends to Holdings at such times and in such amounts as are necessary to enable Holdings to (A) make required tax payments, (B) pay normal operating expenses incurred in the ordinary course of business, and/or (C) effect the payments permitted pursuant to Section 8.9(ii) and Section 8.10, provided that in the event that Holdings has not utilized the
      --------
      proceeds of such dividend for the purposes for which such dividend was paid within thirty days after the receipt of proceeds of such dividend, Holdings shall be required to immediately utilize the proceeds of such dividend to make a capital contribution in the Borrower;

            (iv) the Borrower may pay a cash dividend to Holdings on the Initial Borrowing Date to be used by Holdings as set forth in Sections 5.1(h), (j) and (k) and 6.5; and

             (v) Holdings may pay Dividends to its stockholders (or holders of options for Holdings Common Stock) on the Initial Borrowing Date as required by the terms of the Merger Agreement.

            (b) Holdings will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any Subsidiary to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any Subsidiary, (b) make loans or advances to the Borrower or any Subsidiary, (c) transfer any of its properties or assets to the Borrower or any Subsidiary or (B) the ability of the Borrower or any other Subsidiary of Holdings to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of:

             (i) this Agreement, the other Credit Documents and the Subordinated Note Documents;

            (ii)  applicable law;

           (iii) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices;

            (iv) any restriction or encumbrance with respect to a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement; and

             (v) Liens permitted under Section 8.3 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or
                                 --------
      restrictions apply only to the assets subject to such Liens.

            8.10  Transactions with Affiliates.  Holdings will not, and
                  ----------------------------
will not permit any Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, provided that the foregoing restrictions shall not
                         --------
apply to (i) transactions with Bessemer and its Affiliates set forth in Annex
8.10 hereto in such amounts and at such times as is permitted pursuant to the terms of the Subordinated Note Indenture, provided that no amount shall be paid by Holdings or any Subsidiary in connection with such transactions during the continuation of an Event of Default, (ii) payments among Holdings and its Subsidiaries pursuant to any Tax Sharing Agreement, (iii) employment arrangements entered into in the ordinary course of business with officers of the Borrower and its Subsidiaries, (iv) customary fees paid to members of the Board of Directors of Holdings and of its Subsidiaries, (v) transactions between or among any of the Borrower and its Wholly-Owned Domestic Subsidiaries, (vi) between the Borrower and its Wholly-Owned Subsidiaries in the ordinary course of business and (vii) payments by the Borrower to Sandel and the other Selling Shareholders required by the Devon Acquisition Agreement as in effect on the date hereof, provided that at least 50% of each
                                 --------
Contingent Payment (as defined in the Devon Acquisition Agreement) required to be made pursuant to Section 10(d) of the Devon Acquisition Agreement shall be made from the proceeds of additional equity contributed to the Borrower through Holdings by the Investors for that purpose.

            8.11  Consolidated Net Worth.  Holdings will not (a) permit
                  ----------------------
Consolidated Net Worth as of the end of any fiscal quarter ending on or before December 31, 1995 of Holdings to be less than an amount equal to the sum of (x) 85% of Initial Consolidated Net Worth plus (y) the aggregate of 50% of Consolidated Net Income, if positive, for each quarter during the period commencing on October 1, 1995 and ending at the close of the fiscal quarter then last ended and (b) permit Consolidated Net Worth as of the end of any fiscal quarter of Holdings ending on or after March 31, 1996 to be less than an amount equal to the sum of (w) $43,774,000 (which is 85% of Consolidated Net Worth as at December 31, 1995) plus (x) $26,775,000 (which is 85% of the cash proceeds of equity contributed to the Borrower through Holdings by the Investors in connection with the Devon Acquisition) plus (y) the aggregate of 50% of Consolidated Net Income, if positive, for each quarter during the period commencing on January 1, 1996 and ending at the close of the fiscal quarter then last ended.

            8.12  Debt Service Coverage Ratio.  Holdings will not permit
                  ---------------------------
the ratio of (i) Consolidated Cash Flow Available for Debt Service to (ii) Consolidated Debt Service Expense for any Test Period to be less than 1.0 to 1.0.

            8.13  Cash Interest Coverage Ratio.  Holdings will not
                                        ------
permit the Cash Interest Coverage Ratio for any Test Period set forth below to be less than the ratio set forth opposite such Test Period:



           Test Period Ending          Ratio
           ------------------          -----

           December 31, 1995           1.75 to 1.00
           March 31, 1996              1.75 to 1.00
           June 30, 1996               1.75 to 1.00
           September 30, 1996          1.75 to 1.00


           December 31, 1996           1.75 to 1.00
           March 31, 1997              2.00 to 1.00
           June 30, 1997               2.00 to 1.00
           September 30,1997           2.00 to 1.00


           December 31, 1997           2.00 to 1.00
           March 31, 1998              2.50 to 1.00
           June 30, 1998               2.50 to 1.00
           September 30, 1998          2.50 to 1.00


           December 31, 1998           2.50 to 1.00
           March 31, 1999              2.50 to 1.00
           June 30, 1999               2.50 to 1.00
           September 30, 1999          2.50 to 1.00


           December 31, 1999           2.50 to 1.00
           March 31, 2000              2.50 to 1.00
           June 30, 2000               2.50 to 1.00
           September 30, 2000          2.50 to 1.00


           December 31, 2000           2.50 to 1.00


           March 31, 2001 and each     3.00 to 1.00
           March 31, June 30,
           September 30 and
           December 31 thereafter


            8.14  Leverage Ratio.  Commencing with the fiscal quarter
                  --------------
ending December 31, 1995, Holdings will not permit the Leverage Ratio as of the end of any fiscal quarter of Holdings ending during the fiscal year set forth below to be more than the ratio set forth opposite such fiscal quarter:

            Fiscal Quarter                    Ratio
            --------------                    -----

            December 31, 1995              3.00 to 1.00

            March 31, 1996                 3.85 to 1.00
            June 30, 1996                  3.85 to 1.00
            September 30, 1996             3.75 to 1.00
            December 31, 1996              3.75 to 1.00

            March 31, 1997                 3.50 to 1.00
            June 30, 1997                  3.50 to 1.00
            September 30, 1997             2.75 to 1.00
            December 31, 1997              2.75 to 1.00

            March 31, 1998                 2.50 to 1.00
            June 30, 1998                  2.50 to 1.00
            September 30, 1998             2.25 to 1.00
            December 31, 1998              2.25 to 1.00

            March 31, 1999                 1.75 to 1.00
            June 30, 1999                  1.75 to 1.00
            September 30, 1999             1.75 to 1.00
            December 31, 1999              1.75 to 1.00


            March 31, 2000 and thereafter  1.50 to 1.00

            8.15  Current Ratio.  Holdings will not permit the ratio of (x)
                  -------------
Consolidated Current Assets to (y) Consolidated Current Liabilities at the end of any fiscal quarter of Holdings to be less than 1.25 to 1.00.

            8.16  Issuance of Stock.  Holdings will not permit any of its
                  -----------------
Subsidiaries directly or indirectly to issue, sell, assign, pledge or otherwise encumber or dispose of any shares of its capital stock or other securities (or warrants, rights or options to acquire shares or other equity securities) of such Subsidiary, except to the extent permitted by Section 8.6, to the Borrower or a Wholly-Owned Subsidiary thereof or to qualify directors if required by applicable law and except for pledges thereof pursuant to the Pledge Agreements.

            SECTION 9.  Events of Default.  Upon the occurrence of any of
                        -----------------
the following specified events (each an "Event of Default"):

            9.1  Payments.  The Borrower shall (i) default in the payment
                 --------
when due of any principal of the Loans or (ii) default, and such default shall continue for five or more days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

            9.2  Representations etc.  Any representation, warranty or
                 --------------------
statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            9.3  Covenants.  Any Credit Party shall (a) default in the due
                 ---------
performance or observance by it of any term, covenant or agreement contained in Sections 7.10 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.1, 9.2 or clause (a) of this Section 9.3) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Agent or the Required Lenders; or

            9.4  Default Under Other Agreements.  Any Credit Party or any
                 ------------------------------
of their Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; provided that it shall not constitute an Event of Default
          --------
pursuant to this Section 9.4 unless the principal amount of any one issue of such Indebtedness exceeds $3,000,000 or the aggregate amount of all Indebtedness referred to in this Section 9.4 exceeds $5,000,000 at any one time; or

            9.5  Bankruptcy, etc.  Any Credit Party or any of its Material
                 ----------------
Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Credit Party or any of its Material Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Credit Party or any of its Material Subsidiaries; or any Credit Party or any of its Material Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Credit Party or any of its Material Subsidiaries; or there is commenced against any Credit Party or any of its Material Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or any Credit Party or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Credit Party or any of its Material Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Credit Party or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by any Credit Party or any of its Material Subsidiaries for the purpose of effecting any of the foregoing; or

            9.6  ERISA.  (a)  A Plan which is a single-employer plan (as
                 -----
defined in Section 4001(a)(15) of ERISA) shall fail to satisfy the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or shall provide security to induce the issuance of such waiver or extension, (b) any Plan is or shall have been or is likely to be terminated or the subject of termination proceedings under ERISA or an event has occurred entitling the PBGC to terminate a Plan under Section 4042(a) of ERISA, (c) any Plan shall have had or is likely to have a trustee appointed to administer such Plan, (d) a contribution required to be made to a Plan has not been timely made, (e) any Plan shall have an Unfunded Current Liability or (f) a Credit Party or a Subsidiary of a Credit Party or any ERISA Affiliate has incurred or is likely to incur a material liability to or on account of a termination of or a withdrawal from a Plan under Section 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29) of
the Code; and there shall result from any such event or events described in the preceding clauses of this Section 9.6 the imposition of a lien upon the assets of Holdings or any Subsidiary of a Credit Party, the granting of a security interest, or a liability or a material risk of incurring a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code, which lien, security interest, liability or penalty would have a Material Adverse Effect; or

            9.7  Security Documents.  Any Security Document shall cease to
                 ------------------
be in full force and effect, or shall cease to give the Collateral Agent the Liens purported to be created thereby with respect to assets that are material, individually or in the aggregate, to Holdings and its Subsidiaries, taken as a whole, (except to the extent resulting from the failure of the Collateral Agent to maintain possession of Collateral as to which the Liens thereon are perfected by possession or from a sale or other disposition of such Collateral permitted hereby) in favor of the Collateral Agent or any Credit Party shall default (after, in the case of Mortgages only, the expiration of any applicable grace period contained in any such Mortgage) in any material respect in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document; or

            9.8  Guaranty.  Any Guaranty or any provision thereof shall
                 --------
cease to be in full force or effect, except in each case to the extent resulting from a sale or liquidation of the applicable Guarantor permitted hereby, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such guarantor's obligations under such Guaranty or any Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the relevant Guaranty; or

            9.9  Judgments.  One or more judgments or decrees shall be
                 ---------
entered against any Credit Party or any of its Material Subsidiaries involving a liability of $3,000,000 or more in the case of any one such judgment or decree and $5,000,000 or more in the aggregate for all such judgments and decrees (other than any judgment or decree in connection with which such Credit Party has provided reserves on its consolidated balance sheet as of the Initial Borrowing Date (x) not to exceed $3,000,000 in the case of any one such judgment or decree and, (y) not to exceed $5,000,000 in any fiscal year for all such judgments and decrees) for all Credit Parties and their Material Subsidiaries (not paid or to the extent not covered by insurance or by an indemnity) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

            9.10  Subordination Provisions.  The Obligations of the
                  ------------------------
Borrower and of Holdings shall cease to constitute senior indebtedness under the subordination provisions of the Stock Repurchase Notes or the Subordinated
Note Indenture or such subordination provisions shall be invalidated or otherwise cease to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent or any Lender to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default
                                --------
specified in Section 9.5 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Commitment Fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all obligations owing hereunder (including Unpaid Drawings) and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.5 in respect of the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding equal to the aggregate Stated Amount of all Letters of Credit then outstanding.

            Except as expressly provided in this Section and in the Security Documents, presentment, demand, protest and all other notices of any kind are hereby expressly waived with respect to the exercise of remedies upon an Event of Default.

            SECTION 10.  Definitions.  As used herein, the following terms
                         -----------
shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

            "Account Debtor" shall mean, with respect to any Receivable, the obligor with respect to such Receivable.

            "Additional Borrowing Date" shall mean the date upon which the Additional Tranche A Term Loans and the Additional Tranche B Term Loans are borrowed.

            "Additional Mortgage" shall have the meaning provided in Section
7.11.

            "Additional Term Commitment" shall mean with respect to each Lender, the collective reference to its Additional Tranche A Term Commitment and Additional Tranche B Term Commitment.

            "Additional Term Loans" shall mean the collective reference to the Additional Tranche A Term Loans and the Additional Tranche B Term Loans.

            "Additional Tranche A Scheduled Repayment" shall have the meaning provided in Section 4.2(A)(c).

            "Additional Tranche A Term Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex 1.1 hereto directly below the column entitled "Additional Tranche A Term Commitment", as the same may be reduced or terminated pursuant to Section 3.3.

            "Additional Tranche A Term Facility" shall mean the Facility evidenced by the Total Additional Tranche A Term Commitment.

            "Additional Tranche A Term Loan" shall have the meaning provided in
Section 1.1(a).

            "Additional Tranche B Scheduled Repayment" shall have the meaning provided in Section 4.2(A)(d).

            "Additional Tranche B Term Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex 1.1 hereto directly below the column entitled "Additional Tranche B Term Commitment", as the same may be reduced or terminated pursuant to Section 3.3.

            "Additional Tranche B Term Facility" shall mean the Facility evidenced by the Total Additional Tranche B Term Commitment.

            "Additional Tranche B Term Loan" shall have the meaning provided in
Section 1.1(b).

            "Adjusted Cash Flow" for any fiscal year shall mean Consolidated Net Income for such fiscal year (after provision for taxes) plus the amount of all net non-cash charges (including, without limitation, depreciation, deferred tax expense, non-cash interest expense, write-downs of inventory and other non-cash charges) that were deducted in arriving at Consolidated Net Income for such fiscal year less (x) the amount of all net noncash gains and gains from sales of assets (other than sales of inventory in the ordinary course of business) that were added in arriving at Consolidated Net Income for such fiscal year and (y) all other net non-cash credits included in arriving at Consolidated Net Income.

            "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing
(x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the annual assessment rate in effect of such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") (or any successor) classified as well-capitalized and within supervisory subgroup "B" (or such higher subgroup classification as may be in effect from time to time for the Agent) (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. (S)327.3(d) (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

            "Affected Loan" shall have the meaning provided in Section
4.2(B)(b).

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

            "Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Agent appointed pursuant to Section 11.9.

            "Agreement" shall mean this Credit Agreement, as the same may be from time to time further modified, amended and/or supplemented.

            "Allocation Date" shall mean the earlier of (i) the Effective Date and (ii) the Business Day prior to the Effective Date on which the Initial Tranche A Term Commitment, the Initial Tranche B Term Commitment and the Revolving Commitment have been allocated among the Lenders.

            "Amended and Restated Credit Agreement Effective Date" shall have the meaning provided in Section 12.10(b).

            "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by the Borrower in connection therewith as the amount of the Net Cash Proceeds from the related Asset Sale that the Borrower intends to use to purchase, construct or otherwise acquire Reinvestment Assets.

            "Applicable Base Rate Margin" shall mean (i) for Revolving Loans, Swingline Loans and Tranche A Term Loans, the rate determined in accordance with Annex 7.1(d), and (ii) for Tranche B Term Loans, 2.00%.

            "Applicable Cash Flow Percentage" for any fiscal year shall mean the percentage for such fiscal year determined in accordance with Annex 7.1(d).

            "Applicable Eurodollar Margin" shall mean (i) for Revolving Loans and Tranche A Term Loans, the rate determined in accordance with Annex 7.1(d), and (ii) for Tranche B Term Loans, 3.00%.

            "Asset Sale" shall mean the sale, transfer or other disposition by Holdings or any Subsidiary of any asset or property to any Person other than Holdings or any Subsidiary (other than sales, transfers or other dispositions in the ordinary course of business of inventory and/or obsolete or excess equipment).

            "Authorized Officer" shall mean any senior officer of Holdings or the Borrower, as the case may be, designated as such in writing to the Agent by Holdings or the Borrower, as the case may be, in each case to the extent acceptable to the Agent.

            "Bankruptcy Code" shall have the meaning provided in Section 9.5.

            "Base Rate" at any time shall mean the highest of (i) the rate which is 1% in excess of the Adjusted Certificate of Deposit Rate, (ii) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (iii) the Prime Lending Rate.

            "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.8(a).

            "Bessemer" shall mean Bessemer Holdings, L.P., a Delaware limited partnership.

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrowing" shall mean the incurrence of one Type of Loan pursuant to a single Facility by the Borrower from all of the Lenders having Commitments with respect to such Facility on a pro rata basis on a given date (or
                                   --- ----
resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred
                                --------
pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

            "Borrowing Base" shall mean an amount equal to the sum, without duplication of (a) 85% of Eligible Receivables of the Borrower and its Domestic Subsidiaries, (b) 60% of the Eligible Inventory value that consists of paper raw materials and (c) 50% of the Eligible Inventory value that consists of other Inventory reduced by (i) a rolling two-week average of freight charges incurred (calculated by averaging actual freight charges incurred by all Credit Party domestic operations for transporting inventory between Credit Party locations over the two most recent fiscal months) and (ii) all unpaid liabilities to creditors supplying freight and/or inventory transportation services to the domestic operations of all Credit Parties in excess of the amount calculated in clause (i) provided that if the Borrower fails to
                                --------
deliver any Borrowing Base Certificate in the form and at the times required by
Section 7.1(g), the Borrowing Base shall, at the close of business on the fifth Business Day following the date on which such Borrowing Base Certificate was required to be delivered, be reduced to $0 and shall remain $0 until such time as a Borrowing Base Certificate in proper form is delivered, at which time the Borrowing Base shall be calculated as set forth herein.

            "Borrowing Base Certificate" shall have the meaning provided in
Section 7.1(g).

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

            "CABSC" shall mean Chemical Bank, Agent Bank Services.

            "capital stock" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

            "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of Holdings or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

            "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the
                         --------
United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of
(x) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (y) any bank whose short-term commercial paper rating from Standard & Poor's Ratings Group or its successor or assign which remains in the business of rating creditworthiness of commercial paper ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. or its successor or assign which remains in the business of rating creditworthiness of commercial paper ("Moody's") is at least P-1 or the equivalent thereof (any such bank, an "Approved Lender"), in each case with maturities of not more than six months from the date of acquisition and (iii) commercial paper issued by any Lender or Approved Lender or by the parent company of any Lender or Approved Lender and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition.

            "Cash Interest Coverage Ratio" shall mean for any period the ratio of Consolidated EBITDA for such period to Consolidated Cash Interest Expense for such period.

            "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by Holdings and/or any Subsidiary from such Asset Sale.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et
                                                                         --
seq.
---

            "Change of Control" shall mean and include (i) any "Change of Control" as defined in the Subordinated Note Indenture, (ii) Bessemer and its Affiliates shall cease to own directly at least 35% (on a fully diluted basis) of the total of all equity interests of Holdings and at least 35% of the combined voting power of all securities of Holdings entitled to vote in the election of directors, (iii) any Person or two or more Persons acting in concert other than Bessemer and its Affiliates shall have acquired beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of Voting Stock of Holdings (or other securities convertible into such Voting Stock), representing a greater percentage of the combined voting power of all Voting Stock of Holdings owned directly, or indirectly by Bessemer and its Affiliates, (iv) any Person or two or more Persons acting in concert other than Bessemer and its Affiliates shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, the power to exercise directly or indirectly, a controlling influence over the management or policies of Holdings or (v) Holdings shall cease to own all of the capital stock of the Borrower, free of Liens and other claims except Liens created by or permitted under the Pledge Agreements.

            "Chemical" shall mean Chemical Bank, a New York banking corporation.

            "Co-Agents" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to such Co-Agent appointed pursuant to Section 11.9.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

            "Collateral Agent" shall mean the Agent acting as collateral agent for the Lenders.

            "Collective Bargaining Agreement" shall have the meaning provided in Section 5.1(d).

            "Commitment" shall mean, with respect to each Lender, such Lender's Initial Tranche A Term Commitment, Additional Tranche A Term Commitment, Initial Tranche B Term Commitment, Additional Tranche B Term Commitment and Revolving Commitment and, in the case of Chemical, the Swingline Commitment.

            "Commitment Fee" shall have the meaning provided in Section 3.1(a).

            "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts capitalized during such period under Capital Leases but excluding any amount representing capitalized interest) by Holdings and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of Holdings and its Subsidiaries, provided that Consolidated Capital Expenditures shall exclude the purchase
--------
price paid in connection with Permitted Business Acquisitions, and, provided further, that notwithstanding anything contained in the
-------- -------
immediately preceding proviso, with respect to any transaction permitted pursuant to Section 8.2(e) and (f) and relating to sales or dispositions in connection with the closing of a plant or facility, Consolidated Capital Expenditures shall not include the reasonable relocation costs and expenses (including the reasonable costs and expenses relating to reinstalling any machinery and equipment moved from the closed plant or facility in an existing plant or facility theretofore owned by the Borrower) incurred in connection with such transaction.

            "Consolidated Cash Capital Expenditures" shall mean, for any period, Consolidated Capital Expenditures but excluding, however, the amount thereof not actually paid in cash during such period.

            "Consolidated Cash Flow Available for Debt Service" shall mean, for any period, (A) Consolidated EBITDA minus (B) the sum of the amounts for
                                    -----
such period of (i) an amount of Consolidated Cash Capital Expenditures equal to the lesser of (v) $4,000,000 and (w) the actual amount of Consolidated Cash Capital Expenditures made during such period and (ii) provisions for taxes based on income other than (x) changes in deferred taxes, (y) taxes on gains resulting from sales of assets (other than sales in the ordinary course of business) and (z) taxes on gains on extraordinary items, all as determined on a consolidated basis for Holdings and its Subsidiaries in accordance with GAAP.

            "Consolidated Cash Interest Expense" shall mean, for any period, Consolidated Interest Expense, but excluding, however, interest expense not payable in cash, amortization of discount and deferred financing costs.

            "Consolidated Current Assets" shall mean, as to any Person at any time, the current assets (other than cash and Cash Equivalents) of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "Consolidated Current Liabilities" shall mean, as to any Person at any time, the current liabilities of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP, but excluding all short-term Indebtedness for borrowed money and the current portion of any long-term Indebtedness of such Person or its Subsidiaries, in each case to the extent otherwise included therein and any current portion of deferred taxes.

            "Consolidated Debt Service Expense" shall mean, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Cash Interest Expense, (ii) scheduled principal payments made during such period on Term Loans pursuant to Section 4.2(A)(c) and Section 4.2(A)(d) and
(iii) scheduled principal payments made during such period on other long-term Indebtedness, all as determined on a consolidated basis for Holdings and its Subsidiaries.

            "Consolidated EBIT" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income and (v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses less (B)
                                                                ----
the amount for such period of gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains, all as determined on a consolidated basis in accordance with GAAP.

            "Consolidated EBITDA" shall mean, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated EBIT, (ii) non-cash depreciation expense, (iii) non-cash amortization expense and (iv) any other non-cash charges, all as determined on a consolidated basis in accordance with GAAP.

Notwithstanding the foregoing, for purposes of calculating the Consolidated Cash Flow Available for Debt Service, Cash Interest Coverage Ratio and Leverage Ratio as of the last day of any fiscal quarter in 1996, the actual results of Devon, as adjusted in accordance with Annex 10, shall be included for the period of four fiscal quarters ending on such day and shall be deemed to be the following amounts: for the fiscal quarter ending March 31, 1995, $4,115,000; for the fiscal quarter ending June 30, 1995, $1,555,000; for the fiscal quarter ending September 30, 1995, $2,303,000; and for the fiscal quarter ending December 31, 1995, $1,412,000.

            "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amortization of deferred financing costs, all as determined in accordance with GAAP, provided that there shall be excluded all of the foregoing of
           --------
any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries.

            "Consolidated Net Income" shall mean for any period, the net income (or loss) of Holdings and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded (i) the income (or loss) of any
--------
Person (other than Subsidiaries of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries and (iii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary and provided further that in calculating
                                  -------- -------
Consolidated Net Income for 1996, amounts aggregating up to $4,000,000 incurred or expended to achieve cost savings at the Borrower as related to facility consolidations and/or relocations and factory and warehouse systems upgrades and to integrate the operations of Devon with the operations of the Borrower which would otherwise be deducted in calculating Consolidated Net Income shall not be required to be deducted.

            "Consolidated Net Worth" shall mean at any time for the determination thereof all amounts which, in conformity with GAAP, would be included under the caption "total shareholders' equity" (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries as at such date (including, to the extent not otherwise included, the Holdings Preferred Stock).

            "Consolidated Senior Debt" shall mean, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness (other than Indebtedness described in clause (iii), (vii) or (viii) of the definition of Indebtedness and other than the Subordinated Notes and any Stock Repurchase Notes), of Holdings and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "Consolidated Working Capital" shall mean the excess of Consolidated Current Assets over Consolidated Current Liabilities.

            "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) issued pursuant to Section 8.6(j) or
(e) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided however, that the term
                                 -------- -------
Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Credit Documents" shall mean this Agreement, the Notes, the Security Documents and each Subsidiary Guaranty.

            "Credit Event" shall mean and include the making of a Loan or the issuance of a Letter of Credit.

            "Credit Party" shall mean Holdings, the Borrower and each Subsidiary Guarantor.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

            "Determination Date" shall have the meaning provided in Section 7.1(g).

            "Devon" shall mean Devon Industries, Inc., a California corporation.

            "Devon Acquisition" shall mean the acquisition by the Borrower, pursuant to the terms of the Devon Acquisition Agreement, of all of the capital stock of Devon.

            "Devon Acquisition Agreement" shall mean the Share Purchase Agreement, dated as of December 23, 1995, by and among the Borrower, as purchaser, Sandel and the Selling Shareholders set forth therein, pursuant to which the Devon Acquisition is effected.

            "Devon Acquisition Documents" shall mean the Devon Acquisition Agreement and all other documents entered into or delivered by the Borrower, Sandel and/or the Selling Shareholders in connection with the Devon Acquisition Agreement.

            "Devon Pro Forma Balance Sheets" shall be as defined in Section 6.10(b)(v).

            "Devon Pro Forma Date" shall be as defined in Section 6.10(b)(v).

            "Devon Transaction" shall mean, collectively, (a) the issuance on or prior to the Additional Borrowing Date of capital stock of the Borrower as required by Section 5.2(j), (b) the consummation of the Devon Acquisition, (c) the termination of the commitments under the Existing Devon Credit Agreements and the repayment of all loans outstanding thereunder and (d) the incurrence of the Loans hereunder on the Additional Borrowing Date.

            "Dividends" shall have the meaning provided in Section 8.9.

            "Documents" shall mean, collectively, (a) the Credit Documents, (b) the Merger Documents and (c) the Devon Acquisition Documents.

            "Domestic Subsidiary" shall mean each Subsidiary of Holdings other than the Foreign Subsidiaries.

            "Effective Date" shall have the meaning provided in Section
12.10(a).

            "Eligible Inventory" shall mean all raw materials and finished goods inventory of the Borrower or any of its Domestic Subsidiaries valued at the lower of (i) cost determined in accordance with GAAP (excluding any LIFO reserve) and stated on a basis consistent with the historical practices of the Borrower and its Domestic Subsidiaries as of the Initial Borrowing Date or, in the case of Devon and its Subsidiaries, on the Additional Borrowing Date, or
(ii) market value, that the Agent, in its reasonable discretion, shall deem eligible, reduced, in the case of Inventory valued at cost, by (w) any profits accrued in connection with transfers of Inventory between any Credit Party and its Subsidiaries or between Subsidiaries of any Credit Party, (x) favorable production material, production manufacturing, purchase price or other variances that result when standard costs are greater than actual costs, (y) in the case of Tronomed and Devon, the value of reserves which have been recorded by the Borrower with respect to slow moving, obsolete, or excess Inventory and in the case of IPD and MPD, respectively, a reserve equal to the sum of write-offs in the previous 12 months with respect to slow moving, obsolete, or excess Inventory, and (z) such other reserves as the Agent, in its reasonable discretion after consultation with the Borrower, shall deem appropriate. The Agent agrees, not less than 30 days prior to any revision by the Agent in any material respect of standards of eligibility of Eligible Inventory, to notify the Borrower and/or the relevant Subsidiary thereof. Unless otherwise approved from time to time in writing by the Agent, no item of Inventory shall be Eligible Inventory if:

            (a) such item of Inventory is not assignable or a first priority security interest in such item of Inventory in favor of the Collateral Agent for the benefit of the Lenders has not been obtained and fully perfected by filing UCC financing statements against the Borrower or the relevant Domestic Subsidiary, as the case may be;

            (b) such item of Inventory is subject to any Lien whatsoever, other than Permitted Liens;

            (c) such item of Inventory (i) is damaged or not in good condition (to the extent not provided for by reserves as described above) or (ii) does not meet all material standards imposed by any Governmental Authority having regulatory authority over such item of Inventory, its use or its sale;

            (d) such item of Inventory is not currently either readily usable or salable in the normal course of the business of the Borrower or the relevant Domestic Subsidiary, as the case may be (to the extent not provided for by reserves as described above);

            (e) any event shall have occurred or any condition shall exist with respect to such item of Inventory which would result in such item being a discontinued item or substantially impede the ability of the Borrower or the relevant Domestic Subsidiary, as the case may be, to continue to use or sell such item of Inventory in the normal course of business;

            (f) any claim disputing the title of the Borrower or the relevant Domestic Subsidiary, as the case may be, to, or right to possession of or dominion over, such item of Inventory shall have been asserted;

            (g) any representation or warranty contained in this Agreement or in any other Credit Document applicable to either Inventory in general or to any such specific item of Inventory has been breached with respect to such item of Inventory;

            (h) the Borrower or the relevant Domestic Subsidiary, as the case may be, does not have good and marketable title as sole owner of such item of Inventory;

            (i) such item of Inventory is held on consignment, is owned by the Borrower or any of its Domestic Subsidiaries and has been consigned to other Persons, or is located at, or in the possession of, a vendor of the Borrower or such Domestic Subsidiary, or is in transit to or from, or held or stored by, third parties except for Inventory in transit between Domestic Subsidiaries of Holdings;

            (j)  such item of Inventory is work-in-process;

            (k) (i) in the case of any determination of the Borrowing Base made after the date which is three months after the Initial Borrowing Date, such item of Inventory other than Inventory of Devon and its Subsidiaries is located on a leasehold as to which the lessor has not entered into a landlord's waiver and consent, satisfactory in form and substance to the Agent, providing a waiver of any applicable landlord's Lien; and (ii) in the case of any determination of the Borrowing Base made after the date which is three months after the Additional Borrowing Date, such item of Inventory is Inventory of Devon or any of its Subsidiaries and is located on a leasehold as to which the lessor has not entered into a landlord's waiver and consent, satisfactory in form and substance to the Agent, providing a waiver of any applicable landlord's Lien;

            (l)  such item of Inventory is located outside of the United
      States;

            (m)  such item of Inventory is evidenced by a Receivable;

            (n) such item of Inventory is subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third party from whom the Borrower or any of its Domestic Subsidiaries has received notice of a dispute in respect of any such agreement that adversely effects the marketability of such item of Inventory;

            (o) such item of Inventory consists of packing, packaging and/or shipping supplies or materials; or

            (p) such item of Inventory has been otherwise determined by the Agent (after consultation with the Borrower), exercising its commercially reasonable discretion, to be unacceptable because the Agent believes that such item of Inventory is not readily salable under the customary terms on which it is usually sold.

            Notwithstanding the foregoing, Inventory owned by the Borrower's Foreign Subsidiary in Canada which conforms with all eligibility criteria set forth herein other than as set forth in clause (a) or (l) shall be Eligible Inventory provided that (i) such Inventory is financed by loans of the
          --------
Borrower or a Wholly Owned Domestic Subsidiary to the extent permitted under this Agreement, such loans to be evidenced by a promissory note, in form and substance satisfactory to the Agent, issued to the Borrower or such Subsidiary, as applicable, and secured by a valid and perfected first priority security interest in such Inventory in favor of the Borrower or such Subsidiary, as the case may be (which security interest shall be duly assigned to the Collateral Agent), (ii) such promissory note shall be pledged to the Collateral Agent under the applicable Security Document and (iii) the lesser of (x) the outstanding principal balance of such promissory note and (y) the value of such Inventory (as determined as provided above) financed by such loans (as determined in accordance with GAAP) shall constitute "Eligible Inventory."

            "Eligible Receivables" shall mean, with respect to the Borrower and its consolidated Subsidiaries, on any date, all Receivables of such Person on such date that (i) have been invoiced and represent the bona fide sale and delivery of merchandise, in each case in the ordinary course of business of such person in connection with its trade operations, and (ii) are deemed by the Agent reasonably and in its exclusive and good faith judgment to be eligible for inclusion in the calculation of the Borrowing Base. The Agent agrees, not less than 30 days prior to any revision by the Agent in any material respect of standards of eligibility of Eligible Receivables, to notify the Borrower and/or the relevant Subsidiary thereof. Without limiting the foregoing, to qualify as an Eligible Receivable, a Receivable shall indicate as sole payee and as sole remittance party the Borrower or a Subsidiary Guarantor. In determining the amount to be so included, the face amount of Receivables shall be reduced by
(a) the amount of all accrued and actual returns, disputes, discounts, claims, credits, charges, chargebacks, price adjustments or other allowances (including any amount that the Borrower or applicable Subsidiary Guarantor may be obligated to rebate to a customer, such as recorded and unrecorded medical distributor rebates, pursuant to the terms of any agreement or understanding (written or oral)) and (b) the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement. Unless otherwise approved from time to time in writing by the Agent, no Receivable shall be an Eligible Receivable if:

            (a) the Borrower or applicable Subsidiary Guarantor does not have sole lawful and absolute title to such Receivable;

            (b) it arises out of sale made by any Person to an Affiliate (including the Borrower or a Guarantor);

            (c) (i) it is unpaid more than 60 days from the due date of such Receivable for IPD and MPD or it is unpaid for more than 90 days from the invoice date of such Receivable for Tronomed, or (ii) it is unpaid more than 60 days from the due date of such Receivable or more than 90 days from the invoice date of such Receivable for any other Receivables or
      (iii) it has been written off the books of such Person or has been otherwise designated as uncollectible;

            (d) more than 50% in face amount of all Receivables of the same Account Debtor and its known affiliates, taken together, are ineligible pursuant to clause (c) above;

            (e) the Account Debtor (i) is a creditor of any Credit Party (including distributors of the Borrower whose financial obligations are guaranteed by the Borrower), (ii) has or has asserted a right of setoff against any Credit Party or (iii) has disputed its liability (whether by chargeback or otherwise) or made any claim with respect to the Receivable or any other Receivable of any Credit Party which has not been resolved, in each case, without duplication, to the extent of the amount owed by such Credit Party to the Account Debtor, the amount of such actual or asserted right of setoff, or the amount of such dispute or claim, as the case may be;

            (f) the Account Debtor is insolvent or the subject of any bankruptcy or insolvency proceeding of any kind;


            (g) the Receivable is not payable in dollars or the Account Debtor is either not incorporated under the laws of the United States of America or any State thereof or is located outside or has its principal place of business or substantially all of its assets outside the continental United States, except to the extent the Receivable is supported by an irrevocable letter of credit reasonably satisfactory to the Agent (as to form, substance and issuer) and assigned to and directly drawable by the Collateral Agent;

            (h) the sale to the Account Debtor generating the Receivable is on a bill-and-hold, guaranteed sale, sale-and-return, ship-and-return, sale on approval or consignment or other similar basis or made pursuant to any other written agreement providing for repurchase or return of any merchandise which has been claimed to be defective or otherwise unsatisfactory;

            (i) the Account Debtor is the United States of America or any department, agency or instrumentality thereof and the Receivables balance outstanding from all such Account Debtors exceeds $600,000, unless the Borrower or applicable Subsidiary Guarantor duly assigns its rights to payment of such Receivable to the Collateral Agent pursuant to the Assignment of Claims Act of 1940, as amended, which assignment and related documents and filings shall be in form and substance reasonably satisfactory to the Agent;

            (j) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Account Debtor, or otherwise do not represent a completed sale;

            (k) the Receivable does not comply in all material respects with all requirements of applicable law, including without limitation the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System;

            (l) the Receivable is subject to any adverse security deposit, progress payment or other similar advance made by or for the benefit of the Account Debtor to the extent thereof;

            (m) either (i) such Receivable is not subject to a valid and perfected first priority Lien in favor of the Collateral Agent for the benefit of the Lenders, subject to no other Liens other than the Liens (if any) permitted by the Credit Documents, or (ii) such Receivable does not otherwise conform to the representations and warranties contained in the Credit Documents; or

            (n) as to all or any part of such Receivable a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason.

            Without limiting the foregoing in determining the aggregate amount of Receivables from the same Account Debtor and any affiliates thereof that are unpaid more than 60 days from the due date of such Receivable for IPD and MPD and other Receivables or that are unpaid for more than 90 days from the invoice date of such Receivable for Tronomed and other Receivables, pursuant to clause
(c) above, there shall be excluded the amount of any net credit balances relating to Receivables with due dates for MPD and IPD and other Receivables more than 60 days prior to the date of determination and with invoice dates for Tronomed and other Receivables more than 90 days prior to the date of determination.

            Notwithstanding the foregoing, Receivables owned by the Borrower's Foreign Subsidiary in Canada which conform with all eligibility criteria set forth herein other than as set forth in clause (g) or (m) shall be Eligible Receivables provided that (i) such Receivables are financed by loans of the
            --------
Borrower or a Wholly Owned Domestic Subsidiary to the extent permitted under this Agreement, such loans to be evidenced by a promissory note, in form and substance satisfactory to the Agent, issued to the Borrower or such Subsidiary, as applicable, and secured by a valid and perfected first priority security interest in such Receivables in favor of the Borrower or such Subsidiary, as the case may be (which security interest shall be duly assigned to the Collateral Agent), (ii) such promissory note shall be pledged to the Collateral Agent under the applicable Security Document and (iii) the lesser of (x) the outstanding principal balance of such promissory note and (y) the value of such Receivables (as determined as provided above) financed by such loans (as determined in accordance with GAAP) shall constitute "Eligible Receivables."

            "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), in each case which is not a direct competitor of the Borrower or any of its Subsidiaries or engaged in the same or similar business as the Borrower or any of its Subsidiaries and is not an Affiliate of any such competitors of the Borrower or any of its Subsidiaries.

            "Employment Agreements" shall have the meaning provided in Section 5.1(d).

            "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation,
(a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or oexir actions or damages pursuant to any Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

            "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guide, policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S)(S)1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S)(S) 7401 et
-- ---                                                           --
seq.; the Clean Air Act, 42 U.S.C. (S)(S) 7401 et seq.; the Safe
---                                            -- ---
Drinking Water Act, 42 U.S.C. (S)(S) 3808 et seq.; the Oil Pollution Act of
                                          -- ---
1990, 33 U.S.C. (S)(S) 2701 et seq. and any applicable state and local or
                            -- ---
foreign counterparts or equivalents.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with a Credit Party or a Subsidiary of a Credit Party would be deemed to be a "single employer" within the meaning of Section 414(b), (c), (m) and (o) of the Code.

            "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.8(b).

            "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the offered quotation to first-class banks in the interbank Eurodollar market by the Agent for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including without limitation any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "Event of Default" shall have the meaning provided in Section 9.

            "Excess Cash Flow" shall mean, for any fiscal year, the excess of
(a) the sum, without duplication of, (i) Adjusted Cash Flow for such fiscal year, (ii) cash generated (if any) by the decrease, if any, in Consolidated Working Capital of Holdings for such fiscal year, (iii) any net amounts received by Holdings and its Subsidiaries in settlement of, or in payment of any judgments resulting from, legal proceedings with respect to Holdings or any such Subsidiary during such fiscal year, and (iv) any amounts received by Holdings or any of its Subsidiaries from the repayment or redemption of any long-term promissory notes or preferred stock of other Persons held by Holdings or any of its Subsidiaries over (b) the sum, without duplication, of (i) the increase, if any, in Consolidated Working Capital of Holdings for such fiscal year, (ii) the aggregate amount of all repayments during such period of Capitalized Lease Obligations of Holdings and its Subsidiaries (other than any portion thereof allocable to Consolidated Cash Interest Expense), all repayments during such period of the principal of Indebtedness of Holdings or any Subsidiary in respect of which a Lien described in Section 8.3(1) is incurred and all principal payments of long-term Indebtedness of Holdings and its Subsidiaries made during such fiscal year, (iii) the amount of Consolidated Capital Expenditures of Holdings and its Subsidiaries during such period (excluding the principal amount of Indebtedness incurred in connection with such expenditures), (iv) the aggregate amount of all prepayments of Revolving Loans to the extent of accompanying permanent reductions of the Total Revolving Commitment and all payments of the Term Loans except pursuant to Sections 4.1, 4.2(A)(e) and (f), (v) the aggregate amount paid during such period as the purchase price of Permitted Business Acquisitions, (vi) costs paid in cash during such period in connection with the establishment of any Interest Rate Agreement with respect to the Loans, (vii) cash expenditures of Holdings during such period pursuant to Section 8.9(a)(ii) (less the amount of cash received by Holdings during such period from the sale of shares of Holdings Common Stock or Holdings Preferred Stock to or for the benefit of management investors) and
Section 8.10(i) hereof and (viii) to the extent not deducted in the calculation of Consolidated Net Income for such fiscal year, amounts aggregating up to $4,000,000 incurred or expended to achieve cost savings at the Borrower as related to facility consolidations and/or relocations and factory and warehouse systems upgrades and to integrate the operations of Devon with the operations of the Borrower.

            "Existing Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of September 15, 1992 among the Borrower, the financial institutions from time to time party thereto and Citicorp USA, Inc., as agent.

            "Existing Devon Credit Agreements" shall mean the agreements set forth on Annex 5.2(i).

            "Existing Indebtedness" shall have the meaning provided in Section 8.4(e).

            "Existing Indebtedness Agreements" shall have the meaning provided in Section 5.1(d).

            "Existing Letters of Credit" shall have the meaning provided in
Section 2.7.

            "Expiration Date" shall mean the earlier to occur of (i) March 31, 1996 and (ii) the date of termination (taking into account any extensions thereof) of the Devon Acquisition Agreement.

            "Facility" shall mean any of the credit facilities established under this Agreement, i.e., any Term Facility, the Revolving Facility or
                      ----
the Swingline Facility.

            "Facing Fee" shall have the meaning provided in Section 3.1(c).

            "Federal Funds Effective Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

            "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.1.

            "Final Maturity Date" shall mean the collective reference to the Tranche A Term Facility Final Maturity Date, the Tranche B Term Facility Final Maturity Date and the Revolving Facility Final Maturity Date.

            "Foreign Subsidiary" shall mean each Subsidiary of Holdings incorporated or organized, and doing business, in a jurisdiction other than the United States or any state or territory thereof.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.7(a).

            "GH" shall mean GH Acquisition Corporation, a Delaware corporation.

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining government.

            "Guaranties" shall mean the guaranty provided by Holdings pursuant to Section 13 of this Agreement and each Subsidiary Guaranty.

            "Guarantor" shall mean each of Holdings and the Subsidiary
Guarantors.

            "Hazardous Materials" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contains electric fluid containing levels of polychlorinated biphenyls, and radon gas and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any Environmental Law.

            "Holdings" shall have the meaning provided in the first paragraph of this Agreement.

            "Holdings Common Stock" shall mean the common stock of Holdings.

            "Holdings Preferred Stock" shall mean the 15% Cumulative Redeemable Preferred Stock, Series A, of Holdings having a stated value per share of $100.

            "ICA" shall have the meaning provided in Section 6.7.

            "Indebtedness" of any Person shall mean without duplication (i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations
          ----
of such Person under Interest Rate Agreements and (viii) all Contingent Obligations of such Person, provided that Indebtedness shall not include
                            --------
trade payables and accrued expenses, in each case arising in the ordinary course of business.

            "Initial Borrowing Date" shall mean September 28, 1995.

            "Initial Consolidated Net Worth" shall mean the Consolidated Net Worth of Holdings on the Initial Borrowing Date after giving effect to the Transaction.

            "Initial Term Loans" shall mean the collective reference to the Initial Tranche A Term Loans and the Initial Tranche B Term Loans.

            "Initial Tranche A Scheduled Repayment" shall have the meaning provided in Section 4.2(A)(c).

            "Initial Tranche A Term Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex 1.1 hereto directly below the column entitled "Initial Tranche A Term Commitment", as the same may be reduced or terminated pursuant to Section 3.3.

            "Initial Tranche A Term Facility" shall mean the Facility evidenced by the Total Initial Tranche A Term Commitment.

            "Initial Tranche A Term Loan" shall have the meaning provided in
Section 1.1(a).

            "Initial Tranche B Scheduled Repayment" shall have the meaning provided in Section 4.2(A)(d).

            "Initial Tranche B Term Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex 1.1 hereto directly below the column entitled "Tranche B Term Commitment", as the same may be reduced or terminated pursuant to Section 3.3.

            "Initial Tranche B Term Facility" shall mean the Facility evidenced by the Total Initial Tranche B Term Commitment.

            "Initial Tranche B Term Loan" shall have the meaning provided in
Section 1.1(b).

            "Interest Period" with respect to any Loan shall mean the interest period applicable thereto, as determined pursuant to Section 1.9.

            "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates.

            "Inventory" shall have the meaning set forth in Section 9-109 of the UCC as in effect in the State of New York on the Initial Borrowing Date.

            "Investors" shall mean, collectively, Bessemer and its Affiliates, certain of the officers and employees of Holdings and the Borrower and other investors approved by the Agent (which approval shall not be unreasonably withheld).

            "IPD" shall mean the Industrial Products Division of the Borrower.

            "Leasehold" of any Person means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Lender" shall have the meaning provided in the first paragraph of this Agreement.

            "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any incurrence of Revolving Loans or to fund its portion of any unreimbursed payment under
Section 2.5(c) or (ii) a Lender having notified the Agent and/or the Borrower that it does not intend to comply with its obligations under Section 1.1 or under Section 2.5(c), in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

            "Letter of Credit" shall have the meaning provided in Section
2.1(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 3.1(b).

            "Letter of Credit Issuer" shall mean and include Chemical or, at the option of Chemical, any affiliate of Chemical.

            "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all unpaid drawings in respect of all Letters of Credit.

            "Letter of Credit Request" shall have the meaning provided in
Section 2.3(a).

            "Leverage Ratio" shall mean at any date the ratio of Consolidated Senior Debt at such date to Consolidated EBITDA for the four consecutive fiscal quarters ending on or immediately preceding such date.

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

            "Loan" shall have the meaning provided in Section 1.1.

            "Loan Parties" shall mean the Borrower and the Guarantors.

            "Management Agreements" shall have the meaning provided in Section 5.1(d).

            "Management Common Stock Agreements" shall mean each of the common stock agreements, stockholders agreements and/or common stock option or warrant agreements entered into by GH or Holdings and individuals who are employees of the Borrower or any of its Subsidiaries, as in effect on the Effective Date or otherwise in form and substance reasonably satisfactory to the Required Lenders.

            "Mandatory Borrowing" shall have the meaning provided in Section 1.1(d).

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, operations or condition (financial or otherwise) of Holdings and its Subsidiaries taken as a whole or of the Borrower and its Subsidiaries taken as a whole, in each case after giving effect to the Merger.

            "Material Subsidiary" shall mean and include, at any time, any Subsidiary of Holdings that (x) has assets at such time comprising 5% or more of the consolidated assets of Holdings or (y) had net income in the then most recently ended fiscal year of Holdings comprising 5% or more of the consolidated net income of the Borrower for such fiscal year and shall in any event include (x) the Borrower and (y) any other Subsidiary of Holdings that at such time would constitute a "Significant Subsidiary" as defined in SEC Rule 1-02 promulgated under SEC Regulation S-X, as amended or any replacement rule.

            "Merger" shall mean the merger, pursuant to the terms of the Merger Agreement, of GH into Holdings with Holdings as the surviving corporation.

            "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of August 3, 1995, among GH, the Borrower and Holdings, pursuant to which the Merger is effected.

            "Merger Documents" shall mean the Merger Agreement and all other documents entered into or delivered by Holdings and the Borrower in connection with the Merger Agreement.

            "Minimum Borrowing Amount" shall mean (i) for Base Rate Loans, $1,000,000, (ii) for Eurodollar Loans, $2,500,000 and (iii) for Swingline Loans $100,000.

            "Mortgage" shall have the meaning provided in Section 5.1(1).

            "Mortgaged Properties" shall mean and include the Real Properties owned or leased by the Borrower and each Subsidiary Guarantor to the extent designated as such on Annex 5.1(l).

            "MPD" shall mean the Medical Products Division of the Borrower.

            "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of expenses of sale (including, without limitation, attorneys', accountants', other advisors' and banking and investment banking fees, environmental and solvency related fees, all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes paid or reasonably estimated to be payable, as a consequence of such Asset Sale and the payment of principal, premium and interest of Indebtedness secured by the asset which is the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale), and incremental income taxes paid or payable as a result thereof, provided that with respect to
                                           --------
any Asset Sale resulting from a transaction permitted pursuant to Section 8.2(e) and (f) and relating to sales or dispositions in connection with the closing of a plant or facility, the Net Cash Proceeds resulting therefrom shall be further reduced by the reasonable closing, severance and relocation costs and expenses (including, without limitation, the reasonable costs and expenses relating to re-installing any machinery and equipment moved from the closed plant or facility in an existing plant or facility theretofore owned by the Borrower or a Subsidiary) incurred in connection with such transaction.

            "Non-Defaulting Lender" shall mean each Lender other than a Defaulting Lender.

            "Note" shall mean and include each Term Note, each Revolving Note and Swingline Note.

            "Notice of Borrowing" shall have the meaning provided in Section
1.3.

            "Notice of Conversion" shall have the meaning provided in Section
1.6.

            "Notice Office" shall mean the office of the Agent at 270 Park Avenue, New York, New York or such other office as the Agent may designate to the Borrower from time to time.

            "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

            "Operating Lease" shall mean, as applied to any Person, any lease (including, without limitation, leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) which is not a Capital Lease other than any such lease under which that Person is the lessor.

            "Participant" shall have the meaning provided in Section 2.5(a).

            "Payment Office" shall mean the office of the Agent at 270 Park Avenue, New York, New York or such other office as the Agent may designate to the Borrower from time to time.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Permitted Business Acquisition" shall mean any acquisition of all or substantially all the assets of, or shares or other equity interests in, a Person or division or line of business of a Person or other significant assets of a Person (other than inventory, leases, materials and equipment in the ordinary course of business) if immediately after giving effect thereto: (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) all transactions related thereto shall be consummated in all material respects in accordance with applicable laws, (c) at least 90% of the capital stock of any acquired or newly formed corporation, partnership, association or other business entity are owned directly by the Borrower or a Domestic Subsidiary and all actions required to be taken, if any, with respect to such acquired or newly formed subsidiary under Section 7.11 shall have been taken and (d)(i) Holdings shall be in compliance, on a pro forma basis
                                                       --- -----
after giving effect to such acquisition or formation, with the covenants contained in Sections 8.11, 8.12, 8.13, 8.14 and 8.15 recomputed as at the last day of the most recently ended fiscal quarter of Holdings as if such acquisition had occurred on the first day of each relevant period for testing such compliance, and Holdings shall have delivered to the Agent an officers' certificate to such effect, together with all relevant financial information for such subsidiary or assets (to the extent reasonably available), and (ii) after giving effect to such transaction, any acquired or newly formed subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 8.4).

            "Permitted Business Acquisition Determination Date" shall have the meaning provided in Section 7.1(g).

            "Permitted Liens" shall mean Liens described in clauses (a), (b),
(c), (d) and (h) of Section 8.3.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any multiemployer or single-employer plan as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) a Credit Party, a Subsidiary of a Credit Party or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which a Credit Party, a Subsidiary of a Credit Party or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Pledge Agreements" shall have the meaning provided in Section
5.1(l).

            "Pledged Securities" shall mean all the Pledged Securities as defined in the relevant Pledge Agreement.

            "Prime Lending Rate" shall mean the rate which the Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Pro Forma Balance Sheets" shall be as defined in Section
6.10(b)(v).

            "Pro Forma Date" shall be as defined in Section 6.10(b)(v).

            "Qualified Non-U.S. Lender Notes" shall mean Notes registered as provided in Section 12.4 and substantially in the form of Exhibit B-5.

            "Qualified Sale/Leaseback Transactions" shall mean sale-leaseback transactions involving plants and/or facilities owned by the Borrower or any Subsidiary, provided that (i) such transaction shall be permitted pursuant
            --------
to the terms of the Subordinated Note Indenture, (ii) the termination date (without giving effect to any extension option) of any such lease shall not occur prior to the Tranche B Term Facility Final Maturity Date, (iii) the Net Cash Proceeds of any such sale shall be applied as and to the extent required by Section 4.2(A)(f) and (iv) the resulting lease shall be permitted by Section 8.4(d) or 8.7, as the case may be.

            "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. (S)(S) 6901 et seq.
                               -- ---

            "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Receivable" shall have the meaning assigned to the term "account" provided in the UCC.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

            "Reinvestment Assets" shall mean any assets to be employed in the business of the Borrower and its Subsidiaries as described in Section 4.2(A)(e).

            "Reinvestment Election" shall have the meaning provided in Section 4.2(A)(e).

            "Reinvestment Notice" shall mean a written notice signed by an Authorized Officer of the Borrower stating that the Borrower, in good faith, intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale to purchase, construct or otherwise acquire Reinvestment Assets as provided in Section 4.2(A)(e).

            "Reinvestment Prepayment Amount" shall mean, with respect to any Reinvestment Election, the amount, if any, on the Reinvestment Prepayment Date relating thereto by which (a) the Anticipated Reinvestment Amount in respect of such Reinvestment Election exceeds (b) the aggregate amount thereof expended by the Borrower and its Subsidiaries to acquire Reinvestment Assets as provided in
Section 4.2(A)(e).

            "Reinvestment Prepayment Date" shall mean, with respect to any Reinvestment Election, the earliest of (i) the date, if any, upon which the Agent, on behalf of the Required Lenders, shall have delivered a written termination notice with respect to such Reinvestment Election to the Borrower, provided that such notice may only be given while an Event of Default exists,
(ii) the date occurring one year after such Reinvestment Election and (iii) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other acquisition of Reinvestment Assets with the related Anticipated Reinvestment Amount.

            "Reinvestment Test" shall be satisfied if no Default or Event of Default then exists.

            "Replaced Lender" shall have the meaning provided in Section 1.13.

            "Replacement Lender" shall have the meaning provided in Section
1.13.

            "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30 day notice requirement has not been waived by the PBGC.

            "Repurchase Triggering Event" shall have the meaning provided in
Section 8.9(a)(ii).

            "Required Lenders" shall mean Non-Defaulting Lenders whose outstanding Term Loans (or, if prior to the Initial Borrowing Date, Term Commitments) and Revolving Commitments (or, if after the Total Revolving Commitment has been terminated, outstanding Revolving Loans) constitute at least 51% of the sum of (i) the total outstanding Term Loans of Non-Defaulting Lenders (or, if prior to the Initial Borrowing Date, the Total Term Commitment) and (ii) the Total Revolving Commitment less the aggregate Revolving Commitments of Defaulting Lenders (or, if after the Total Revolving Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Lenders).

            "Retained Percentage Amount" shall mean, for each fiscal year, an amount equal to the excess, if any, of the amount of the Excess Cash Flow for such fiscal year over the amount of mandatory prepayments of the Term Loans required to be made in respect of such Excess Cash Flow pursuant to Section 4.2(A)(g) of this Agreement provided that there shall be no Retained
                            --------
Percentage Amount for fiscal year 1995.

            "Revolving Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name in Annex 1.1 hereto directly below the column entitled "Revolving Commitment", as the same may be reduced from time to time pursuant to Section 3.2, 3.3 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 12.4.

            "Revolving Facility" shall mean the Facility evidenced by the Total Revolving Commitment.

            "Revolving Facility Final Maturity Date" shall mean the date which is the seventh anniversary of the Initial Borrowing Date.

            "Revolving Loan" shall have the meaning provided in Section 1.1(c).

            "Revolving Note" shall have the meaning provided in Section 1.5(a).

            "Revolving Obligations" shall mean "Revolving Obligations" under and as defined in the Subsidiary Guaranty.

            "Revolving Percentage" shall mean at any time for each Lender with a Revolving Commitment, the percentage obtained by dividing such Lender's Revolving Commitment by the Total Revolving Commitment, provided that if
                                                        --------
the Total Revolving Commitment has been terminated, the Revolving Percentage of each Lender shall be determined by dividing such Lender's Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination.

            "Sandel" shall have the meaning provided in the Devon Acquisition Agreement.

            "Scheduled Repayment" shall mean the Initial Tranche A Scheduled Repayment, the Initial Tranche B Scheduled Repayment, the Additional Tranche A Scheduled Repayment or the Additional Tranche B Scheduled Repayment, as applicable.

            "SEC" shall have the meaning provided in Section 7.1(h).


            "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

            "Secured Creditors" shall have the meaning provided in the Security Documents.

            "Security Agreement Collateral" shall mean all "Collateral" as defined in the relevant Security Agreement.

            "Security Agreements" shall have the meaning provided in Section 5.1(l).

            "Security Documents" shall mean each Pledge Agreement, each Security Agreement, each Mortgage and each Additional Mortgage, if any.

            "Selling Shareholders" shall have the meaning provided in the Devon Acquisition Agreement.

            "Shareholders' Agreement" shall have the meaning provided in
Section 5.1(d).

            "Stated Amount" of each Letter of Credit shall mean the maximum available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

            "Stock Repurchase Notes" shall mean any promissory notes or other evidence of Indebtedness issued by Holdings in consideration of the redemption or repurchase of Holdings Common Stock or Holdings Preferred Stock (or options or warrants relating thereto) in connection with a Repurchase Triggering Event, provided that (i) the Indebtedness evidenced thereby is unsecured, (ii) so
--------
long as any Obligations remain outstanding, such Indebtedness is payable only to the extent of amounts permitted to be paid in accordance with clause (ii) of
Section 8.9(a) and (iii) such Indebtedness is by its terms subordinated to the Obligations pursuant to subordination provisions no less favorable to the Lenders than those set forth in the Subordinated Note Indenture.

            "Subordinated Note Documents" shall mean and include each of the documents, instruments (including the Subordinated Notes and the offering memo therefor) and other agreements entered into by the Borrower (including, without limitation, the Subordinated Note Indenture) relating to the issuance by the Borrower of the Subordinated Notes, as in effect on the Initial Borrowing Date and as the same may be supplemented, amended or modified from time to time in accordance with the terms hereof and thereof.

            "Subordinated Note Indenture" shall mean the Indenture entered into by and between the Borrower and The United States Trust Company of New York, as trustee thereunder, with respect to the Subordinated Notes as in effect on the Initial Borrowing Date and as the same may be modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

            "Subordinated Notes" shall mean the Senior Subordinated Notes due 2005 issued by the Borrower under the Subordinated Note Indenture, as in effect on the Initial Borrowing Date and as the same may be supplemented, amended or modified from time to time in accordance with the terms thereof and hereof.

            "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of Holdings, including the Borrower.

            "Subsidiary Guarantor" shall mean any Subsidiary of Holdings providing a Subsidiary Guaranty to the Agent, for the ratable benefit of the Lenders.

            "Subsidiary Guaranty" shall have the meaning provided in Section 5.1(l).

            "Swingline Commitment" shall mean $10,000,000

            "Swingline Expiry Date" shall mean the date which is one Business Day prior to the Revolving Facility Final Maturity Date.

            "Swingline Facility" shall mean the Facility evidenced by the Swingline Commitment.

            "Swingline Loan" shall have the meaning provided in Section 1.1(d).

            "Swingline Note" shall have the meaning provided in Section 1.5(a).

            "Tax Sharing Agreement" shall have the meaning provided in Section 5.1(d).

            "Taxes" shall have the meaning provided in Section 4.4.

            "Term Commitment" shall mean, with respect to each Lender, the collective reference to its Tranche A Term Commitment and Tranche B Term Commitment.

            "Term Facilities" shall be the collective reference to the Initial Tranche A Term Facility, the Additional Tranche A Term Facility, the Initial Tranche B Term Facility and the Additional Tranche B Term Facility.

            "Term Loan" shall mean the collective reference to the Tranche A Term Loans and the Tranche B Term Loans.

            "Term Note" shall have the meaning provided in Section 1.5(a).

            "Test Period" shall mean for any determination the four consecutive fiscal quarters of Holdings (taken as one accounting period) then last ended, provided, however, that for purposes of Sections 8.12 and 8.13
--------  -------
Consolidated Cash Interest Expense and Consolidated Debt Service Expense as of the last day of each of the fiscal quarters ending on March 31, 1996, June 30, 1996, September 30, 1996 and December 31, 1996 shall be determined by multiplying such amount (a) for the period commencing October 1, 1995, and ending as of the end of such fiscal period by 2, in the case of the fiscal quarter ending March 31, 1996 and (b) for the period commencing April 1, 1996, and ending as of the end of such fiscal period by (i) 4, in the case of the fiscal quarter ending June 30, 1996, (ii) 2, in the case of the fiscal quarter ending September 30, 1996 and (iii) 4/3, in the case of the fiscal quarter ending December 31, 1996, provided, further, that interest accrued on
                          --------  -------
the Subordinated Notes during such Test Period shall be included in the calculation of Consolidated Cash Interest Expense in lieu of actual cash interest expense payments made in respect of the Subordinated Notes during such Test Period.

            "Total Additional Tranche A Term Commitment" shall mean the sum of the Additional Tranche A Term Commitments of each of the Lenders.

            "Total Additional Tranche B Term Commitment" shall mean the sum of the Additional Tranche B Term Commitments of each of the Lenders.

            "Total Availability" shall mean the sum of (a) the Borrowing Base and (b) from and including the date of consummation of a Permitted Business Acquisition funded by the Revolving Facility and completion of an examination of the acquired assets performed by or for the Agent to the satisfaction of the Agent, and unless and until such assets are sold or otherwise disposed of in accordance with Section 8.2, 50% of the net book value of property, plant and equipment (as determined in accordance with GAAP) of such Person or division or line of business of such Person acquired pursuant to a Permitted Business Acquisition to the extent the aggregate amount so calculated for all such Permitted Business Acquisitions does not exceed $5,000,000 at any time and to the extent the assets so acquired are subject to a valid and perfected first priority Lien in favor of the Collateral Agent for the benefit of the Lenders, subject to no other Liens other than the Liens (if any) permitted by the Credit Documents; provided that, if the Borrower fails to deliver any Total
           --------
Availability Certificate in the form and at the times required by Section 7.1(g), Total Availability shall, at the close of business on the fifth Business Day following the date on which such Total Availability Certificate was required to be delivered, be reduced to $0 and shall remain $0 until such time as a Total Availability Certificate in proper form is delivered, at which time Total Availability shall be calculated as set forth herein. For the purposes of a Borrowing to fund a Permitted Business Acquisition, Total Availability shall be adjusted (subject to completion of a collateral examination of the applicable receivables and inventory performed by or for the Agent to the satisfaction of the Agent and an independent appraisal of the property, plant and equipment to be acquired to the satisfaction of the Agent) to give effect to such Permitted Business Acquisition.

            "Total Availability Certificate" shall have the meaning provided in
Section 7.1(g).

            "Total Commitment" shall mean the sum of the Total Term Commitment and the Total Revolving Commitment.

            "Total Initial Tranche A Term Commitment" shall mean the sum of the Initial Tranche A Term Commitments of each of the Lenders.

            "Total Initial Tranche B Term Commitment" shall mean the sum of the Initial Tranche B Term Commitments of each of the Lenders.

            "Total Revolving Commitment" shall mean the sum of the Revolving Commitments of each of the Lenders.

            "Total Term Commitment" shall mean the sum of the Total Tranche A Term Commitment and the Total Tranche B Term Commitment.

            "Total Tranche A Term Commitment" shall mean the sum of the Total Initial Tranche A Term Commitment and the Total Additional Tranche A Term Commitment.

            "Total Tranche B Term Commitment" shall mean the sum of the Total Initial Tranche B Term Commitment and the Total Additional Tranche B Term Commitment.

            "Total Unutilized Revolving Commitment" shall mean, at any time,
(i) the Total Revolving Commitment at such time less (ii) the sum of the aggregate principal amount of all Revolving Loans at such time plus the Letter of Credit Outstandings at such time.

            "Tranche" shall mean the Initial Tranche A Term Facility, the Additional Tranche A Term Facility, the Initial Tranche B Term Facility or the Additional Tranche B Term Facility, as the context requires.

            "Tranche A Term Commitment" shall mean, with respect to each Lender, the sum of such Lender's Initial Tranche A Term Commitment and Additional Tranche A Term Commitment.

            "Tranche A Term Facility" shall mean the sum of the Initial Tranche A Term Facility and the Additional Tranche A Term Facility.

            "Tranche A Term Facility Final Maturity Date" shall mean September 28, 2002.

            "Tranche A Term Loan" shall mean an Initial Tranche A Term Loan or an Additional Tranche A Term Loan, as the context requires.

            "Tranche A Term Note" shall have the meaning provided in Section 1.5(a).

            "Tranche B Term Commitment" shall mean, with respect to each Lender, the sum of such Lender's Initial Tranche B Term Commitment and Additional Tranche B Term Facility.

            "Tranche B Term Facility" shall mean the sum of the Initial Tranche B Term Facility and the Additional Tranche B Term Facility.

            "Tranche B Term Facility Final Maturity Date" shall mean September 28, 2003.

            "Tranche B Term Loan" shall mean an Initial Tranche B Term Loan or Additional Tranche B Term Loan, as the context requires.

            "Tranche B Term Note" shall have the meaning provided in Section 1.5(a).

            "Transaction" shall mean, collectively, (a) the issuance on or prior to the Initial Borrowing Date of Holdings Common Stock as required by
Section 5.1(j), (b) the consummation of the Merger, (c) the termination of the commitments under the Existing Credit Agreement and the repayment of all loans outstanding thereunder, (d) the incurrence of the Loans hereunder on the Initial Borrowing Date and (e) the issuance of the Subordinated Notes on the Initial Borrowing Date.

            "Tronomed" shall mean the collective reference to Tronomed, Inc. and Tronomed Express, Inc., each a Wholly-Owned Domestic Subsidiary of the Borrower.

            "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar
                                    ----
Loan.

            "UCC" shall mean the Uniform Commercial Code.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

            "Unpaid Drawing" shall have the meaning provided in Section 2.4(a).

            "Unutilized Commitment" for any Lender at any time shall mean the excess of (i) the Commitment of such Lender over (ii) the sum of (x) the aggregate outstanding principal amount of Loans made by such Lender plus (y) an amount equal to such Lender's Revolving Percentage, if any, of the Letter of Credit Outstandings at such time provided that solely for purposes of
                                 --------
calculating the Commitment Fee pursuant to Section 3.1(a) Swingline Loans shall be deemed not to be outstanding and the Swingline Commitment shall not constitute a "Commitment".

            "Voting Stock" shall mean with respect to any Person, outstanding capital stock of such Person ordinarily (and apart from rights exercisable upon the occurrence of any contingency) having the power to vote in the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such contingency.

            "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' qualifying shares, is owned directly or indirectly by such Person.

            "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

            SECTION 11.  The Agent and Co-Agents.
                         -----------------------

            11.1  Appointment.  Each Lender hereby irrevocably designates
                  -----------
and appoints Chemical as Agent of such Lender (such term to include for purposes of this Section 11, Chemical acting as Collateral Agent) and The First National Bank of Chicago, as successor to NBD Bank and Fleet Bank Massachusetts, N.A. as Co-Agents to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes Chemical as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Agent and each Co-Agent agrees to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, neither the Agent nor any Co-Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent or any Co-Agent. The provisions of this Section 11 are solely for the benefit of the Agent, the Co-Agents and the Lenders, and, except as provided in Section 11.9, no Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent and each Co-Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party. Neither of the Co-Agents, in such capacity, shall have any duties, responsibilities, obligations, liabilities or functions under this Agreement or the other Credit Documents.

            11.2  Delegation of Duties.  The Agent may execute any of its
                  --------------------
duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Without limiting the foregoing, Chemical as Agent may appoint CABSC as its agent to perform the functions of the Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Agent hereunder as are reasonably incidental to such functions. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 11.3.

            11.3  Exculpatory Provisions.  Neither the Agent, any Co-Agent
                  ----------------------
nor any of their officers, directors, employees, agents, attorneys-in-fact or affiliates (including, without limitation, CABSC) shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Holdings or any Subsidiary or any of their respective officers contained in this Agreement, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent or any Co-Agent under or in connection with, this Agreement or any other Document or for any failure of Holdings or any Subsidiary or any of their respective officers to perform its obligations hereunder or thereunder. Neither the Agent nor any Co-Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of Holdings, the Borrower or any Subsidiary. Neither the Agent nor any Co-Agent shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent or any Co-Agent to the Lenders or by or on behalf of the Borrower to the Agent or any Co-Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

            11.4  Reliance by Agent and Co-Agents.  Each of the Agent, the
                  -------------------------------
Co-Agents and CABSC shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Credit Parties), independent accountants and other experts selected by the Agent or any of the Co-Agents. Each of the Agent, the Co-Agents and CABSC shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Agent, the Co-Agents and CABSC shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

            11.5  Notice of Default.  Neither the Agent nor any Co-Agent
                  -----------------
shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent or any Co-Agent has received notice from a Lender or the Borrower or any other Credit Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent or any Co-Agent receives such a notice, the Agent or any such Co-Agent shall give prompt notice thereof to the Lenders. The Agent or any such Co-Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Agent
                                  --------
or any such Co-Agent shall have received such directions, the Agent or any such Co-Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            11.6  Non-Reliance on Agent, Co-Agents and Other Lenders.  Each
                  --------------------------------------------------
Lender expressly acknowledges that neither the Agent, any Co-Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent or any Co-Agent hereinafter taken, including any review of the affairs of Holdings or any Subsidiary, shall be deemed to constitute any representation or warranty by the Agent or any Co-Agent to any Lender. Each Lender represents to the Agent and each Co-Agent that it has, independently and without reliance upon the Agent, any Co-Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of Holdings and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any Co-Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of Holdings and its Subsidiaries. Neither the Agent nor any Co-Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of Holdings or any Subsidiary which may come into the possession of the Agent, any Co-Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

            11.7  Indemnification.  The Lenders agree to indemnify the
                  ---------------
Agent in its capacity as such ratably according to their respective "percentages" as used in determining Required Lenders at such time (with such "percentages" to be determined as if there are no Defaulting Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by Holdings or any of its Subsidiaries; provided that no Lender
                                                 --------
shall be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this Section 11.7 shall survive the payment of all Obligations.

            11.8  The Agent and Co-Agents in their Individual Capacity.
                  ----------------------------------------------------
The Agent, its affiliates and each Co-Agent may make loans to, accept deposits from and generally engage in any kind of business with Holdings and its Subsidiaries as though the Agent and each Co-Agent were not the Agent and Co-Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, the Agent and each Co-Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent and Co-Agents, and the terms "Lender" and "Lenders" shall include the Agent and each Co-Agent in their individual capacity.

            11.9  Successor Agent.  The Agent or any Co-Agent may resign as
                  ---------------
the Agent upon 20 days' notice to Holdings and the Lenders. The Required Lenders shall appoint from among the Lenders a successor Agent or Co-Agent for the Lenders subject to prior approval by Holdings (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and/or such Co-Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the retiring Agent's resignation hereunder as the Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

            SECTION 12.  Miscellaneous.
                         -------------

            12.1  Payment of Expenses, etc.  The Borrower agrees to: (i)
                  -------------------------
whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent in connection with the syndication of the Facilities, the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of Simpson Thacher & Bartlett, counsel to the Agent) and the creation and perfection of the Liens created under the Security Documents and of the Agent and each of the Lenders in connection with the enforcement (including pursuant to the administration of any bankruptcy proceeding relating to Holdings or the Borrower) of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent, the Letter of Credit Issuer and for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders and the Letter of Credit Issuer harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender or such Letter of Credit Issuer) to pay such taxes; and (iii) indemnify each Lender and the Letter of Credit Issuer, its officers, directors, employees, representatives and agents (collectively, the "Indemnities") from and hold each of them harmless against any and all losses, costs, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Lender or the Letter of Credit Issuer is a party thereto) related to the entering into and/or performance of any Document or the use of the proceeds of any Loans or Letters of Credit hereunder or the Transaction or the Devon Transaction or the consummation of any transactions contemplated in any Credit Document, including, without limitation, the reasonable fees, charges and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, costs, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified or of any other Indemnitee who is such Person or an affiliate of such Person).

            12.2  Right of Setoff.  In addition to any rights now or
                  ---------------
hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including without limitation by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Lender pursuant to Section 12.6(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            12.3  Notices.  Except as otherwise expressly provided herein,
                  -------
all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to a Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be; if to any Lender, at its address specified for such Lender on Annex 1.1 hereto; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

            12.4  Benefit of Agreement. (a) This Agreement shall be binding
                  --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that no Credit Party
                                              --------
may assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders. Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial institution, provided that in the case of any such
                               --------
participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.10, 1.11, 2.6 and 4.4 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and, provided, further, that no
                                        --------  -------
Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) waive any Scheduled Repayment or extend the final scheduled maturity of any Loan or Note in which such participant is participating (it being understood that any waiver of the application of any prepayment or the method of any application of any prepayment to, the amortization of the Term Loans shall not constitute a waiver of any Scheduled Repayment or an extension of the final maturity date), or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment), (ii) release any Guarantor from its obligations under its Guaranty except in accordance with the terms thereof,
(iii) release all or substantially all of the Collateral or (iv) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement or any other Credit Document.

            (b) Notwithstanding the foregoing, with the consent of the Agent and the Borrower (each of which consents shall not be unreasonably withheld),
(x) any Lender may assign all or a portion of its Loans and/or Commitments and its rights and obligations hereunder to another Lender, and (y) any Lender may assign all or a portion of its Loans and/or Commitments and its rights and obligations hereunder to one or more Eligible Transferees (including one or more Lenders). Any assignment pursuant to this Section 12.4(b) need not be ratable as among the Tranche A Term Loans, the Tranche B Term Loans and the Revolving Commitments of the assigning Lender except as provided in the next sentence. No assignment pursuant to the immediately preceding sentence (i) shall to the extent such assignment represents an assignment to an institution other than one or more Lenders hereunder, be in an aggregate amount less than $5,000,000 unless the entire Commitment and Loans of the assigning Lender are so assigned or (ii) shall be effective if the result thereof is that any Lender has a different percentage interest in the Initial Tranche A Term Facility than it has in the Revolving Facility. If any Lender so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Lender shall thereafter refer to such Lender and to the respective assignee to the extent of their respective interests and the respective assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Lender. Each assignment pursuant to this Section 12.4(b) shall be effected by the assigning Lender and the assignee Lender executing an Assignment Agreement substantially in the form of Exhibit D (appropriately completed). In the event of any such assignment to a Person not previously a Lender hereunder, either the assigning or the assignee Lender shall pay to the Agent a nonrefundable assignment fee of $3,500, and at the time of any assignment pursuant to this Section 12.4(b), (i) Annex 1.1 shall be deemed to be amended to reflect the Commitment of the respective assignee (which shall result in a direct reduction to the Commitment of the assigning Lender) and of the other Lenders, and (ii) if any such assignment occurs after the Initial Borrowing Date, the Borrower will issue new Notes to the respective assignee and to the assigning Lender in conformity with the requirements of
Section 1.5. Each Lender and the Borrower agree to execute such documents (including without limitation amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing. Nothing in this clause
(b) shall prevent or prohibit any Lender from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

            (c) Notwithstanding any other provisions of this Section 12.4, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower or Holdings to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

            (d) Each Lender initially party to this Agreement hereby represents, and each Person that became a Lender pursuant to an assignment permitted by this Section 12 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other "accredited" investor (as defined in SEC Regulation D) which makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided
                                                                   --------
that subject to the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

            (e) The Agent acting on behalf of and as agent for the Borrower shall maintain at its Payment Office a copy of each Assignment Agreement delivered to it (as required hereby) and a register (the "Register") for
                                                          --------
the recordation of the names and addresses of the Lenders and the registered owners of the Qualified Non-U.S. Lender Notes (including Qualified Non-U.S. Lender Noteholders) and the Commitment of, and principal amount of the Revolving Credit Loans, the Initial Tranche A Term Loans, the Initial Tranche B Term Loans, the Additional Tranche A Term Loans and the Additional Tranche B Term Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan or Qualified Non-U.S. Lender Note recorded therein for all purposes of this Agreement, notwithstanding any notice to the contrary. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (f) Any Non-U.S. Lender that could become completely exempt from withholding of any United States federal income taxes in respect of payment of any interest due to such Non-U.S. Lender under this Agreement or the Notes if the Note(s) held by such Non-U.S. Lender were in registered form for United States federal income tax purposes may request the Borrower (through the Agent), and the Borrower agrees thereupon, to exchange any Note(s) held by such Non-U.S. Lender, or to issue to such Non-U.S. Lender on the date it becomes a Lender, Qualified Non-U.S. Lender Notes. Qualified Non-U.S. Lender Notes may not be exchanged for promissory notes that are not Qualified Non-U.S. Lender Notes.

            (g) A Qualified Non-U.S. Lender Note may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Qualified Non-U.S. Lender Note on the Register

(each Qualified Non-U.S. Lender Note shall expressly so provide). Any assignment or transfer of all or part of such Qualified Non-U.S. Lender Note shall be registered on the Register only upon surrender for registration of the assignment or transfer of the Qualified Non-U.S. Lender Note(s), duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof (a "Qualified Non-U.S. Lender Noteholder"); and thereupon one or more new Qualified Non-U.S. Lender Note(s) in the same aggregate principal amount shall be issued to the designated assignee(s) and the old Qualified Non-U.S. Lender Note(s) shall be returned to the Borrower marked "canceled." No assignment of a Qualified Non-U.S. Lender Note shall be effective until it is recorded in the Register as provided in this paragraph (g) of
Section 12.4.

            (h) In the event any Lender's long-term credit rating is downgraded to BBB+ or lower by S&P or Baa1 or lower by Moody's, the Letter of Credit Issuer may replace such Lender with an Eligible Transferee. Such assignment shall be effected in accordance with the terms of Section 12.4(b).

            12.5  No Waiver; Remedies Cumulative.  No failure or delay on
                  ------------------------------
the part of the Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lenders to any other or further action in any circumstances without notice or demand.

            12.6  Payments Pro Rata. (a) The Agent agrees that promptly
                  -----------------
after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party hereunder, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived its right to receive its pro rata share thereof) pro rata based upon
                                                 --- ----
their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Fees or reimbursement obligations in respect of the Letters of Credit, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt (or, after acceleration of the Loans pursuant to Section 9, with respect to any Obligation), then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount, provided that if all or any portion of such excess amount is
        --------
thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            12.7  Calculations; Computations.  (a) The financial statements
                  --------------------------
to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Holdings to the Lenders), provided that except as otherwise specifically
                             --------
provided herein, all computations determining compliance with Section 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, (x) in respect of Holdings, the Borrower and their Subsidiaries other than Devon, the December 31, 1994 historical financial statements of Holdings delivered to the Lenders pursuant to Section 6.10 and
(y) in respect of Devon, the December 31, 1995 historical financial statements of Devon delivered to the Lenders pursuant to Section 6.10, but shall not give effect to (i) adjustments in component amounts required or permitted by APB 16 or 17 as a result of the Merger, provided that in determining gains and
                                 --------
losses from the sale or disposition of assets such adjustment shall be given effect, (ii) amortization of goodwill and intangible assets resulting from the Merger and (iii) the amortization or write-off of any expenses incurred in connection with the Merger or the financing thereof, or in connection with the issuance of the Subordinated Notes, provided that the computations under
                                    --------
Section 8 may utilize FAS 96, but shall not give effect to any cumulative effect adjustment relating to the adoption thereof, and, provided,
                                                         --------
further, that if at any time the computations determining compliance with
-------
Section 8 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such financial statements shall be accompanied by reconciliation work-sheets.

            (b) All computations of (x) interest on Eurodollar Loans, Base Rate Loans not based on the Prime Lending Rate and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days and (y) interest on Base Rate Loans based on the Prime Lending Rate shall be made on the actual number of days elapsed over a year of 365 or 366 days, as the case may be.

            12.8  Governing Law; Submission to Jurisdiction; Venue; Waiver of
                  ------------------------------------------------------------
Jury Trial.  (a)  THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE
----------
RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Documents may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Credit Party located outside New York City and by hand delivery to each Credit Party located within New York City, at its address for notices pursuant to Section 12.3, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably appoints Holdings as its agent for service of process in respect of any such action or proceeding. Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

            (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            12.9  Counterparts.  This Agreement may be executed in any
                  ------------
number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with Holdings and the Agent.

            12.10  Effectiveness.  (a) The Original Credit Agreement became
                   -------------
effective on September 29, 1995 (the "Effective Date").

            (b) This Agreement shall become effective on the date (the "Amendment and Restatement Effective Date") on which (i) each of Holdings and the Borrower and each of the Lenders required under Section 5.2(q) shall have signed a copy of this Agreement (whether the same or different copies) and shall have delivered the same to the Agent at the Payment Office of the Agent or, in the case of the Lenders, shall have given to the Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions set forth in Sections 5.2 and 5.3(a) shall have been satisfied.

            12.11  Headings Descriptive.  The headings of the several
                   --------------------
sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            12.12  Amendment or Waiver.  Neither this Agreement nor any
                   -------------------
other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Holdings, the Borrower and the Required Lenders, provided that no such change, waiver, discharge or termination shall (i)
--------
waive any Scheduled Repayment or extend the Final Maturity Date (it being understood that any waiver of the application of any prepayment of or the method of application of any prepayment to the amortization of the Loans shall not constitute a waiver of any such Scheduled Repayment or any such extension), or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Lender), without the consent of each Lender (other than a Defaulting Lender) directly affected thereby, (ii) defer any Scheduled Repayment without the consent of (A) in the case of an Initial Tranche A Scheduled Repayment, Lenders holding Initial Tranche A Term Loans representing at least 66 2/3% of the aggregate principal amount of the then outstanding Initial Tranche A Term Loans, (B) in the case of an Initial Tranche B Scheduled Repayment, Lenders holding Initial Tranche B Term Loans representing at least 66 2/3% of the aggregate principal amount of the then outstanding Initial Tranche B Term Loans,
(C) in the case of an Additional Tranche A Scheduled Repayment, Lenders holding Additional Tranche A Term Loans representing at least 66 2/3% of the aggregate principal amount of the then outstanding Additional Tranche A Term Loans and (D) in the case of an Additional Tranche B Scheduled Repayment, Lenders holding Additional Tranche B Term Loans representing at least 66 2/3% of the aggregate principal amount of the then outstanding Additional Tranche B Term Loans, (iii) release all or substantially all of the Collateral or release any Guarantor from its Guaranty (in each case except as expressly provided in the Credit Documents) without the consent of each Lender (other than a Defaulting Lender) directly affected thereby, (iv) amend, modify or waive any provision of this Section without the consent of each Lender (other than a Defaulting Lender) directly affected thereby, (v) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders without the consent of each Lender (other than a Defaulting Lender) directly affected thereby, (vi) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under this Agreement without the consent of each Lender (other than a Defaulting Lender) directly affected thereby, (vii) effect any waiver, amendment or modification that by its terms subordinates (including, without limitation, by altering priority of distribution of payments or proceeds of Collateral) directly or indirectly the rights in respect of payments or Collateral of Lenders participating in any Tranche differently from those of Lenders participating in other Tranches, without the consent of each Lender whose rights would be subordinated by such waiver, amendment or modification, or change the relative rights in respect of payments or Collateral of the Lenders participating in different Tranches without the consent of each Lender participating in each affected Tranche or (viii) alter any allocation of mandatory prepayments under Section 4.2 among either Tranche or the Revolving Facility without the consent of a majority in interest of the Lenders of each Tranche or the Revolving Facility, as the case may be, adversely affected thereby. No provision of Section 2 or 11 may be amended without the consent of the Letter of Credit Issuer or the Agent, respectively.

            12.13  Survival.  All indemnities set forth herein including,
                   --------
without limitation, in Section 1.10, 1.11, 2.6, 4.4, 11.7 or 12.1 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

            12.14  Domicile of Loans.  Each Lender may transfer and carry
                   -----------------
its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender, provided that the Borrower shall not be
                          --------
responsible for costs arising under Section 1.10, 2.6 or 4.4 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent not otherwise applicable to such Lender prior to such transfer.

            12.15  Confidentiality.  Subject to Section 12.4, the Lenders
                   ---------------
shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by Holdings or the Borrower in accordance with its customary procedure for handling confidential information of this nature and in
accordance with safe and sound banking and/or investment practices and in any event may make disclosure reasonably required by any bona fide transferee or
                                                     ---- ----
participant in connection with the contemplated transfer of any Loans or participation therein (provided, that each such prospective transferee and/or
                       --------
participant shall execute an agreement for the benefit of the Holdings and Borrower with such prospective transferor Lender containing provisions substantially identical to those contained in this Section 12.15) or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law
               --------
or court order, each Lender shall notify Holdings of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further that in no event
                                    -------- -------
shall any Lender be obligated or required to return any materials furnished by Holdings or any Subsidiary.

            12.16  Release of Liens and Guarantees.  In the event that
                   -------------------------------
Holdings, the Borrower or any Subsidiary conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of the capital stock, assets or property of Holdings, the Borrower or any of the Subsidiaries in a transaction not prohibited by this Agreement or any other Credit Document, the Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower's expense to release any Liens created by any Credit Document in respect of such capital stock, assets, property, including the release and satisfaction of record of any mortgage or deed or trust granted in connection herewith, and, in the case of a disposition of all or substantially all the capital stock or assets of any Subsidiary Guarantor, terminate such Subsidiary Guarantor's obligations under the Subsidiary Guarantee and release all Liens on the assets of such Subsidiary Guarantor. In addition, the Agent and the Collateral Agent agree to take such actions as are reasonably requested by the Borrower and at the Borrower's expense to terminate the Liens and security interests created by the Credit Documents when all the Obligations are paid in full and all Letters of Credit and Commitments are terminated. Any representation, warranty or covenant contained in any Credit Document relating to any such capital stock, assets, property or Subsidiary shall no longer be deemed to be made once such Capital Stock, assets or property is conveyed, sold, leased, assigned, transferred or disposed of.

            12.17  Pre-Closing Funding Arrangements.  (a)  The Lenders
                   --------------------------------
hereby agree to fund the Initial Tranche A Term Facility, the Initial Tranche B Term Facility and the Revolving Facility in accordance with the pre-closing escrow letter between the Agent and GH dated September 27, 1995.

            (b) The Lenders with an Additional Tranche A Term Commitment or an Additional Tranche B Term Commitment, as the case may be, hereby agree to fund the Additional Tranche A Term Facility and/or the Additional Tranche B Term Facility, as the case may be, in accordance with the pre-closing escrow letter between the Agent and the Borrower dated February 28, 1996.

            SECTION 13.  Guaranty.
                         --------

            13.1  The Guaranty.  In order to induce the Lenders to enter
                  ------------
into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans, Holdings hereby agrees with the Lenders as follows: Holdings hereby unconditionally and irrevocably, guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to the Lenders. If any or all of the indebtedness of the Borrower to the Lenders becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to the Lenders, or order, on demand, together with any and all expenses which may be incurred by the Agent or the Lenders in collecting any of the indebtedness. The word "indebtedness" is used in this Section 13 in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower arising in connection with this Agreement or under any Interest Rate Agreement with a Lender, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.

            13.2  Bankruptcy.  Additionally, Holdings unconditionally and
                  ----------
irrevocably guarantees the payment of any and all indebtedness of the Borrower to the Lenders whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 9.5, and unconditionally promises to pay such indebtedness to the Lenders, or order, on demand, in lawful money of the United States.

            13.3  Nature of Liability.  The liability of Holdings hereunder
                  -------------------
is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by Holdings, any other guarantor or by any other party, and the liability of Holdings hereunder shall not be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the indebtedness of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Agent or the Lenders on the indebtedness which the Agent or such Lenders repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

            13.4  Independent Obligation.  The obligations of Holdings
                  ----------------------
hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

            13.5  Authorization.  Holdings authorizes the Agent and the
                  -------------
Lenders without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the indebtedness or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon,
(b) take and hold security from any guarantor or any other party for the payment of this guaranty or the indebtedness and exchange, enforce, waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Agent and the Lenders in their discretion may determine and (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors.

            13.6  Reliance.  It is not necessary for the Agent or the
                  --------
Lenders to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

            13.7  Subordination.  Any indebtedness of the Borrower now or
                  -------------
hereafter held by Holdings is hereby subordinated to the indebtedness of the Borrower to the Agent and the Lenders; and such indebtedness of the Borrower to Holdings, if Agent, after an Event of Default has occurred, so requests, shall be collected, enforced and received by Holdings as trustee for the Lenders and be paid over to the Lenders on account of the indebtedness of the Borrower to the Lenders, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Guaranty. Prior to the transfer by Holdings of any note or negotiable instrument evidencing any indebtedness of the Borrower to Holdings, Holdings shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.

            13.8  Waiver.  (a)  Holdings waives any right (except as shall
                  ------
be required by applicable statute and cannot be waived) to require the Agent or the Lenders to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Agent's or the Lenders' power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the indebtedness, including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the indebtedness or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the indebtedness. The Agent and the Lenders may, at their election, foreclose on any security held by the Agent or the Lenders by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Agent and the Lenders may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the indebtedness has been paid. Holdings waives any defense arising out of any such election by the Agent and the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against the Borrower or any other party or any security.

            (b) Holdings waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the indebtedness and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Agent and the Lenders shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

            (c) Holdings hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Lenders against the Borrower or any other guarantor of the Obligations (collectively, the "Other Parties") and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty. Holdings hereby further waives any right to enforce any other remedy which the Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the indebtedness of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders to secure payment of the indebtedness of the Borrower.

            (d) Notwithstanding the provisions of the preceding clause (c), Holdings shall have and be entitled to (i) all rights of subrogation otherwise provided by law in respect of any payment it may make or be obligated to make under this Guaranty and (ii) all claims (as defined in the Bankruptcy Code) it would have against any Other Party in the absence of the preceding clause (c), and to assert and enforce same, in each case on and after, but at no time prior to, the date (the "Subrogation Trigger Date") on which all indebtedness of the Borrower owing to all of the Lenders has been paid in full if and only if
                                                           --------------
the Obligations have been paid and performed in full, the Commitments have terminated and the Letters of Credit have expired or been returned to the Letter of Credit Issuer, the Collateral shall be released by the Collateral Agent, and this Agreement shall have terminated.

            13.9  Limitation on Enforcement.  The Lenders agree that this
                  -------------------------
Guaranty may be enforced only by the action of the Agent or the Collateral Agent, in each case acting upon the instructions of the Required Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by any Security Document, it being understood and agreed that such rights and remedies may be exercised by the Agent or the Collateral Agent for the benefit of the Lenders upon the terms of this Agreement and any Security Document. The Lenders further agree that the Guaranty may not be enforced against any director, officer, employee or stockholder of Holdings.

            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

Address:                            GRAPHIC HOLDINGS, INC.

c/o Bessemer Holdings, L.P.
630 Fifth Avenue                    By: /s/ Duane B. Hopper
                                        -------------------
New York, New York  10111              Title: President
Attention:  General Partner


189 Van Renssalaer Street           GRAPHIC CONTROLS CORPORATION
Buffalo, NY  14210
Attention:  Anthony Borowicz

With a copy to:                     By: /s/ Anthony Borowicz
                                        --------------------
Graphic Holdings, Inc.                 Title: Vice President-Finance
c/o Bessemer Holdings, L.P.
630 Fifth Avenue
New York, New York  10111           CHEMICAL BANK, as Agent, as Letter
Attention:  General Partner         of Credit Issuer and as a Lender


                                    By: /s/ Robert K. Gaynor
                                        --------------------
                                       Title: Vice President


                                    THE FIRST NATIONAL BANK OF CHICAGO, as
                                      Co-Agent and as a Lender


                                    By: /s/ Juan J. Duarte
                                        ------------------
                                       Title:  Assistant Vice President


                                    FLEET BANK OF MASSACHUSETTS, N.A.,
                                      as Co-Agent and as a Lender


                                    By: /s/ Patrick A. Godfrey
                                        ----------------------
                                       Title: Vice President


                                    MERRILL LYNCH PRIME RATE PORTFOLIO

                                    By: Merrill Lynch Asset Management, L.P.,
                                     as Investment Advisor


                                    By: /s/ Anthony R. Clemente
                                        -----------------------
                                       Title: Authorized Signatory

                                    RESTRUCTURED OBLIGATIONS BACKED
                                      BY SENIOR ASSETS B.V.

                                    By: its Managing Director
                                    ABN TRUSTCOMPANY (NEDERLAND) B.V.


                                    By: /s/  P.J. Schmitz
                                        -----------------
                                       Title: Proxyholder

                                    By: /s/ R.G.M. Verhoef
                                        ------------------
                                       Title: Proxyholder


                                    SENIOR DEBT PORTFOLIO

                                    By: Boston Management and Research,
                                     as Investment Advisor


                                    By: /s/ Jeffrey S. Garner
                                        ---------------------
                                       Title: Vice President


                                    VAN KAMPEN AMERICAN CAPITAL PRIME RATE
                                    INCOME TRUST


                                    By:  /s/ Jeffrey W. Maillet
                                         ----------------------
                                       Title: Vice President-Portfolio Manager


                                    CAISSE NATIONALE DE CREDIT AGRICOLE


                                    By: /s/ Dean Balice
                                        ---------------
                                       Title: Senior Vice President-Branch
                                              Manager


                                    COMERICA BANK


                                    By: /s/ Chris Georvassilis
                                        ----------------------
                                       Title: Vice President


                                    THE FIRST NATIONAL BANK OF BOSTON


                                    By: /s/ C. Andrew Piculell
                                        ----------------------
                                        Title: Vice President

                                    MANUFACTURERS AND TRADERS TRUST
                                      COMPANY


                                    By: /s/ Sean McHale
                                        ---------------
                                       Title: Vice President


                                    SOCIETE GENERALE, NEW YORK BRANCH


                                    By: /s/ John J. Wagner
                                        ------------------
                                       Title: Vice President


                                    PILGRIM PRIME RATE TRUST


                                    By: /s/ Howard Tiffen
                                        -----------------
                                       Title: Senior Vice President


                                    NATIONAL CITY BANK


                                    By: /s/ Robert C. Rowe
                                        ------------------
                                       Title: Vice President


                                    MERRILL LYNCH SENIOR FLOATING RATE FUND,
                                    INC.


                                    By: /s/ Anthony R. Clemente
                                        -----------------------
                                       Title: Authorized Signatory